SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 30, 2002


                          BIRMINGHAM STEEL CORPORATION
             (Exact name of registrant as specified in its charter)


             Delaware                   1-9820                   13-3213634
 (State or other jurisdiction of   (Commission File No.)      (IRS Employer
          incorporation)                                    Identification No.)

         1000 Urban Center Parkway, Suite 300, Birmingham, Alabama 35242
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (205) 970-1200

          (Former name or former address, if changed since last report)

Item 5.           Other Events.

On May 30, 2002, Birmingham Steel Corporation issued a press release regarding its agreement to sell substantially all of its assets to Nucor Corporation and its agreement with its secured lenders to support a plan of reorganization under Chapter 11 of the Bankruptcy Code to effect that sale and the distribution of proceeds therefrom. A copy of that press release and the related documents are attached as Exhibits.

Effective April 23, 2002, Richard Osborne resigned as a member of the Board of Directors of Birmingham Steel Corporation.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Businesses Acquired.  Not applicable.
(b)      Pro Forma Financial Information.  Not applicable.
(c)      Exhibits.


Exhibit Reference Number              Exhibit Description

     99.1 Birmingham Steel Corporation's press release dated May 30, 2002.

     99.2 Asset Purchase Agreement dated May 30, 2002 by and between JAR Acquisition Corp., Nucor Corporation and Birmingham Steel Corporation, Birmingham Southeast, LLC and Port Everglades Steel Corporation.

     99.3 Plan  Support  Agreement  dated May 30,  2002 among  Birmingham  Steel
          Corporation,   Birmingham   Southeast,   LLC,  Port  Everglades  Steel
          Corporation, Birmingham Recycling Investment Company, Nucor Corporation, JAR Acquisition Corporation and the Secured Parties signatory thereto.

     99.4 Post Petition Credit Agreement dated May 30, 2002 among Birmingham Steel Corporation, American Steel & Wire Corporation, Birmingham East Coast Holdings, LLC, Port Everglades Steel Corporation, Birmingham Recycling Investment Company, Midwest Holdings, Inc., Cumberland
          Recyclers, LLC, Birmingham Southeast, LLC, and Birmingham Steel Management, Inc., and Bank of America, N.A., as Administrative Agent and the Lenders party thereto.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        BIRMINGHAM STEEL CORPORATION


Date:    May 31, 2002   By:  /s/  Catherine W. Pecher
                        -----------------------------
                        Name:  Catherine W. Pecher
                        Its:   Vice President - Administration and
                               Corporate Secretary

                                                                   EXHIBIT 99.1


                   BIRMINGHAM STEEL SIGNS DEFINITIVE AGREEMENT
                             TO SELL ASSETS TO NUCOR
                         ------------------------------
         SECURED LENDERS SIGN BINDING AGREEMENTS TO SUPPORT TRANSACTION

BIRMINGHAM, Ala. (May 30, 2002) - Birmingham Steel Corporation (OTC BB:BIRS) today announced that it has signed a definitive agreement to sell substantially all of its assets to Nucor Corporation for $615 million. Previously, in a press release on May 24, the Company disclosed it would make a pre-arranged filing pursuant to the reorganization provisions of Chapter 11 of the U.S. Bankruptcy Code in order to effect the sale to Nucor. The Company also announced today that its secured lenders have signed binding agreements to support the sale to Nucor, and that Bank of America, N.A., as agent for the Company's bank group, has committed to provide $40 million of post-petition debtor in possession ("DIP") financing through closing of the transaction. Subject to the approval of the Delaware bankruptcy court, the agreements reached with secured lenders also provide for prompt and uninterrupted payments of all pre-petition payables to scrap suppliers, utility providers, freight carriers and other suppliers of essential goods and services.

John D. Correnti, Chairman and Chief Executive Officer of Birmingham Steel, commented, "We are pleased to have completed definitive documentation with Nucor and our secured lenders. We believe the Nucor transaction provides the best value for our stakeholders, which include lenders, shareholders, customers, suppliers and employees. We believe the Birmingham Steel operations and workforce will be tremendous additions to the Nucor organization."

Correnti continued, "With the support of our secured lenders, we expect to continue operations in the normal course while we work to close the sale to Nucor." Correnti said closing of the transaction will take place upon receipt of approvals from the bankruptcy court and necessary regulatory agencies. The Company said the closing was expected to occur late in calendar 2002.

The Company noted that the $615 million purchase price is less than the full amount of the Company's secured debt. The Company said the secured lender group has agreed to distribute a portion of the proceeds from the transaction to unsecured creditors and $15 million, or approximately $0.47 per share, to shareholders. The assets to be acquired by Nucor include Birmingham Steel's four operating mills in Birmingham, Alabama; Kankakee, Illinois; Seattle, Washington; and its 85%-owned BSE facility in Jackson, Mississippi. The transaction also includes the corporate headquarters in Birmingham, Alabama; the idled melt shop in Memphis, Tennessee; the assets of Port Everglades Steel Corporation; the assets of the Klean Steel division; Birmingham Steel's interest in Richmond Steel Recycling Limited; and accounts receivable and inventory related to the acquired assets.

Correnti concluded, "Our directors, management and employees will work diligently to support efforts to complete the transaction as soon as possible. We will also focus on supporting the needs of our customers and suppliers until the transaction closes."

Birmingham Steel operates in the mini-mill sector of the steel industry and conducts operations at facilities located across the United States. The common stock of Birmingham Steel is traded on the over the counter bulletin board under the symbol "BIRS."

Except for historical information, the matters described in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including economic conditions, market demand factors, equipment breakdowns or failures, the Company's continued compliance with its financing arrangements and its principal debt agreements, as well as other risks described from time to time in the Company's periodic and special filings with the Securities and Exchange Commission. Any forward-looking statements contained in this document speak only as of the date hereof, and the Company disclaims any intent or obligation to update such forward-looking statements.

                                      -END-

                                                                   EXHIBIT 99.2


                            ASSET PURCHASE AGREEMENT


                                 By and Between


                              JAR ACQUISITION CORP.
                                   ("Buyer"),


                               NUCOR CORPORATION,
                                  ("Guarantor")


                                       and


                          BIRMINGHAM STEEL CORPORATION,
                          BIRMINGHAM SOUTHEAST, LLC AND
                        PORT EVERGLADES STEEL CORPORATION
                                   ("Sellers")





                                  May 30, 2002

                                TABLE OF CONTENTS
                                                                 Page No.

1. DEFINITIONS AND REFERENCES.........................................1
   1.01     Definitions...............................................1
   1.02     Certain References........................................9
2. SALE OF ASSETS AND RELATED MATTERS.................................9
   2.01     Sale of Assets............................................9
   2.02     Excluded Assets..........................................11
   2.03     Assumed Liabilities......................................12
   2.04     Excluded Liabilities.....................................12
   2.05     Purchase Price...........................................13
   2.06     Purchase Price Adjustment................................14
3. REPRESENTATIONS AND WARRANTIES OF SELLERS.........................16
   3.01     Organization.............................................16
   3.02     Capitalization of Richmond Recycling.....................17
   3.03     Powers; Consents; Absence of Conflicts...................17
   3.04     Binding Agreement........................................18
   3.05     Third-Party Rights.......................................18
   3.06     Financial Statements.....................................18
   3.07     Recent Activities........................................18
   3.08     Assets...................................................19
   3.09     Inventory................................................19
   3.10     Accounts Receivable......................................20
   3.11     Equipment................................................20
   3.12     Title to Personal Property...............................20
   3.13     Real Property............................................21
   3.14     Environmental Matters....................................22
   3.15     Intellectual Properties/Computer Software................23
   3.16     Permits and License......................................24
   3.17     Agreements and Commitments...............................24
   3.18     The Contracts............................................25
   3.19     Employees and Employee Relations.........................25
   3.20     Employee Benefit Plans...................................26
   3.21     Litigation and Proceedings...............................26
   3.22     Taxes....................................................26
   3.23     Brokers and Finders......................................27
   3.24     Payments.................................................27
   3.25     Customer List............................................27
   3.26     Compliance with Legal Requirements.......................28
   3.27     No Reliance..............................................28
4. REPRESENTATIONS AND WARRANTIES OF BUYER AND GUARANTOR.............28
   4.01     Organization.............................................28
   4.02     Powers; Consents; Absence of Conflicts...................28
   4.03     Binding Agreement........................................29
   4.04     Brokers and Finders......................................29
   4.05     Adequate Assurance.......................................29
   4.06     Pending or Threatened Proceedings........................29
5. COVENANTS AND AGREEMENTS OF THE PARTIES...........................29
   5.01     Mechanics of Transaction.................................31
   5.02     Operations...............................................31
   5.03     Certain Actions..........................................32
   5.04     Employee Matters.........................................32
   5.05     Access to and Provision of Additional Information........33
   5.06     Post-Closing Maintenance of and Access to Information....34
   5.07     Governmental Authority Approvals; Consents to Assignment.34
   5.08     Allocation of Purchase Price for Tax Purposes............36
   5.09     Further Acts and Assurances..............................36
   5.10     Costs and Expenses.......................................36
   5.11     Insurance Ratings........................................37
   5.12     Fulfillment of Conditions................................37
   5.13     Release of Encumbrances..................................37
   5.14     Dismissal of Litigation..................................37
   5.15     Guaranty of Buyer's Obligations..........................37
   5.16     Transfer Taxes...........................................37
   5.17     Use of Name..............................................37
6. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS....................38
   6.01     Representations and Warranties; Covenants................38
   6.02     Adverse Actions or Proceedings...........................39
   6.03     Pre-Closing Confirmations................................39
   6.04     Bankruptcy Court Order...................................39
   6.05     Deliveries at Closing....................................39
7. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER......................39
   7.01     Representations and Warranties; Covenants................39
   7.02     Pre-Closing Confirmations and Contractual Consents.......40
   7.03     Adverse Actions or Proceedings...........................41
   7.04     Deliveries at Closing....................................41
   7.05     Material Adverse Effect..................................41
8. CLOSING; TERMINATION OF AGREEMENT.................................41
   8.01     Closing..................................................41
   8.02     Sellers' Closing Deliveries..............................42
   8.03     Action of Buyer at Closing...............................43
   8.04     Termination Prior to Closing.............................43
9. GENERAL...........................................................44
   9.01     Schedules................................................44
   9.02     Tax Effect...............................................44
   9.03     Reproduction of Documents................................44
   9.04     Consents, Approvals and Discretion.......................44
   9.05     Choice of Law; Submission to Jurisdiction................45
   9.06     Benefit; Assignment......................................45
   9.07     No Third Party Beneficiary...............................45
   9.08     Waiver of Breach, Right or Remedy........................45
   9.09     Notices..................................................46
   9.10     Severability.............................................47
   9.11     Entire Agreement; Counterparts; Amendment................47
   9.12     Survival.................................................47
   9.13     Drafting.................................................48
   9.14     Publicity................................................48

                            ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 30th day of May, 2002, by and between JAR ACQUISITION CORP., a Delaware corporation (together with its assignees, if any, "Buyer"), NUCOR CORPORATION, a Delaware corporation ("Guarantor"), BIRMINGHAM STEEL CORPORATION, a Delaware corporation ("BSC"), BIRMINGHAM SOUTHEAST, LLC, a Delaware limited liability company ("BSE"), and PORT EVERGLADES STEEL CORPORATION, a Delaware corporation ("PESCO"). BSE, BSC and PESCO are collectively sometimes hereinafter referred to as the "Sellers" and each individually as a "Seller".

                                   WITNESSETH

     WHEREAS, Sellers desire to sell the Assets (as hereinafter defined) to Buyer, and Buyer desires to purchase the Assets from Sellers, on the terms and subject to the conditions set forth in this Agreement,

     NOW, THEREFORE, for and in consideration of the foregoing premises, and the agreements, covenants, representations and warranties hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and accepted, Guarantor, Buyer and Sellers, intending to be legally bound, hereby agree as follows:


1.       DEFINITIONS AND REFERENCES

1.01     Definitions.

     As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings given:

     AAA: the American Arbitration Association;

     Accounts Receivable: all accounts receivable of Sellers arising out of the Business, of whatever kind or nature, including all current or deferred rights to payment for projects completed or commenced or services rendered on or prior to the Closing Date, whether or not such services have been billed by BSC, BSE, and/or PESCO as of the Closing Date (not including refunds, if any, of taxes relating to any period prior to the Closing), and all claims, remedies and other rights related thereto, but excluding those accounts receivable from Discontinued Operations;

     Affiliate: any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with another Person, including the power to direct or cause the direction of the management and policies of a Person, whether through the beneficial ownership of more than fifty percent (50%) of the equity securities of such Person, election or appointment of directors, by Contract or otherwise;

     Agreement: this Asset Purchase Agreement and all Exhibits and Schedules attached hereto, as amended, consolidated, supplemented, novated or replaced by Buyer and Sellers from time to time;

     Alternative Transaction: as defined in Section 5.01;

     Antitrust Laws: the Sherman Act (as amended), the Clayton Act (as amended), the HSR Act, the Federal Trade Commission Act (as amended) and all other federal, state, commonwealth, foreign, multinational statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

     Arbiter: as defined in Section 2.06(c);

     ASW: American Steel & Wire Corporation, a Delaware corporation wholly-owned by BSC;

     Assets: the BSC Assets, BSE Assets, and the PESCO Assets; however, in all cases not including any of the Excluded Assets;

     Assumed Contracts: as defined in Section 2.01(f);

     Assumed Liabilities: only the liabilities and obligations of Sellers set forth on Schedule 2.03 and no other liabilities of Sellers whatsoever;

     Audited Financial Statements: the audited consolidated balance sheets and the audited consolidated statements of operations and consolidated statements of cash flows of BSC for the fiscal years ended June 30, 2000 and June 30, 2001, together with the notes thereto and the report thereon of Ernst & Young, LLP, independent certified public accountants, and any audited restatements thereof;

     Auditor: as defined in Section 2.06(a);

     Balance Sheet Date: March 31, 2002.

     Bankruptcy Code: 11 U.S.C.ss.ss. 101 et seq., and applicable federal rules of bankruptcy procedure thereunder;

     Bankruptcy Court: the United States Bankruptcy Court for the District of Delaware or the United States District Court for the District of Delaware or such other court to which the bankruptcy proceedings of any of the Sellers may be transferred;

     BRIC: as defined in Section 3.02;

     BSC: as defined in the Preamble;

     BSC Assets: all of BSC's assets used or held for use in the Business (whether real, personal and mixed, tangible and intangible), including, but not limited to, any assets owned by BSC or leased by BSC pursuant to capital or operating leases which are Assumed Contracts and also including the Memphis Equipment Lease Assets and the Richmond Interests;

     BSE: as defined in the Preamble;

     BSE Assets: all of BSE's assets used or held for use in the Business, (whether real, personal and mixed, tangible and intangible), including, but not limited to, any assets owned by BSE or leased by BSE pursuant to capital or operating leases which are Assumed Contracts, in its Steel Mill Facility in Jackson, Mississippi;

     Business: the business operated in connection with the steel mills and ancillary facilities related thereto owned, leased, managed or otherwise operated or conducted by BSC, BSE and PESCO, including but not limited to those located at (i) the Steel Mill Facilities, (ii) the PESCO facilities located in Ft. Lauderdale, Orlando and Tampa, Florida, and/or (iii) the corporate office and related assets in Birmingham, Alabama, but excluding the Discontinued Operations;

     Business Day: any day on which the banks located in Charlotte, North Carolina are open for and conduct business, excluding any Saturday, Sunday and/or public holiday observed by banks located in Charlotte, North Carolina;

     Buyer: as defined in the Preamble;

     Buyer's Auditors: as defined in Section 2.06(a);

     Cash: cash and cash equivalents;

     Closing: as defined in Section 8.01;

     Closing Date: the date on or as of which the Closing occurs;

     Code: the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

     Contracts: all commitments, contracts, leases, licenses, agreements and understandings, written or oral, relating to the Assets or the operation of the Business to which BSC, BSE, PESCO or BRIC is a party or by which it or any of its Assets are bound;

     Controlled Group: with respect to BSC, a group consisting of each trade or business (whether or not incorporated) that, together with BSC, would be deemed a "single employer" within the meaning of ss.4001(b)(1) of ERISA or subsections
(b), (c), (m) or (o) of ss.414 of the Code;

     Discontinued Operations: those steel mill plant facilities either currently or formerly owned by BSC, BSE, or ASW located in Cleveland, Ohio; Cartersville, Georgia; and Joliet, Illinois;

     Effective Date: the latest date on which the last of Sellers, Buyer and Guarantor execute this Agreement;

     Employee Benefit Plan: any (a) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan), (c) qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program;

     Employee Pension Benefit Plan: each profit sharing, stock bonus or other "pension" plan, fund or program (within the meaning ofss.3(1) of ERISA);

     Employee Welfare Benefit Plan: each medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning ofss.3(1) of ERISA);

     Encumbrances: liabilities, levies, claims, charges, assessments, mortgages, security interests, liens (including but not limited to Tax liens), pledges, conditional sales agreements, title retention contracts, leases, subleases, rights of first refusal, rights of setoff, rights of recompense and other similar rights, options to purchase, restrictions, easements, covenants and other encumbrances, and agreements or commitments to create or suffer any of the foregoing;

     Environmental Claim: any written notice by a Person alleging liability (including liability for investigatory costs, cleanup costs, Governmental Authority response costs, natural resource damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Waste at any location, whether or not owned by any Seller; or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws; or (c) circumstances in which a Seller has or may have retained or assumed either contractually or by operation of law any liability for any Environmental Claims alleged or asserted against any third party;

     Environmental Laws: any and all Legal Requirements in effect at the Effective Date relating to pollution or protection of human health or the environment (including ground water, land surface or subsurface strata), including Legal Requirements relating to emissions, discharges, releases or threatened releases of Hazardous Waste, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling, reporting or handling of Hazardous Waste;

     ERISA: the Employee Retirement Income Security Act of 1974, as amended;

     Escrow Agent: as defined in the Escrow Agreement;

     Escrow Agreement: as defined in Section 2.05(b);

     Excluded Assets: as defined in Section 2.02;

     Excluded Liabilities: any and all liabilities or obligations of any of the Sellers of any kind or nature, other than the Assumed Liabilities, whether known or unknown, fixed or contingent, recorded or unrecorded, and whether arising before or after the Closing, including, but not limited to, claims relating to professional liability, errors and omissions, pending and threatened litigation, or pending or future Environmental Claims;

     Filing Date: as defined in Section 5.07(b);

     GAAP: United States generally accepted accounting principles as in effect from time to time;

     Governmental Authorities: all agencies, authorities, bodies, boards, commissions, courts (including the Bankruptcy Court), instrumentalities, legislatures and offices of any nature whatsoever of any federal, state, county, district, municipal, city, foreign or other government or quasi-government unit or political subdivision;

     Hazardous Waste: chemicals, pollutants, contaminants, medical waste or specimens, toxic substances, petroleum and petroleum products, including hazardous wastes under the Resource, Conservation and Recovery Act, as amended, 42 U.S.C.ss.6903 et seq., hazardous substances under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601 et seq., asbestos, polychlorinated biphenyls and urea formaldehyde, and low-level nuclear materials, special nuclear materials or nuclear-byproduct materials, all within the meaning of the Atomic Energy Act of 1954 as amended, and any rules, regulations or policies promulgated thereunder;

     HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

     Intellectual Properties: all of BSC's, BSE's and PESCO's right, title and interest in and to marks, names, and all variations of the foregoing, all United States and foreign trademarks, service marks, tradenames, assumed names, logos, designs, including all goodwill associated therewith, patents, patent rights, registered designs, copyrights, software, mask works and all other trade
secrets,  know-how,   proprietary  intellectual  property  rights,  confidential business information (including research and development, manufacturing and production processes and techniques and pricing and cost information) and similar intangibles (including all variants thereof, applications therefor and renewals or extensions thereof) that are, in each case with respect to any of the Sellers, used or held for use in connection with the Business;

     Interim Financial Statements: the unaudited consolidated balance sheet of BSC as of March 31, 2002 and consolidated statement of operations and consolidated statements of cash flows of BSC for the three (3) months ended March 31, 2002 ("the Balance Sheet Date"), attached to this Agreement as
Schedule 3.06;

     Inventory: all inventories of Sellers, but not including any inventories consigned to or by Sellers, used or held for use in connection with the Business, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Sellers in the production of finished goods;

     Knowledge of Buyer: means the actual knowledge of the executive officers of Buyer;

     Knowledge of Sellers: means the actual knowledge of any member of the senior management team of Sellers listed on Schedule 1.01(a).

     Legal Requirements: all statutes, ordinances, by-laws, codes, rules, regulations, restrictions, judgments, orders, writs, injunctions, decrees, determinations or awards of any Governmental Authority;

     Memphis Equipment Lease Assets: the equipment that is subject to a leveraged lease by BSC at the Steel Mill Facility in Memphis, Tennessee, and which is set forth in Schedule 1.01(b);

     Multiemployer Plan: defined inss.ss.3(37) or 4001(a)(3) of ERISA;

     Multiple Employer Plan: an Employee Pension Benefit Plan that is not a Multiemployer Plan and for which a Person who is not a member of a Controlled Group that includes BSC is or has been a contributing sponsor;

     Net Inventory and Receivables: means an amount equal to the book value of the Accounts Receivable of the Sellers (net of reserves for doubtful accounts) plus the value of the Inventory (net of reserves for obsolete Inventory), each as of the close of business on the Business Day immediately preceding the Closing Date determined in accordance with GAAP consistently applied in accordance with Sellers' past practices;

     Net Inventory and Receivables Statement: a statement of the Net Inventory and Receivables, prepared jointly by the Auditors or individually by each Auditor as of the close of Business on the Business Day immediately preceding the Closing Date as more specifically set forth in Sections 2.06(b) and 2.06(c);

     Ordinary Course of Business: any action taken by any Seller will be deemed to have been taken in the ordinary course of business only if that action is consistent in nature, scope and magnitude with the past practices of such Seller and is taken in the ordinary course of the normal, day-to-day operations of such Seller;

     Other Plan: any Contract, program or arrangement that provides cash or noncash benefits or perquisites to current or former employees of Sellers, but that is not an Employee Benefit Plan, as set forth on Schedule 3.20(a);

     Party: any party to this Agreement, its successors and assigns;

     Permits: all licenses, permits, consents, approvals and other authorizations of or from all Governmental Authorities that are necessary to the ownership of the Assets or in the conduct of the Business as of the Effective Date;

     Permitted Encumbrances: those Encumbrances set forth on Schedule 1.01(c);

     Person: any individual, company, body corporate, association, partnership, firm, joint venture, trust, trustee or Governmental Authority;

     PESCO: as defined in the Preamble;

     PESCO Assets: all of PESCO's assets used or held for use in the Business, (whether real, personal and mixed, tangible and intangible), including, but not limited to, any assets owned by PESCO or leased by PESCO pursuant to capital or operating leases which are Assumed Contracts;

     Plan: as defined in Section 5.01;

     Plan Support Agreement: as defined in Section 5.01;

     Purchase Price: as defined in Section 2.05(a);

     Real Property: all real property which is owned or leased by Sellers and related to the Business and all easements thereon granted to Sellers;

     Real Property Owned: all Real Property which is owned by Sellers. The Real Property Owned is set forth on Schedule 2.01(a);

     Richmond Interests: fifty percent (50%) of the ownership interests of Richmond Recycling;

     Richmond Recycling: Richmond Steel Recycling Limited, a Yukon, Canada limited liability company;

     Sections:   sections  of  the  Agreement,   unless  the  context  indicates
otherwise;

     Secured Parties: those lenders and lessors to, and holders of debt securities of, Sellers which are signatories to the Plan Support Agreement;

     Secured Party Representative: as defined in the Plan Support Agreement;

     Securities Act: the Securities Act of 1933, as amended;

     Sellers' Auditors: as defined in Section 2.06(a);

     Steel Mill Facilities: (i) the BSC steel mill plant facilities located in Birmingham, Alabama; Kankakee, Illinois; Seattle, Washington and Memphis, Tennessee, (ii) the Klean recycling facility in Jackson, Mississippi, and (iii) the BSE steel mill plant facilities in Jackson, Mississippi (each, individually, a Steel Mill Facility);

     Subsidiaries: as to any Person, a corporation, partnership, limited liability company or other entity of which fifty percent (50%) or more of the voting power of the outstanding voting equity securities or fifty percent (50%) or more of the outstanding economic equity interest is held or controlled, directly or indirectly, by such Person;

     Tangible Personal Property: all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, motor vehicles and other items of tangible personal property (other than inventory and Cash on hand as of the Closing Date) of every kind owned or leased by BSC, BSE, or PESCO and related to the Business (wherever located and whether or not carried on Sellers' books), together with any express or implied warranties (if and to the extent transferable) by the manufacturers, vendors or lessors of such property or of any item or component part thereof, and all maintenance records and other documents related thereto. The Tangible Personal Property is set forth on
Schedule 2.01(b);

     Tangible Personal Property Owned: all Tangible Personal Property owned by BSC, BSE and PESCO;

     Tax: any income, unrelated business income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, privilege, premium, windfall profits, environmental (including taxes under ss.59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, sales, use, transfer, registration, unclaimed property, value added, alternative or add-on minimum, estimated or other tax, assessment, charge, levy or fee of any kind whatsoever, including payments or services in lieu of Taxes, interest or penalties on and additions to all of the foregoing, that are due or alleged to be due to any Governmental Authority, whether disputed or not;

     Tax Return: any return, declaration, report, claim for refund, information return or statement, including schedules and attachments thereto and amendments, relating to Taxes;

     Transaction: the sale and purchase of the Assets contemplated in this Agreement, together with any and all related transactions and proceedings designed to implement, facilitate or expedite such sale and purchase of the Assets;

     WARN Act: the Worker's Adjustment and Retraining Notification Act, as amended, 29 U.S.C. ss.ss.2101-2109.

1.02     Certain References.

     As used in this Agreement, and unless the context requires otherwise:

          (a) references to "include" or "including" mean including without limitation;

          (b) references to "partners" include general and limited partners of partnerships and members of limited liability companies;

          (c)  references  to   "partnerships"   include   general  and  limited
     partnerships, joint ventures and limited liability companies;

          (d) references to "hereof, "herein" and derivative or similar words refer to this Agreement;

          (e) references to any document are references to that document as amended, consolidated, supplemented, novated or replaced by the parties thereto from time to time;

          (f) references to any law are references to that law as amended, consolidated, supplemented or replaced from time to time and all rules and regulations promulgated thereunder;

          (g) the gender of all words includes the masculine, feminine and neuter, and the number of all words includes the singular and plural; and

          (h) the divisions of this Agreement into articles, sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.


2.       SALE OF ASSETS AND RELATED MATTERS

2.01     Sale of Assets.

     Subject to the terms and conditions of this Agreement, at Closing, BSC, BSE, and PESCO shall each sell, assign, convey, transfer and deliver to Buyer, and shall cause their Subsidiaries (other than Richmond Recycling and its Subsidiaries), as applicable, to sell, assign, convey, transfer and deliver to Buyer, and Buyer shall purchase from Sellers or their Subsidiaries (other than Richmond Recycling and its Subsidiaries), as applicable, the Assets, free and clear of all Encumbrances other than the Permitted Encumbrances, including but not limited to the following:

          (a) the Real Property Owned;

          (b) all Tangible Personal Property Owned;

          (c) all Inventory;

          (d) all Accounts Receivable;

          (e) all financial, project-related, personnel and other records of the Business (including equipment records, project plans, documents, catalogs, books, records, files and operating manuals);

          (f) all interests of Sellers in the Contracts listed in Schedule 2.01(f) (the "Assumed Contracts"). Buyer at its option may amend such Schedule at any time during the period commencing on the Effective Date and ending on the earlier of (i) the fifth Business Day immediately preceding the Closing Date or (ii) the sixtieth day after the Effective Date by adding any or all of the additional contracts relating to the Steel Mill Facility at Memphis, Tennessee as more particularly described on Schedule 2.01(f)(i);

          (g) all Permits and other approvals (including pending approvals) of Governmental Authorities relating to the ownership, development and operations of the Business or the Assets, including the Permits described on Schedule 2.01(g), to the extent transferable or assignable under applicable Legal Requirements;

          (h) all interests of Sellers in and to all Intellectual Properties and all computer software, databases, programs and similar systems (including data and related documentation) owned or licensed by BSC, BSE or PESCO for use in the Business, including, but not limited to those set forth on
     Schedule 2.01(h), excluding non-transferable software licenses unless transferable through bankruptcy;

          (i) the Richmond Interests or, at Buyer's option, all of the issued and outstanding capital stock of BRIC;

          (j) all books and records of Sellers relating to operations and sales of the Business and of Richmond Recycling;

          (k) all general intangibles of the Business, including goodwill;

          (l) all security or other deposits relating to (i) the Real Property and/or (ii) any equipment owned or leased by Sellers in connection with the Business;

          (m) any prepaid expenses other than those related to Excluded Assets;

          (n) to the extent held by or available to any Seller after such Seller's commercially reasonable inquiry and investigation, all supplier lists, customer lists and sales invoices for the last three fiscal years related to the Business, whether generated by, or used by, any Seller or any Seller Subsidiary;

          (o) all other property of Sellers of every kind, character or description, tangible and intangible, known or unknown, wherever located and whether or not reflected on the Audited Financial Statements or Interim Financial Statements, or similar to the properties described above, and used or held for use in connection with the Business, except for the Excluded Assets; and

          (p) any and all claims and causes of action of Sellers against Buyer, its Affiliates, and their respective officers, directors, employees and representatives, including, without limitation, the claims and causes of action set forth on Schedule 2.01(p).

2.02     Excluded Assets.

     Notwithstanding the generality of Section 2.01, the following assets are not a part of the sale and purchase contemplated by this Agreement and are excluded from the Assets (collectively, the "Excluded Assets"):

          (a) the capital stock of PESCO and the equity interests in BSE;

          (b) those other assets of Sellers specifically set forth on Schedule 2.02(b);

          (c) any avoidance claims available to Sellers under Chapter 5 of the Bankruptcy Code and all claims relating to Excluded Liabilities;

          (d) all rights of the Sellers under this Agreement and the Plan Support Agreement;

          (e) all Cash and bank accounts;

          (f) the corporate minute books, stock records and related documents and tax records of Sellers, subject to Buyer's rights pursuant to Section
     5.06 hereof.

          (g) any rights of Sellers in or to any refund or credit for Taxes;

          (h) those Permits and other approvals of Governmental Authorities relating to the ownership, development and operations of the Business or the Assets, listed on Schedule 2.02(h) hereof;

          (i) any ownership interests of BSC in BSC's subsidiary, ASW, and its facilities at Joliet, Illinois;

          (j) any interest or obligation of BSC related to American Iron Reduction, LLC;

          (k) any other assets excluded by mutual written agreement of Buyer and Sellers;

          (l) the capital stock or any equity interests in Birmingham Steel Management, Inc.; Birmingham East Coast Holdings, LLC; BRIC; Midwest Holdings, Inc.; and Cumberland Recyclers, LLC;

          (m) any and all claims and causes of action, including privileges related thereto, of any Seller against third parties, excluding those set forth in Schedule 2.01(p);

          (n) any and all rights of Sellers under any Contract other than the Assumed Contracts; and

          (o) all interests of Sellers in and to the Intellectual Properties that are non-transferable unless transferable through bankruptcy.

2.03     Assumed Liabilities.

     As of the Closing Date, Buyer shall assume only the Assumed Liabilities.

2.04     Excluded Liabilities.

     Under no circumstance shall Buyer assume or be obligated to pay, and none of the Assets shall be or become liable for or subject to, any Excluded Liabilities, including, but not limited to, the following liabilities, which shall be and remain liabilities of the Sellers, as applicable:

          (a) liabilities not listed on the list of Assumed Liabilities contained in Schedule 2.03;

          (b) liabilities or obligations associated with any Excluded Assets;

          (c)   liabilities   or  obligations   associated   with  any  and  all
     indebtedness of any Seller for borrowed money;

          (d) liabilities or obligations arising under any contracts related to BSC's Steel Mill Facility in Memphis, Tennessee, except as may be subsequently assumed by Buyer pursuant to Section 2.01(f);

          (e) liabilities or obligations arising out of or in connection with claims, litigation and proceedings (whether instituted prior to or after Closing) for acts or omissions that occurred, or arise from events that occurred, prior to the Closing Date, including but not limited to such liabilities or obligations as are reflected on the Interim Financial Statements;

          (f) liabilities or obligations of any Seller (i) to any of its employees (ii) with respect to any Employee Benefit Plan or Other Plan maintained or contributed by any Seller or any trade or business that is or has ever been under common control or that is or has ever been treated as a single employer with any Seller under Section 414 of the Code, and (iii) to the Internal Revenue Service or any other Governmental Authority relating to any of its employees, whether or not triggered by the Transaction or the announcement thereof;

          (g) penalties, fines, settlements, interest, costs and expenses arising out of or incurred as a result of any actual or alleged violation by any Seller of any Legal Requirement prior to the Closing Date;

          (h) liabilities or obligations under the WARN Act, if any, arising out of or resulting from layoffs or termination of employees by any Seller prior to Closing and/or the consummation of the Transaction sufficient in the aggregate to require notice under the WARN Act;

          (i) liabilities related to the use by any Seller of cash collateral underss.363(c) of the Bankruptcy Code;

          (j) all liabilities for expenses of any Seller (i) for the negotiation and preparation of this Agreement and (ii) relating to the Transaction, including those related to legal counsel, accounting, brokerage and investment advisors fees and disbursements;

          (k) liabilities or obligations for Taxes, whether known or unknown;

          (l) liabilities or obligations of any Seller which are not related to the Assets;

          (m) liabilities or obligations for Environmental Claims arising out of or in connection with acts or omissions that occurred, or arise from events that occurred, prior to the Closing Date; and

          (n) liabilities or obligations of Sellers associated with any contract which is not an Assumed Contract.

2.05     Purchase Price

          (a) Subject to the terms and conditions hereof, in reliance upon the representations and warranties of Sellers and the covenants of Sellers herein set forth and as consideration for the sale and purchase of the Assets, at Closing, Buyer shall purchase the Assets, shall assume the Assumed Liabilities and shall tender to Sellers as the purchase price, plus or minus any adjustment in accordance with Section 2.06, the sum of Six Hundred Fifteen Million Dollars (US $615,000,000) (the "Purchase Price"). The Parties acknowledge and agree that US $75,000,000 of the Purchase Price is for the purchase of the Steel Mill Facility in Jackson, Mississippi, and the Net Inventory and Receivables associated thereto, and that the balance of the Purchase Price is for the remaining Assets.

          (b) At Closing, the Purchase Price, as adjusted pursuant to Section 2.06, shall be paid by Buyer to Sellers in immediately available funds by wire transfer to an account specified by Sellers. Any adjustment to the Purchase Price shall be paid in accordance with Section 2.06.

2.06     Purchase Price Adjustment

          (a) Adjustment Based on Net Inventory and Receivables. Subject to the limitations stated herein, the Purchase Price shall be increased or decreased on a dollar per dollar basis to the extent that the Net Inventory and Receivables is greater than or less than US $122.5 million at Closing as determined in accordance with this Section 2.06. In the case of an upward adjustment, the maximum permitted adjustment will be $5 million. In the event of a downward adjustment, only that amount in excess of $5 million shall be deducted from the Purchase Price.

          (b) Determination of Net Inventory and Receivables. Prior to the Closing Date at such time as the Auditors (hereinafter defined) shall mutually determine, Ernst & Young, LLP ("Sellers' Auditor") shall conduct audit procedures of the Accounts Receivable and Inventory in accordance with auditing procedures generally accepted in the United States and bring such audit forward to the day prior to the Closing Date in order to prepare the Net Inventory and Receivables Statement. In preparing the Net Inventory and Receivables Statement, Seller's Auditor shall value the Inventory and Accounts Receivable in accordance with GAAP consistently applied in accordance with Sellers' past practices. PricewaterhouseCoopers, LLP ("Buyers Auditor") shall be allowed to observe the auditing procedures and to review Seller's accounting records, and Seller's Auditor shall provide Buyer's Auditor with copies of its working papers as they are being prepared during the audit. (Seller's Auditor and Buyer's Auditor are sometimes hereinafter collectively called the "Auditors" and each, an "Auditor"). Representatives of both Buyer and Sellers may be present at the physical audits of Inventory conducted by Seller's Auditor. The Net Inventory and Receivables Statement shall be completed and delivered by Seller's Auditor to Buyer, BSC, Buyer's Auditors and the Secured Party Representative one day prior to the Closing Date.

          (c) Disagreement with respect to Net Inventory and Receivables. If the Buyer's Auditor does not agree with the Net Inventory and Receivables Statement prepared by Seller's Auditor, Buyer's Auditor, utilizing the same agreed procedures, shall prepare a separate Net Inventory and Receivables Statement and shall provide the same, together with its working papers and/or rebuttal documents, to Buyer, Sellers and the Secured Party Representative on the Closing Date. If the Secured Party Representative disagrees with the Net Inventory and Receivables Statement prepared by Buyer's Auditor, the Closing shall nevertheless proceed; provided, however, that the Purchase Price paid at Closing shall be adjusted as provided in
     Section 2.06(a) utilizing the value of the Net Inventory and Receivables determined by Buyer's Auditor. Buyer and Secured Party Representative shall use good faith efforts to resolve the disagreement between the Seller's Auditor and Buyer's Auditor as to the Net Inventory and Receivables within five (5) business days after Closing.

          If on the fifth business day after Closing, Buyer and Secured Party Representative have not agreed on the Net Inventory and Receivables, then the issues in dispute shall be submitted to Deloitte & Touche LLP (the "Arbiter") to be finally settled. The Arbiter shall be engaged on behalf of Sellers by the firm of Bradley, Arant, Rose & White, LLP, Sellers' bankruptcy attorneys. Upon such submittal to the Arbiter, each Auditor shall immediately provide its Net Inventory and Receivables Statement and all of its working papers and/or rebuttal documents regarding its Net Inventory and Receivables Statement to the Arbiter and shall cooperate with the Arbiter as reasonably necessary so that the Arbiter may render an informed decision. The Arbiter shall determine the Net Inventory and Receivables within fifteen (15) days of submittal to it of the issues in dispute, based only upon the papers received from the Auditors and the Net Inventory and Receivables Statements provided to it by each Auditor, and its interviews, if any, with the Auditors; provided, however, that the determination of the Net Inventory and Receivables by the Arbiter may not be more than the largest value, or lower than the lowest value, of the Net Inventory and Receivables determined by the Auditors. The Arbiter shall not discuss the matters in dispute with the Parties or the Secured Party Representative. The decision of the Arbiter shall be binding and conclusive on Buyer, Sellers and Secured Party Representative.

          (d) Payment. Within two business days of: (i) the agreement on the Net Inventory and Receivables after the Closing as set forth in Section 2.06(c) or (ii) the determination of the Net Inventory and Receivables by the Arbiter under Section 2.06(c), as the case may be, Buyer shall pay to Sellers an amount which represents the difference in the Net Inventory and Receivables as determined by Buyers Auditor and the Net Inventory and Receivables as determined by agreement in (i) above or by the Arbiter in
     (ii) above, whichever is applicable, such amount to be paid in immediately available funds by wire transfer to an account specified by Sellers. Buyer shall pay the fees of Buyer's Auditor and Sellers shall pay the fees of Sellers' Auditor and the Arbiter.

          (e) Prorations. The Purchase Price shall be subject to an adjustment for ad valorem Taxes. Ad valorem real and tangible personal property taxes with respect to the Assets for the calendar year in which the Closing occurs shall be prorated between Sellers and Buyer as of the Closing Date on the basis of no applicable discount. If the amount of such Taxes with respect to any of the Assets for the calendar year in which the Closing occurs has not been determined as of the Closing Date, then the Taxes with respect to such Assets for the preceding calendar year, on the basis of no applicable discount, shall be used to calculate such prorations, with known changes in valuation or millage applied. The prorated Taxes shall be an adjustment to the Purchase Price due from Buyer at the Closing.

          (f) Delivery of the Richmond Interests. Notwithstanding any other provision of this Agreement, in the event Sellers are unable to deliver at the Closing good and valid title to the Richmond Interests, free and clear of all Encumbrances other than Permitted Encumbrances, and Buyer does not elect to take all of the issued and outstanding capital stock of BRIC pursuant to Section 2.01(i), the Purchase Price shall be reduced by an amount equal to US $550,000, and Sellers shall be relieved of their obligations under Section 8.02(g).

3.       REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers hereby represent and warrant to Buyer that the statements contained in Article 3 are correct and complete as of the Effective Date and, except where limited to a specific date, shall be correct and complete as of the Closing
Date:

3.01     Organization.

          (a) BSC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. BSC is licensed, registered, qualified or admitted to do business in each jurisdiction in which the ownership, use or leasing of any of BSC's assets or properties, or the conduct or nature of the Business, makes such licensing, qualification or admission necessary, except where such failure would not individually or in the aggregate have a material adverse effect on the ownership of the Assets by Buyer.

          (b) BSE is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. BSE is licensed, registered, qualified or admitted to do business in each jurisdiction in which the ownership, use or leasing of any of BSE's assets or properties, or the conduct or nature of the Business, makes such licensing, qualification or admission necessary, except where such failure would not individually or in the aggregate have a material adverse effect on the ownership of the Assets by Buyer.

          (c) PESCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. PESCO is licensed, registered, qualified or admitted to do business in each jurisdiction in which the ownership, use or leasing of any of PESCO's assets or properties, or the conduct or nature of the Business, makes such licensing, qualification or admission necessary, except where such failure would not individually or in the aggregate have a material adverse effect on the ownership of the Assets by Buyer.

          (d) To the Knowledge of Sellers, Richmond Recycling is a limited liability company duly organized, validly existing and in good standing under the laws of Yukon, Canada. To the Knowledge of Sellers, Richmond Recycling is licensed, registered, qualified or admitted to do business in each jurisdiction in which the ownership, use or leasing of any of Richmond Recycling's assets or properties, or the conduct or nature of the portion of the Business conducted by Richmond Recycling, makes such licensing, qualification or admission necessary, except where such failure would not individually or in the aggregate have a material adverse effect on the ownership of the Assets and the Richmond Interests by Buyer.

3.02     Capitalization of Richmond Recycling.

     The issued and outstanding equity securities of Richmond Recycling consist solely of 100 shares, of which fifty percent (50%) are held by Birmingham Recycling Investment Company, a wholly-owned subsidiary of BSC ("BRIC"). BRIC is and will be on the Closing Date the record and beneficial owner of all of the Richmond Interests, free and clear of all Encumbrances other than Permitted Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing the Richmond Interests. The Richmond Interests have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.02, there are no Contracts relating to the issuance, sale, or transfer of the Richmond Interests. To the Knowledge of Sellers, none of the outstanding equity securities or other securities of Richmond Recycling was issued in violation of the Securities Act or any other Legal Requirement.

3.03     Powers; Consents; Absence of Conflicts.

     Subject to approval of this Agreement by the Bankruptcy Court, (i) BSC, BSE and PESCO have the requisite power and authority to conduct their businesses (including the Business) as now being conducted; (ii) Richmond Recycling has the requisite power and authority to conduct its business; (iii) each Seller has the requisite power to enter into, execute, and perform all obligations under this Agreement. Further, the execution, delivery and performance hereof, and the consummation of the Transaction:

          (a) except as set forth on Schedule 3.03(a), are within the powers of each Seller, are not in contravention of the terms of any certificate of formation, bylaws or other organizational documents or shareholder or member agreements of BSC, BSE, or PESCO (or the organizational documents of Richmond Recycling), each as amended to date, and have been duly authorized by all necessary board, stockholder and member action of each Seller and Richmond Recycling;

          (b) except as otherwise expressly provided in this Agreement or as set forth on Schedule 3.03(b) and except where the failure to obtain any approval or consent of, or make any filing with, would not result in a material adverse effect individually or in the aggregate on the Buyer or the ownership or use of the Assets, do not require any approval or consent of, or filing with, any Governmental Authority;

          (c) except as set forth on Schedule 3.03(c), do not conflict with or result in any breach or contravention of any Assumed Contract to which BSC, BSE or PESCO is a party or by which it is bound; and

          (d) except as set forth on Schedule 3.03(d) and except where the violation would not result in a material adverse effect individually or in the aggregate on the Buyer or the ownership or use of the Assets, do not violate any Legal Requirement to which BSC, BSE, PESCO, or Richmond Recycling or the Assets may be subject.

3.04     Binding Agreement.

     This Agreement and all instruments and agreements hereunder to which either BSC, BSE or PESCO is or becomes a party are (or upon execution will be) valid and legally binding obligations of BSC, BSE and PESCO, as the case may be, enforceable against BSC, BSE and PESCO in accordance with the respective terms hereof or thereof, except as enforceability may be subject to general principles of equity and as may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally.

3.05     Third-Party Rights.

     Except as set forth on Schedule 3.05, there are no agreements with, or options, commitments or rights in favor of, any Person to directly or indirectly acquire any of the Assets, the Richmond Interests, or any interest therein.

3.06     Financial Statements.

     Attached as Schedule 3.06 are copies of the Audited Financial Statements and the Interim Financial Statements. Except as disclosed on Schedule 3.06, the Audited Financial Statements and Interim Financial Statements are true, complete and accurate in all material respects, are consistent with the books and records of Sellers and fairly present the financial condition and results of operations of Sellers as of the dates thereof and for the periods therein referred to, all in accordance with GAAP.

3.07     Recent Activities.

     Since the Balance Sheet Date, except as set forth on Schedule 3.07:

          (a) no damage, destruction or loss (whether or not covered by insurance) has occurred that individually or in the aggregate would have a material adverse effect on the ownership, operation or use of the Assets;

          (b) Sellers have not sold, leased, assigned, transferred, distributed or otherwise disposed of any of the Assets, except for sales of Inventory for fair consideration in the Ordinary Course of Business;

          (c) Sellers have not canceled or waived any claims or rights in respect of the Assets;

          (d) Sellers have not entered into any contract, agreement, lease or license relating to the Assets or the Business outside the Ordinary Course of Business;

          (e)  there  has  been  no  acceleration,   material  modification  to,
     termination of, or cancellation of, or receipt of notice of termination of any Assumed Contract or Contracts listed on Schedule 2.01(f)(i);

          (f) there has been no material change in the accounting methods used by BSC, BSE or PESCO; and

          (g) neither BSC, BSE nor PESCO has entered into any Contract, whether oral or written, to do any of the foregoing.

3.08     Assets.

          (a) Except as set forth on Schedule 3.08(a), (i) the BSC Assets constitute all assets that are owned or leased by BSC and used to conduct the portion of the Business conducted by BSC; and (ii) no Person other than BSC owns, holds title to or has any other direct, indirect or beneficial interest in any of the BSC Assets.

          (b) Except as set forth on Schedule 3.08(b), (i) the BSE Assets constitute all assets that are owned or leased by BSE and used to conduct the portion of the Business conducted by BSE; and (ii) no Person other than BSE owns, holds title to or has any other direct, indirect or beneficial interest in any of the BSE Assets.

          (c) Except as set forth on Schedule 3.08(c), (i) the PESCO Assets constitute all assets that are owned or leased by PESCO and used to conduct the portion of the Business operated by PESCO; and (ii) no Person other than PESCO owns, holds title to or has any other direct, indirect or beneficial interest in any of the PESCO Assets.

          (d) The Assets (i) constitute all of the assets necessary to operate the Business in substantially the same manner presently operated by Sellers and (ii) include all of the operating assets of the Business.

3.09     Inventory

     All items included in the Inventory consist of a quality and quantity usable and, with respect to finished goods, saleable, in the Ordinary Course of Business of Sellers except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value on the accounting records of Seller as of the Closing Date. No Seller is in possession of any Inventory not owned by such Seller, including goods already sold. All of the Inventory has been valued at the lower of cost or market value on a first in, first out basis.

3.10     Accounts Receivable.

         All Accounts Receivable that are reflected on the accounting records of Seller represent or will represent valid obligations arising from sales actually made by Sellers in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the accounting records of Sellers as of the Closing Date (which reserves are adequate and calculated such that the Accounts Receivable balance is in accordance with GAAP). Subject to such reserves, each of such Accounts Receivable either has been or will be collected in full, without any setoff, within ninety (90) days after the day on which it first becomes due and payable.

3.11     Equipment.

     Except as set forth on Schedule 3.11 and except where the failure would not result in a material adverse effect individually or in the aggregate on the Buyer or the ownership or use of the equipment included within the Assets, all equipment included within the Assets has been maintained in accordance with manufacturer requirements and is in good operating condition except for ordinary wear and tear.

3.12     Title to Personal Property.

          (a) Except as described on Schedule 3.12(a), BSC owns and holds good, marketable and valid title or leasehold title, as the case may be, to all the BSC Assets (other than its portion of the Real Property which is specifically addressed in Section 3.13), free and clear of any Encumbrances. At Closing, BSC will convey to Buyer good and valid title to all the BSC Assets (other than its portion of the Real Property which is specifically addressed in Section 3.13), free and clear of any Encumbrances other than Permitted Encumbrances.

          (b) Except as described on Schedule 3.12(b), PESCO owns and holds good, marketable and valid title or leasehold title, as the case may be, to all the PESCO Assets (other than the its portion of the Real Property which is specifically addressed in Section 3.13), free and clear of any Encumbrances. At Closing, BSC shall cause PESCO to convey to Buyer good and valid title to all the PESCO Assets (other than its portion of the Real Property which is specifically addressed in Section 3.13), free and clear of any Encumbrances other than Permitted Encumbrances.

          (c) Except as described on Schedule 3.12(c), BSE owns and holds good, marketable and valid title or leasehold title, as the case may be, to all the BSE Assets (other than its portion of the Real Property which is specifically addressed in Section 3.13), free and clear of any Encumbrances. At Closing, BSE shall convey to Buyer good and valid title to all the BSE Assets (other than its portion of the Real Property which is specifically addressed in Section 3.13), free and clear of any Encumbrances other than Permitted Encumbrances.

3.13     Real Property.

          (a) Except as set forth on Schedule 3.13(a), Sellers own and hold good and marketable fee simple or leasehold title, as the case may be, to the Real Property, together with all buildings, improvements and fixtures thereon and all appurtenances and rights thereto, free and clear of any Encumbrances, and the Real Property comprises all of the real property owned or leased by such party that is used by Sellers in the operation of such party's portion of the Business.

          (b) At the Closing, Sellers will convey to Buyer good and marketable fee simple or leasehold title, as the case may be, to the Real Property, respectively, free and clear of any Encumbrances other than the Permitted Encumbrances.

          (c) There are no pending or, to the Knowledge of Sellers, threatened condemnation or similar proceedings or special assessments relating to the Real Property, or any portion thereof.

          (d) Except as set forth on Schedule 3.13(d), there are no contract rights, leases, subleases, licenses, options to purchase or lease, or other agreements, written or oral, granting to any party the right to purchase or lease, the right of first refusal to purchase or lease, or the right of use or occupancy related to any portion of the Real Property.

          (e) Except as set forth on Schedule 3.13(e), Sellers have received all required approvals of Governmental Authorities (including, without limitation, Permits and certificates of occupancy or other such certificates permitting lawful occupancy of Real Property) required in connection with its use of the Real Property and all improvements thereon, except where a failure to obtain such approvals would not individually or in the aggregate have a material adverse effect on the ownership or use of the Real Property or its operation of the Business.

          (f) Except as set forth in Schedule 3.13(f), with respect to any Real Property leased or subleased by BSC, BSE or PESCO:

               (i) all such leases or subleases are legal, valid, binding, enforceable and in full force and effect and shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the Transaction, except as enforceability may be subject to general principles of equity and as may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally;

               (ii) no Seller who is a party to any such lease or sublease is in breach or default, and to the Knowledge of Sellers, no other party to any such lease or sublease is in breach or default, and to the Knowledge of Sellers no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;

               (iii) to the Knowledge of Sellers, there are no disputes, oral agreements, or forbearance programs in effect as to any such lease or sublease;

               (iv) no Seller has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in any lease or sublease; and

               (v) all Real Property leased or subleased thereunder have received all approvals of Governmental Authorities (including licenses and Permits) required in connection with the operation thereof and have been operated and maintained in accordance with all applicable Legal Requirements, except where a failure to do so would not individually or in the aggregate have a material adverse effect on the leasehold interest or use of such Real Property by Buyer.

3.14     Environmental Matters.

          (a) Except as set forth on Schedule 3.14(a), the Business is, and has been, in material compliance with all applicable Environmental Laws, except where failure to do so would not individually or in the aggregate have a material adverse effect on the Buyer or the ownership or use of the Assets.

          (b) Except as set forth on Schedule 3.14(b), Sellers have not received any Environmental Claim; nor to the Knowledge of Sellers is there any basis for any Environmental Claim including, without limitation, knowledge of any actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge or disposal of any Hazardous Waste, whether relating to the Assets or the Business, except for Environmental Claims that would not individually or in the aggregate have a material adverse effect on the Buyer or the ownership or use of the Assets.

          (c) Except as set forth on Schedule 3.14(c), to the Knowledge of Sellers there is no existing contamination by, and there has not been any release by any Seller of, any Hazardous Waste on, at, under or around any of the Assets in connection with the Business, which would result individually or in the aggregate in any material adverse effect on the Buyer or the ownership or use of the Assets.

          (d) All material written reports and environmental audits or assessments that have been conducted with respect to the Steel Mill Facilities (whether by any Seller or any environmental consultant or engineer engaged for such purpose) are identified on Schedule 3.14(d). Sellers have provided Buyer with true, complete and correct copies of all such environmental audits and assessments.

          (e) To the Knowledge of Sellers, Sellers have all Permits required under applicable Environmental Laws to own or lease their properties (including the Assets) and to conduct the Business thereon, except where failure to obtain such Permits would not individually or in the aggregate have a material adverse effect on the Buyer or the ownership or use of the Assets. All Permits currently held by Sellers pursuant to the Environmental Laws are identified on Schedule 3.14(e).

          (f) To the Knowledge of Sellers: (i) all Hazardous Waste is handled and disposed of in compliance with all applicable Environmental Laws, except where such failure to comply would not individually or in the aggregate have a material adverse effect on the ownership or use of the Assets or otherwise result in any material adverse effect to Buyer; (ii) there are no underground storage tanks located on the Real Property; (iii) there is no exposed friable asbestos contained in or forming part of any building, building component, structure or office space owned or leased by Sellers and used in the conduct of the Business; and (iv) no polychlorinated biphenyls are used or stored at any Real Property owned or leased by Sellers or Richmond Recycling.

          (g) For purposes of this Agreement, all representations and warranties made by Sellers which address environmental matters or Environmental Laws are contained solely in this Section 3.14 and no other provision of this Agreement shall be interpreted to include any representation or warranty which addresses an environmental matter.

3.15     Intellectual Properties/Computer Software.

          (a) Except as described on Schedule 3.15(a), Sellers own or have the right to use pursuant to license, sublicense or other agreement free and clear of any liens, royalty or other payment obligations, the Intellectual Properties used or held for use in connection with the Business, and all computer software, programs or similar systems (including data and related documentation) owned, leased or licensed by Sellers necessary or desirable to the ownership or use of the Assets. Sellers have taken all necessary action to maintain and protect their respective Intellectual Properties. All Intellectual Properties used or needed by Sellers in the conduct of the Business, and all computer software, programs and similar systems owned, licensed or used by Sellers in the conduct of the Business, are not in violation or infringement of any rights of any other Person with respect to any such Intellectual Properties or computer software, programs or similar systems, nor has any Seller received any notice alleging such violation or infringement.

          (b) Schedule 3.15(b) identifies each patent or registration that has been issued to Sellers with respect to any Intellectual Properties, identifies each pending patent application for registration that each Seller has made with respect to any Intellectual Properties, and identifies each license, agreement or other permission that each Seller has granted to any third parties with respect to any Intellectual Properties. Sellers have delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date).

          (c) Schedule 3.15(c) identifies all Intellectual Properties that any third party owns and that any Seller uses pursuant to a license, sublicense, agreement or permission. Sellers have delivered to Buyer true, correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date).

          (d) To the Knowledge of Sellers, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with the Intellectual Properties of any Seller.

3.16     Permits and License.

     Schedule 3.16 contains a complete and accurate list of all Permits and licenses (including applications therefor) owned or held by each Seller relating to the ownership, development or operations of the Business or the Assets, all of which are in good standing and not subject to challenge, except where the failure to be in good standing or subject to challenge would not result in a material adverse effect individually or in the aggregate on the Buyer or the ownership or use of the Assets. With respect to the Business, each Seller and, to the Knowledge of Sellers, Richmond Recycling, are duly licensed by the appropriate Governmental Authorities, except where the failure to be so licensed would not result in a material adverse effect individually or in the aggregate on the Buyer or the ownership or use of the Assets.

3.17     Agreements and Commitments.

          (a) Schedule 3.17 is a true, complete and correct list of all Contracts conforming to the descriptions set forth in this Section 3.17 to which any Seller is a party, copies of each of which have been delivered or made available to Buyer as follows:

               (i) Contracts involving aggregate payments by or to any Seller in excess of US $500,000 or not made in the Ordinary Course of Business;

               (ii) any labor union Contract or other Contract with or covering employees of any Seller or Richmond Recycling;

               (iii) any option or other Contract to purchase or otherwise acquire or sell or otherwise dispose of any interest in any Real Property;

               (iv) any Contract limiting or restricting in any material manner the operation of the Business;

               (v) any lease or similar Contract under which (i) any Seller is the lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any third Person for an annual rent in excess of US $250,000 or (ii) any Seller is the lessor of, or makes available for use by any third Person, any Tangible Personal Property or Real Property for an annual rent in excess of US $250,000;

               (vi) employment and severance Contracts, including Contracts (i) to employ or terminate executive officers or other personnel and other Contracts with present or former officers, directors or shareholders or members of any Seller, or (ii) that will or could result in the payment by or the creation of any commitment or obligation (absolute or contingent) to pay on behalf of Buyer or any Seller any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the Transaction;

               (vii) any Contract (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which shall extend over a period of more than one year, and involves consideration in excess of US $250,000; and

               (viii) any Contract for the license, use or other disposition of the Intellectual Property.

3.18     The Contracts.

     Except as set forth on Schedule 3.18:

               (i) the material Assumed Contracts constitute lawful, valid and legally binding obligations of the Sellers in accordance with their terms;

               (ii) each material Assumed Contract is in full force and effect and constitutes the entire agreement by and between the parties thereto;

               (iii) each material Assumed Contract shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the Transaction, except as enforceability may be subject to general principles of equity and as may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally;

               (iv) no material Assumed Contract prohibits or requires the consent of any Person to the assignment to and assumption by Buyer of such Assumed Contract;

               (v) no material Assumed Contract will prohibit competition or restrict the ability of Buyer to engage in any lawful business after Closing; and

               (vi) no party to any material Assumed Contract has repudiated any provision of any material Assumed Contract.

3.19     Employees and Employee Relations.

          (a) Sellers have made available to Buyer a complete list as of May 10, 2002 of names, positions, current annual salaries or wage rates, and bonus and other compensation arrangements of all full-time and part-time employees of the Sellers.

          (b) There is no pending or, to the Knowledge of Sellers, threatened employee strike, work stoppage or slowdown or labor dispute. Except as described on Schedule 3.19(b), no employees of any Seller or Richmond Recycling are represented by a labor union or employee organization, and, to the Knowledge of Sellers, (i) no union or employee organization has made a demand for recognition and (ii) no other union organizing or collective bargaining activities by or with respect to any employees of any Seller or Richmond Recycling are taking place.

3.20     Employee Benefit Plans.

          (a) Schedule 3.20(a) lists each Employee Benefit Plan and Other Plan that BSC or any member of the Controlled Group that includes BSC, sponsors or maintains or has within the last five (5) years sponsored or maintained or to which it contributes (including employee elective deferrals) or has within the last five (5) years contributed or been required to contribute.

          (b) Neither BSC, nor any member of a Controlled Group that includes BSC, contributes to, ever has contributed to, or ever has been required to contribute to any Multiple Employer Plan or any Multiemployer Plan or has any liability (including withdrawal liability) under any Multiple Employer Plan or any Multiemployer Plan. Neither BSC, nor any member of a Controlled Group that includes BSC, maintains or contributes to, ever has maintained or contributed to, or ever has been required to maintain or contribute to any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with ss.4980B of the Code).

3.21     Litigation and Proceedings.

     Except as set forth on Schedule 3.21, there are no claims, actions, suits, litigation, arbitration, mediations, investigations or other proceedings (including qui tam actions) pending or, to the Knowledge of Sellers, threatened, against any Seller, Richmond Recycling or the Assets.

3.22     Taxes.

          (a) Each Seller has filed all Tax Returns required to be filed by or on behalf of any one of them, as the case may be, prior to the Effective Date. All such Tax Returns are correct and complete in all material respects and each Seller has duly paid all Taxes, whether or not shown on any Tax Return, or have made provision for the payment of all Taxes; and, as of Closing, there will be no Encumbrances on any Assets that arose in connection with any failure to pay any Tax. Seller has not received notice of any, and to the Knowledge of Sellers there are no pending Tax assessments from a Governmental Authority which may give rise to an Encumbrance on the Assets after the Closing.

          (b) Except as described on Schedule 3.22(b), each Seller has withheld proper and accurate amounts from its employees' compensation in full and complete compliance with all withholding and similar provisions of the Code and any and all other applicable Legal Requirements, and has withheld and paid, or caused to be withheld and paid, or has made provision for the payment of, all Taxes on monies paid by any Seller and Richmond Recycling to independent contractors, creditors and other Persons for which withholding or payment is required by applicable law.

          (c) Schedule 3.22(c) lists all federal, state, local and foreign income Tax Returns filed with respect to Sellers for the taxable periods ended on or after June 30, 1999. Sellers have delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any Seller since June 30, 1999.

          (d) Schedule 3.22(d) sets forth the federal income tax basis of the Assets (by category), as used by Sellers in preparing their most recently filed federal income Tax Returns.

3.23     Brokers and Finders.

     Sellers have not employed any investment banker, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, or incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby, except for CIBC World Markets Corp. and Finley & Colmer and Company, Inc., whose fees and expenses will be paid by Sellers.

3.24     Payments.

     Sellers have not, directly or indirectly, paid or delivered or agreed to pay or deliver any fee, commission or other sum of money or item of property, however characterized, to any Person that is in any manner related to the Assets or the Business in violation of any Legal Requirement. No Seller, nor any shareholder, officer, director or employee of any Seller, has received or, as a result of the consummation of the Transaction contemplated by this Agreement, will receive any illegal rebate, illegal kickback or other improper or illegal payment from any Person with whom any Seller conducts or has conducted business.

3.25     Customer List.

     Schedule 3.25 contains a true, complete and correct list of all customers of Sellers since fiscal year 2001 and fiscal year to date 2002 that generated revenues in excess of U.S. $500,000 in any year during such period.

3.26     Compliance with Legal Requirements.

     Except as set forth on Schedule 3.26, to the Knowledge of Sellers, each Seller and Richmond Recycling have complied with all applicable Legal Requirements, except where the failure to do so individually or in the aggregate would not result in a material adverse effect on the Buyer or ownership or use of the Assets, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any Seller alleging failure to so comply.

3.27     No Reliance.

     Except as otherwise provided in this Agreement, the Assets are being conveyed to Buyer as of the Closing Date "AS IS, WHERE IS, AND WITH ALL FAULTS" and the only representations and warranties of any Seller with respect to the Transaction are as expressly set forth in this Agreement.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER AND GUARANTOR

     Buyer and Guarantor hereby, jointly and severally, represent and warrant to Sellers that the statements contained in Article 4 are correct and complete as of the Effective Date and, except where expressly limited to a specific date, shall be correct and complete as of the Closing Date:

4.01     Organization.

          (a) Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

          (b) Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

4.02     Powers; Consents; Absence of Conflicts.

     Buyer and Guarantor have the requisite power and authority to enter into this Agreement, and to perform their respective obligations hereunder. The execution, delivery and performance by Buyer and Guarantor of this Agreement and the consummation of the Transaction by Buyer:

          (a) are within Buyer's and Guarantor's corporate powers and are not in contravention of any Legal Requirement or term of its certificate of formation or operating agreement, each as amended to date, and have been approved by all requisite corporate action;

          (b) except as otherwise expressly provided in this Agreement or as set forth on Schedule 4.02(b), do not require any approval or consent of, or filing with, any Governmental Authority;

          (c) do not conflict with or result in any breach or contravention of any material agreement to which Buyer or Guarantor is a party or by which it is bound; and

          (d) do not violate any material Legal Requirement to which Buyer or Guarantor may be subject.

4.03     Binding Agreement.

     This Agreement and all instruments and agreements hereunder to which Buyer or Guarantor is or becomes a party are (or upon execution will be) valid and legally binding obligations of Buyer or Guarantor, as applicable, enforceable against Buyer or Guarantor, as applicable, in accordance with the respective terms hereof and thereof, except as enforceability against Buyer or Guarantor may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity.

4.04     Brokers and Finders.

     Buyer and Guarantor have not employed any investment banker, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, or incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby, except for Banc of America Securities LLC, whose fees and expenses will be paid by Buyer.

4.05     Adequate Assurance.

     Buyer shall have as of the Closing Date all amounts necessary for Buyer to complete the Transaction.

4.06     Pending or Threatened Proceedings.

     Except as described in Schedule 4.06, to the Knowledge of Buyer there are no claims, actions, suits, litigation, arbitration, mediations, investigations or other proceedings (including qui tam actions) pending or threatened against Buyer that challenge, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Transaction.

5.       COVENANTS AND AGREEMENTS OF THE PARTIES

5.01     Mechanics of Transaction.

     The parties agree that the transaction will be completed under the auspices and with the approval of the Bankruptcy Court through a sale of the Assets by Sellers pursuant to a confirmed plan(s) of reorganization under the Bankruptcy Code, which plan (the "Plan") shall be proposed by Sellers and shall be in compliance with the terms of the plan support agreement (the "Plan Support Agreement") to be entered into by Sellers and the Secured Parties simultaneously with this Agreement, to which Buyer and Guarantor will also be parties.

     Each Seller, with the support of Buyer and Guarantor, shall use its best efforts to obtain Bankruptcy Court approval of the Plan and entry of an order which, among other things, will contain findings of fact and conclusions of law
(i) finding that this Agreement was proposed by the parties in good faith and represents the highest and best offer and should be approved; (ii) finding that Buyer is a good faith purchaser under ss. 363(m) of the Bankruptcy Code and that the provisions of ss. 363(n) of the Bankruptcy Code have not been violated;
(iii) finding that there is a sound business purpose for the sale; (iv) authorizing and directing Sellers to assume this Agreement and sell the Assets to Buyer pursuant to this Agreement and ss.ss. 363 and 365 of the Bankruptcy Code, free and clear of all liens, claims, interests, liabilities and encumbrances (including any and all "interests" in the Assets within the meaning of ss. 363(f) of the Bankruptcy Code), other than Assumed Liabilities and Permitted Encumbrances, such that Buyer shall not incur any liability as a successor to the Sellers' business; (v) authorizing and directing Sellers to execute, deliver, perform under, consummate and implement this Agreement; (vi) finding that Buyer is not a successor in interest to Sellers or otherwise liable for any Excluded Liability; (vii) finding that Buyer's acquisition of the Assets and assumption of the Assumed Liabilities does not reflect a significant continuity of the business of Sellers and permanently enjoins each and every holder of an Excluded Liability from commencing, continuing or otherwise pursuing or enforcing any remedy, claim or cause of action against Buyer or Guarantor relative to such Excluded Liability; (viii) finding that the Plan complies with ss. 1129 of the Bankruptcy Code; and (ix) directing the Sellers, at the direction of Buyer, to immediately consummate the sale of the Assets without awaiting the expiration of any applicable time period for appealing the sale order; and provided further that the Bankruptcy Court shall also enter an appropriate order approving the assumption and assignment of the Assumed Contracts. If the Plan is not confirmed within 120 days (or, at the option of Buyer, such additional time not to exceed 60 days) after the petition date, or if an order should be entered by the Bankruptcy Court refusing to confirm the Plan, the parties will use their best efforts to promptly consummate the sale contemplated in this Agreement pursuant to a Section 363 sale under the Bankruptcy Code (an "Alternative Transaction") as more definitively set out in the Plan Support Agreement which shall provide as follows:

          (a) this Agreement shall be approved and the Sellers shall be authorized and directed to consummate the sale to Buyer unless a "higher and better" offer is received;

          (b) Buyer will receive expense reimbursement of its reasonable professional fees incurred in connection with the negotiation, execution and performance of the Agreement, and a topping fee of $25,000,000 if an Alternative Transaction closes with a purchaser other than Buyer and its Affiliates;

          (c) any prospective bidder would be required to post a $27,000,000 cash deposit which would become subject to forfeiture if the prospective bidder wins the auction but fails to close because of its own default, whereupon Buyer would then be entitled to receive such $27,000,000 deposit;

          (d) the initial overbid over the Agreement would have to be in Cash and equal or exceed the Purchase Price by the sum of $2,000,000, plus $25,000,000 topping fee, plus an additional $5,000,000, for a total bid of $647,000,000;

          (e)  Buyer  shall  be  credited  in  its   subsequent   bidding   with
     $27,000,000, representing expense reimbursement plus its topping fee; and

          (f) each bid after the initial overbid must be at least $2,000,000 more than the prior bid.

5.02     Operations.

     From the Effective Date until the Closing Date, except as otherwise expressly provided in this Agreement (including Section 5.03), and subject to any applicable orders of the Bankruptcy Court, each Seller shall carry on its business diligently and substantially in the same manner as it is currently being conducted. Subject to the foregoing, unless otherwise consented to in writing by Buyer, each Seller shall:

          (a) perform when due all Legal Requirements and obligations under material Assumed Contracts (except those relating to the Memphis Steel Mill Facility) and all other Contracts to the extent that they materially affect the Assets or the Business;

          (b) conduct its Business only in the Ordinary Course of Business;

          (c) maintain the Assets in the same condition as the Assets were maintained as of the Effective Date, subject to ordinary wear and tear;

          (d) take all actions necessary and appropriate to deliver to Buyer title to the Assets free and clear of all Encumbrances (other than Permitted Encumbrances) pursuant to this Agreement and cooperate with Buyer to obtain appropriate releases, consents, estoppels, certificates and other instruments as Buyer may reasonably request;

          (e) keep in full force and effect present insurance policies or other comparable insurance benefiting the Assets and the conduct of the Business;

          (f) maintain and preserve its status as a corporation or limited liability company, as the case may be;

          (g) at the request of Buyer, permit and allow, prior to the Closing, reasonable access by Buyer to negotiate directly with and enter into any agreements for employment of key executives with respect to the operation of the Assets;

          (h) maintain the books, accounts and records in respect of the Assets in the usual, regular and ordinary manner, on a basis consistent with prior years, and comply in all material respects with all laws applicable to it and to the conduct of the Business. Notwithstanding any provision to the contrary contained herein, Sellers may continue to pay taxes and trade payables incurred in the Ordinary Course of Business reasonably consistent with past practices;

          (i) not grant any increase in pay to employees of any Seller nor increase any salary, commission, bonus or management fee to any employee other than in the Ordinary Course of Business, nor institute any bonus or pension or profit-sharing plan or program applicable to the employees of any Seller;

          (j) use its reasonable best efforts to preserve intact its Business, keep available the services of its officers and key employees, and maintain its relations and goodwill with suppliers, customers, employees, agents and others having business relationships with Sellers;

          (k) confer with and inform Guarantor of operational decisions of a material nature and report to Guarantor periodically concerning the status, operations and finances of its Business; and

          (l) use its reasonable best efforts to cooperate with Guarantor to ensure an orderly transition and integration of its Business with the business of Guarantor; provided, however, that such cooperation shall not adversely impact Sellers' ability to operate independently from Buyer and Guarantor nor Sellers' ability to compete in markets in which it currently operates or intends to operate.

5.03     Certain Actions.

     From the Effective Date until the Closing Date, except as otherwise expressly provided in this Agreement and as set forth on Schedule 5.03, Seller shall not take any of the following actions without first obtaining the written consent of Buyer (which consent shall not be unreasonably withheld):

          (a) amend or terminate any Assumed Contract; or

          (b) sell, assign, transfer, distribute or otherwise transfer or dispose of any material Assets other than in the Ordinary Course of Business.

5.04     Employee Matters.

          (a) Nothing contained in this Agreement shall confer upon any employee of Sellers or Richmond Recycling any right with respect to continued employment by Buyer.

          (b) Sellers, Guarantor and Buyer contemplate that this Agreement will not interrupt operations at any facility being purchased by Buyer and that Buyer will continue to operate such facilities after Closing with substantially the same workforce each Seller employed at each facility on the Closing Date. From the date hereof through the Closing Date, each Seller will provide Buyer with the opportunity to conduct interviews and extend offers of employment to any of the executives and employees of such Seller. At least five (5) days prior to the Closing, Buyer shall provide BSC with a list of employees of each Seller, if any, that Buyer desires to employ at each facility. Effective as of the Closing, Sellers shall release all such employees, such that they will be available for hire by Buyer. All employer responsibilities arising prior to such release pursuant to the WARN Act (and any other applicable law, rule or regulation pertaining to the termination of any of its employees) shall be the responsibility of Sellers, and Sellers agree to discharge all such responsibilities. Sellers covenant to hold Buyer harmless from and against all direct and indirect costs, expenses and liabilities of any sort arising from or relating to any claims by or on behalf of present or former employees of any Seller employed at any such facility in respect to any and all matters arising or incurred prior to the release of employees contemplated hereby and in respect to severance pay or termination pay and similar obligations relating to the termination of such employees' employment with any Seller. Buyer covenants to hire sufficient numbers of Sellers' personnel at each facility such that no Seller shall be subject to the notification requirements of the WARN Act in connection with the Transaction.

          (c) Buyer shall not assume any liability or obligation of any Seller with respect to or in favor of any employees of any Seller.

5.05     Access to and Provision of Additional Information.

          (a) From the Effective Date until the Closing, upon the reasonable request of Buyer, Sellers shall allow Buyer to have access to the Assets, Contracts, rights, liabilities, obligations, books and records of each Seller, Richmond Recycling and the Business, and Sellers shall cooperate fully with Buyer and Buyer's representatives in connection with Buyer's additional review of the Assets, Contracts, rights, liabilities, obligations, books and records of Sellers, Richmond Recycling and the Business. In addition, Sellers shall use their reasonable best efforts to cause their agents, representatives, remaining employees, officers, directors, vendors, suppliers, and customers to cooperate with Buyer and Buyer's representatives in connection with any reasonable request of Buyer relating to any Assumed Contracts between any such vendors, suppliers, and customers and Seller.

          (b) From the Effective Date until the Closing, Buyer, with Sellers' reasonable cooperation, shall have the right to make all reasonable inspections of the Real Property as it deems desirable, including customary environmental inspections of the Real Property (excluding soil borings). Buyer must obtain Sellers' consent to the nature, scope and location of any such inspection before doing it, and Buyer, if requested, shall provide BSC a copy of any results or report from such inspection; provided, however, that Sellers shall not unreasonably withhold their consent. Buyer agrees to indemnify and hold Sellers harmless from all liabilities and damages (including reasonable attorneys' fees) to persons or property caused by Buyer's inspection of the Real Property.

          (c) From the Effective Date until the Closing Date, Sellers shall use their reasonable best efforts to cause the officers and remaining employees of each Seller and Richmond Recycling to confer on a regular and frequent basis with one or more representatives of Buyer and to answer Buyer's questions regarding matters relating to the conduct of the Business and the status of the Transaction. Sellers shall immediately notify Buyer in writing of any material changes in the operations or financial condition of the Business and shall keep Buyer reasonably informed of such matters.

          (d) Each Party shall be responsible for its own costs and expenses incurred pursuant to this Section 5.05.

5.06     Post-Closing Maintenance of and Access to Information.

     The Parties acknowledge that after the Closing each Party may need access to information or documents in the control or possession of the other Party for the purposes of concluding the Transaction, Tax Returns or audits, the Assumed Contracts and other Legal Requirements, and the prosecution or defense of third Party claims. Accordingly, each Party shall keep, preserve and maintain in the Ordinary Course of Business, and as required by Legal Requirements and relevant insurance carriers, all books, records, documents and other information in the possession or control of such Party and relevant to the foregoing purposes for a period of five (5) years after the Closing; provided, however, that Sellers shall, as soon as reasonably practicable after the Closing, deliver all of such information or documents in its possession in whatever form (e.g., written, video, computer record) to Buyer and Buyer shall maintain such information or documents in its possession in accordance with the foregoing provisions at the corporate office of Seller located in Birmingham, Alabama for as long as Buyer maintains the lease on such office and thereafter at such reasonable location determined by Buyer, and the Sellers shall have a right of access as provided herein to such information or documents during normal working hours upon reasonable notice to Buyer. Notwithstanding the foregoing, no Party shall destroy or otherwise dispose of any of the items referenced in this Section 5.06 unless the Party seeking to destroy or dispose of such items provides sixty (60) days' prior written notice to the other Party of the intent to seek or destroy such items and affords such other Party an opportunity to copy or otherwise remove such items. The exercise by any Party of any right of access granted herein shall not materially interfere with the business operations of the other Party.

5.07     Governmental Authority Approvals; Consents to Assignment.

          (a) From the Effective Date until the Closing Date, each Seller, Buyer and Guarantor shall both (i) promptly apply for, diligently pursue through to completion, and use their respective commercially reasonable best efforts to obtain prior to Closing all consents, approvals, authorizations and clearances of Governmental Authorities and third parties required of it to consummate the Transaction (including the assignment of the Assumed
     Contracts), (ii) provide such information and communications to Governmental Authorities as the other Parties or such Persons may reasonably request, and (iii) assist and cooperate with other Parties to obtain all Permits and clearances of Governmental Authorities that are reasonably necessary, and to prepare any document or other information reasonably required of it by any such Persons to consummate the Transaction; provided, however, that, notwithstanding the foregoing, no Party shall have any obligation under such provisions (x) to pay any cash amounts to Governmental Authorities other than filing fees, or (y) to agree to divest Assets or limit the operations of its businesses except as set forth in this Section 5.07.

          (b) From and after the Effective Date until the Closing Date, each of Buyer, Guarantor and Sellers shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transaction as soon as practicable, including (i) to file as soon as practicable after the Effective Date (the "Filing Date") a Notification and Report Form under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice (and shall file as soon as practicable any form or report required by any other Governmental Authority relating to antitrust, competition, or trade regulation matters), (ii) to promptly apply for, diligently pursue through to completion, and use reasonable best efforts to obtain prior to Closing all consents, approvals, authorizations, Permits and clearances of Governmental Authorities and third parties required of it to consummate the Transaction, (iii) to provide such information and communications to Governmental Authorities as they may request, (iv) to effect all necessary registrations, filings and submissions and to use reasonable best efforts to have lifted any injunction, order or decree of a court or other Governmental Authority of competent jurisdiction or other legal bar to consummation of the Transaction or otherwise restraining or prohibiting the consummation thereof (and, in such case, to proceed with the consummation of the Transaction as expeditiously as possible), including through all possible appeals, unless waived by Buyer, (v) to assist and cooperate with each other to obtain all Permits and clearances of Governmental Authorities that are necessary, and to prepare any document or other information reasonably required of it to consummate the Transaction, and (vi) to execute and deliver any additional certificates, agreements, instruments, reports, schedules, statements, consents, documents and information necessary to consummate the Transaction, and to fully carry out the purposes of, this Agreement. Guarantor, Buyer and each Seller agree that, except as otherwise expressly contemplated by this Agreement, they will not take any action that would reasonably be expected to materially adversely affect or materially delay the Closing or the ability of any of the parties to satisfy any of the conditions to the Closing or to consummate the Transaction.

          (c) In furtherance of and without limitation of the foregoing, each of Buyer, Guarantor and Sellers shall (i) respond as promptly as practicable to any inquiries or requests received from any Governmental Authority for additional information or documentation; (ii) promptly notify the other Party of any written communication to that Party or its Affiliates from any Governmental Authority and, subject to applicable Legal Requirements, permit the other Party to review in advance any proposed written communication to any of the foregoing (and consider in good faith the views of the other Parties in connection therewith); and (iii) furnish the other Party with copies of all material correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective representatives on the one hand, and any Governmental Authority of their respective staffs on the other hand, with respect to this Agreement and the Transaction.

          (d) Buyer and Guarantor are entitled to pursue and exhaust all of their legal alternatives with respect to the HSR Act; provided, however, Guarantor and Buyer will take any and all steps, including divesting and/or agreeing to divest Assets, to permit the consummation of the Transaction within 270 days of the Effective Date at its own expense, and with no reduction in the Purchase Price. Buyer shall pay any filing fees required to be paid in connection with the HSR Act.

          (e) Sellers, with Buyer's and Guarantor's cooperation, shall use their best efforts to obtain Bankruptcy Court approval of the assumption by and assignment to Buyer of the Assumed Contracts, and Sellers and Buyer shall use their respective commercially reasonable best efforts to obtain all other consents and approvals required to assign the Assumed Contracts to Buyer.

5.08     Allocation of Purchase Price for Tax Purposes.

     Sellers and Buyer agree that, for income tax purposes, Seventy-Five Million Dollars (US $75,000,000) of the Purchase Price shall be allocated to the fixed assets and working capital of BSE and the remainder of the Purchase Price shall be allocated among the other Assets as Buyer may determine, in accordance with their fair market values consistent with ss.1060 of the Code, and such allocation shall be binding upon the Buyer and Sellers for all applicable Tax purposes. Sellers and Buyer covenant to report gain or loss or cost basis, as the case may be, in a manner consistent with such allocation on all Tax Returns filed by any of them after Closing and not to voluntarily take any inconsistent position therewith in any administrative or judicial proceeding relating to such returns.

5.09     Further Acts and Assurances.

     At any time and from time to time at and after the Closing, upon request of Buyer, Sellers shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, powers of attorney, confirmations and assurances as Buyer may reasonably request to more effectively convey, assign and transfer to and vest in Buyer, its successors and assigns, full legal right, title and interest in and actual possession of the Assets and to generally carry out the purposes and intent of this Agreement. Sellers shall also furnish Buyer with such information and documents in its possession or under its control, or that Sellers can execute or cause to be executed, as will enable Buyer (i) to obtain suitable title insurance policies; and (ii) to prosecute any and all petitions, applications, claims and demands relating to or constituting a part of the Assets and the Business.

5.10     Costs and Expenses.

     Except as otherwise expressly set forth in this Agreement, all expenses of the negotiation and preparation of this Agreement and related to the
Transaction, including legal counsel, accounting, brokerage and investment advisor fees and disbursements, shall be borne by the respective Party incurring such expense, whether or not the Transaction is consummated. Buyer shall pay the cost of Buyer's owner's title insurance policies and the cost of Buyer's land title surveys of the Real Property, and environmental, engineering and other professional studies undertaken by Buyer.

5.11     Insurance Ratings.

     From the Effective Date until the Closing Date, Sellers shall take all actions reasonably requested by Buyer to enable Buyer to succeed to the Workers' Compensation and Unemployment Insurance ratings, insurance policies and other interests of each Seller and the Business for insurance or other purposes. Buyer shall not be obligated to succeed to any such rating, insurance policy, deposit or other interest, except as it may elect to do so.

5.12     Fulfillment of Conditions.

     Each Party will execute and deliver at the Closing each agreement, instrument or other document that such Party is required by this Agreement to execute and deliver as a condition to Closing, and will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the Guarantor, Buyer and each Seller contained in this Agreement, to the extent that satisfaction of such condition is within the control of such Party.

5.13     Release of Encumbrances.

     The obligation of Sellers to deliver the Assets free and clear of any Encumbrances (other than Permitted Encumbrances) shall be limited to obtaining a bankruptcy sale order that provides for the delivery of the Assets free and clear of any Encumbrances other than Permitted Encumbrances. In the event Buyer desires to have any Encumbrances released and discharged other than by means of the bankruptcy sale order, Buyer, at its sole cost, shall obtain such releases or discharges, provided that such release shall not delay or prevent the consummation of the Transaction.

 5.14    Dismissal of  Litigation

     Within three (3) Business Days of the Effective Date, BSC shall cause the lawsuit brought by BSC against the Guarantor in the Circuit Court of Jefferson County, Alabama to be dismissed without prejudice. Upon Closing, BSC shall grant to Guarantor a complete release and covenant not to sue on the basis of any and all claims comprising, related to, or connected with such lawsuit.

5.15     Guaranty of Buyer's Obligations.

     Under a separate instrument, Guarantor will irrevocably and unconditionally guarantee the performance of Buyer's obligations under this Agreement and payment of the Purchase Price and any other amounts payable by Buyer to Sellers under the terms of the Agreement that are not paid by Buyer when due.

5.16     Transfer Taxes.

     In accordance with ss.1146(c) of the Bankruptcy Code, the making or delivery of any instrument of transfer, including the filing of any deed or other document of transfer to evidence, effectuate or perfect the rights, transfers and interest contemplated by this Agreement, shall be in contemplation of a plan or plans of reorganization to be confirmed in the bankruptcy case, and as such shall be free and clear of any and all stamp tax or similar taxes. Sellers shall use their best efforts to make certain that the sale order so provides, and shall use their best efforts to ensure that the instruments transferring the Assets to Buyer shall contain the following endorsement:

          "Because this (instrument) has been authorized pursuant to Order of the United States Bankruptcy Court for the District of Delaware, in contemplation of a plan of reorganization of the Grantor, it is exempt from any law imposing a stamp tax or similar tax pursuant to 11 U.S.C. ss.1146(c)."

     In the event real estate transfer Taxes are nonetheless required to be paid in order to record the deeds to be delivered to Buyer in accordance herewith, or in the event any such Taxes are assessed at any time thereafter, such real estate transfer Taxes incurred as a result of the transactions contemplated hereby shall be paid by Buyer.

5.17     Use of Name.

     For the 180 days from and after the Closing Date, Sellers may use any of the names acquired by Buyer pursuant to this Agreement or any variations of the foregoing in the conduct of their business only as is required in or in connection with the Sellers' bankruptcy case or the winding up of their operations and except and solely to the extent as is required to perform any Contract which is not an Assumed Contract; provided, however, that such use shall not materially conflict with the business of Buyer.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

     The obligations of Sellers and their Affiliates hereunder are subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived in writing by Sellers:

6.01     Representations and Warranties; Covenants.

          (a) Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the Effective Date and, except where expressly limited to a specific date, on and as of the Closing Date, except where such failure to be true, complete and correct would not individually or in the aggregate have a material adverse effect on Sellers.

          (b) Each and all of the terms, covenants and agreements to be complied with or performed by Buyer on or before the Closing Date shall have been complied with and performed, including the obligations of Buyer in Section 8.03, except where such failure to comply or perform would not individually or in the aggregate have a material adverse effect on Sellers.

6.02     Adverse Actions or Proceedings.

     Except as set forth in Section 5.07, no Governmental Authority shall have taken any action or made any request of any Seller or Buyer which could reasonably be expected to have the effect of preventing the consummation of the Transaction, and there shall not be in effect any order restraining, enjoining or otherwise preventing consummation of the Transaction; provided that the Sellers shall have used their reasonable best efforts to cause any such order to be vacated or lifted.

6.03     Pre-Closing Confirmations.

     Sellers shall have obtained documentation or other written evidence reasonably satisfactory to Sellers that Sellers and Buyer have received or will receive all consents, approvals, authorizations and clearances of Governmental Authorities required of it to consummate the Transaction and that all applicable waiting periods under the HSR Act have expired.

6.04     Bankruptcy Court Order.

     Sellers shall have obtained or received documentation or other evidence reasonably satisfactory to Sellers that the Bankruptcy Court has issued a final order as described in Section 5.01 hereof, authorizing the consummation of the Transaction (or such order as is otherwise acceptable to Sellers) unless waived by Sellers.

6.05     Deliveries at Closing.

     Buyer shall have delivered to Sellers, in a form reasonably acceptable to Sellers, the documents referred to in Section 8.03 except where such failure would not individually or in the aggregate have a material adverse effect on the Sellers, and shall have paid the Purchase Price, as adjusted pursuant to Section 2.06.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     The obligations of Buyer hereunder are subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless waived in writing by Buyer:

7.01     Representations and Warranties; Covenants.

          (a) Each of the representations and warranties of Sellers (whether relating to itself or its Affiliates) contained in Sections 3.01, 3.03 (other than 3.03(c) and 3.03(d)), 3.04, 3.05, 3.12, and 3.13 (other than subsections (c), (e) or (f)), of this Agreement shall be true, complete and correct on and as of the Closing Date, except where such failure would not individually or in the aggregate have a material adverse effect on the Buyer or on the ownership or use of the Assets.

          (b) Each and all of the terms, covenants and agreements to be complied with or performed by Sellers on or before the Closing Date shall have been complied with or performed, including the obligations of Sellers in Section 5.02, except where such failure to comply or perform would not individually or in the aggregate have a material adverse effect on the Buyer or on the ownership or use of the Assets.

7.02     Pre-Closing Confirmations and Contractual Consents.

     Buyer shall have obtained or received from Sellers documentation or other evidence reasonably satisfactory to Buyer that:

          (a) Sellers and Buyer have received all consents, Permits, approvals, authorizations and clearances of Governmental Authorities required to consummate the Transaction and to allow Buyer to operate the Assets in substantially the same manner as operated prior to the Effective Date;

          (b) the  Bankruptcy  Court has issued a final  order as  described  in
     Section 5.01 hereof, authorizing the consummation of the Transaction (or such order as is otherwise acceptable to Buyer and Sellers) unless waived by the Buyer;

          (c) Buyer has obtained such other consents and approvals (other than such consents or approvals where the failure to obtain such approval would not individually or in the aggregate have a material adverse effect on the Buyer or on the ownership or use of the Assets) as may be legally or contractually required for Buyer's consummation of the Transaction unless waived by the Buyer;

          (d) Sellers have cured all defaults (whether monetary or non-monetary) under the material Assumed Contracts except for Assumed Contracts related to the Memphis Steel Mill Facility;

          (e) all applicable waiting periods under the HSR Act have expired or terminated (it being understood that this condition is the sole provision in this Section 7 relating to the Antitrust Laws and that this condition shall lapse and become null and void on the 270th day immediately following the Effective Date); and

          (f) the lawsuit brought by BSC against Guarantor in the Circuit Court of Jefferson County, Alabama has been dismissed without prejudice, and that BSC has granted to Guarantor and its Affiliates and their respective officers, directors, employees and representatives, a complete release and covenant not to sue on the basis of any and all claims of any kind and nature, known or unknown, occurring prior to the Closing Date.

7.03     Adverse Actions or Proceedings.

     No Governmental Authority shall have taken any action or made any request of any Seller or Buyer which could reasonably be expected to have the effect of preventing the consummation of the Transaction, and there shall not be in effect any order restraining, enjoining or otherwise preventing consummation of the Transaction; provided that the Guarantor and Buyer shall have used their reasonable best efforts to cause any such order to be vacated or lifted and shall have performed their obligations under Section 5.07.

7.04     Deliveries at Closing.

     Sellers shall have delivered to Buyer, in form reasonably acceptable to Buyer and approved by Buyer's counsel, the documents referred to in Section 8.02, except where failure to do so would not individually or in the aggregate have a material adverse effect on the Buyer or the ownership or use of the Assets.

7.05     Material Adverse Effect.

     No event or condition shall have occurred and no circumstance exists that has had, or could reasonably be expected to have, a material adverse effect on the condition or the operation of the Assets; provided, however, that an event or condition that affects the economy or the steel industry generally shall not be considered to have a material adverse effect.

8.       CLOSING; TERMINATION OF AGREEMENT

8.01     Closing.

          (a) Consummation of the sale and purchase of the Assets and the Business and the other transactions contemplated by and described in this Agreement (the "Closing") shall take place at the offices of Moore & Van Allen PLLC, Suite 4700, 100 North Tryon Street, Charlotte, North Carolina 28202 at 10:00 A.M. on the fifth Business Day following satisfaction or waiver of the conditions set forth in Article 6 and Article 7, or the delivery by the Auditors of the Net Inventory and Receivables Statement, or at such time or place as the Buyer and Sellers may mutually agree. Unless otherwise agreed in writing by the Buyer and Sellers at the Closing, the Closing shall be effective for accounting purposes as of 12:01 A.M. on the day following the Closing Date.

          (b) No later than five (5) Business Days prior to the Closing, Buyer may designate one or more Affiliates to take title to the Assets, and references to instruments or agreements to be executed and delivered to or by Buyer in this Agreement at the Closing shall apply to each such designee with respect to the Assets acquired by it. Buyer shall notify Sellers prior to the Closing of the names of such designees and, from and after the Closing, the rights, privileges and benefits of this Agreement applicable to Buyer shall benefit each such designee, subject to the terms, covenants and conditions of this Agreement, with respect to the Assets acquired by it.

8.02     Sellers' Closing Deliveries.

     At the Closing unless otherwise waived in writing by Buyer, Sellers shall deliver, or shall cause to be delivered, to Buyer:

          (a) general warranty deeds and (where applicable) assignments of lease, in form and substance reasonably acceptable to Buyer, in recordable form, conveying to Buyer good and marketable fee title to the Real Property Owned and valid leasehold title to any Real Property that is leased by any Seller, free and clear of all Encumbrances other than the Permitted Encumbrances;

          (b) bills of sale and assignment, as the case may be, in form and substance reasonably acceptable to Buyer, conveying to Buyer good and valid title to all of the Assets other than the Real Property, free and clear of all Encumbrances other than Permitted Encumbrances;

          (c) assignments in form and substance reasonably acceptable to Buyer, conveying the Sellers' interests in the Assumed Contracts to Buyer;

          (d) copies of resolutions or equivalent instruments duly adopted by the governing body of each Seller and, if required, the shareholders of each Seller authorizing and approving the execution and delivery of this Agreement and the consummation of the Transaction, certified as true and in full force and effect as of the Closing Date by the appropriate officers, directors or shareholders of each Seller;

          (e) certificates of the duly authorized President or Vice President or similar officer of BSC certifying that each of the representations and warranties of Sellers listed in Section 7.01(a) of this Agreement are true and correct on and as of the Closing Date, and that each and all of the terms, covenant and agreements set forth in Section 5.02 to be complied with or performed by Sellers (or their Affiliates) on or before the Closing Date have been complied with and performed, except when such failure to be true and correct or to comply will not cause a material adverse effect individually or in the aggregate on the Buyer or the ownership or use of the Assets;

          (f) a certificate of good standing from the jurisdiction in which each of BSC, BSE, and PESCO is organized, dated within thirty (30) days prior to the Closing Date;

          (g) consent of members of Richmond Recycling to the transfer to Buyer and its Affiliates of the Richmond Interests; and

          (h) such other instruments, agreements, certificates and documents as Buyer reasonably deems necessary to effect the Transaction.

8.03     Action of Buyer at Closing.

     At the Closing and unless otherwise waived in writing by Sellers, Buyer shall deliver to Sellers:

          (a) the Purchase Price;

          (b) an assignment and assumption agreement, fully executed by Buyer, in form and substance reasonably acceptable to Sellers, pursuant to which Buyer shall assume the future performance of the Assumed Contracts;

          (c) copies of resolutions duly adopted by the governing body of Buyer authorizing and approving Buyer's execution and delivery of this Agreement and the Transaction, certified as true and in full force and effect as of the Closing Date by an appropriate officer of Buyer,

          (d) certificates of the duly authorized President or a Vice President of Buyer certifying that each of the representations and warranties of Buyer contained in this Agreement is true and correct on and as of the Closing Date, and that each and all of the terms, covenants and agreements to be complied with or performed by Buyer on or before the Closing Date have been complied with and performed, except where such failure will not cause a material adverse effect individually or in the aggregate on the Sellers.

          (e) certificates of existence and good standing of Buyer from the jurisdiction in which it is organized, dated within thirty (30) days prior to the Closing Date; and

          (f) such other agreements, instruments and documents as Sellers reasonably deem necessary to effect the Transaction.

8.04     Termination Prior to Closing

     Notwithstanding anything herein to the contrary, this Agreement may be terminated, and the Transaction abandoned, upon notice by the terminating Party to the other Party:

               (i) at any time before the Closing, by mutual written consent of Buyer and Sellers without penalty or payment; or

               (ii) at any time before the Closing, by Buyer on the one hand, or Sellers on the other hand, in the event of a breach of this Agreement by the non-terminating Party which would create a failure of a condition to the non-terminating Party's obligation to close the Transaction under Sections 6 or 7, as the case may be, and which is impossible or impracticable, with the use of commercially reasonable efforts, to cure prior to the Closing; or

               (iii) at the option of any Party, if the Closing has not occurred within 285 days from the Effective Date; provided, however, that no Party may terminate under this Section if such Party's breach of this Agreement caused the failure of a condition under Sections 6 or 7 not to be satisfied.

9.       GENERAL

9.01     Schedules.

     The Schedules and all Exhibits and documents referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with reasonable particularity. Any statement, notation or other disclosure in any Schedule relates only to the particular section or subsection of the Agreement under which such statement, notation or disclosure is listed and does not apply to any other section or subsection of this Agreement.

9.02     Tax Effect.

     Neither Buyer nor Sellers (nor their counsel or accountants) have made or are making in this Agreement any representation to any other Party (or such Party's counsel or accountants) concerning any of the Tax effects or consequences on the other Party of the Transaction. Each Party represents that it has obtained, or may obtain, independent Tax advice with respect thereto and upon which it, if so obtained, has solely relied.

9.03     Reproduction of Documents.

     This  Agreement  and all documents  relating  hereto,  including  consents, waivers and modifications that may hereafter be executed, the documents delivered at the Closing, and financial statements, certificates and other information previously or hereafter furnished to any Party may be reproduced by any Party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Buyer and Sellers may destroy any original documents so reproduced. The Parties stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial, arbitral or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the Ordinary Course of Business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

9.04     Consents, Approvals and Discretion.

     Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by either Party that is not in such Party's sole discretion or either Party must or may exercise discretion (other than its sole discretion), such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

9.05     Choice of Law; Submission to Jurisdiction.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to such state's conflicts of laws rules. Each of the Buyer, Guarantor and Sellers hereby submits to the exclusive jurisdictions of the State and Federal Courts located in Delaware, including the Bankruptcy Court, and irrevocably waives, to the fullest extent permitted by law, any objection to such action based on venue or forum non conveniens.

9.06     Benefit; Assignment.

     This Agreement shall inure to the benefit of and be binding upon Guarantor, Buyer and Sellers and their respective legal representatives, successors and assigns. No Party may assign this Agreement without the prior written consent of the other Parties; provided, however, that Buyer may assign this Agreement, without the consent of Sellers, in whole or in part, to any Affiliate or Affiliates of Buyer; and further provided, Sellers may assign this Agreement to the collateral agent as collateral for the benefit of the Secured Parties and/or in connection with the exercise of such collateral agent of rights and remedies in connection with such security. In the event Buyer elects to assign this Agreement in whole or in part to any Affiliates of Buyer, Guarantor shall guaranty the performance of any and all obligations of such Affiliates hereunder.

9.07     No Third Party Beneficiary.

     The terms and provisions of this Agreement (including provisions regarding employee and employee benefit matters) are intended solely for the benefit of Guarantor, Buyer and Sellers, and their respective successors and permitted assigns, and are not intended to confer third-party beneficiary rights upon any other Person.

9.08     Waiver of Breach, Right or Remedy.

     The waiver by any Party of any breach or violation by another Party of any provision of this Agreement or of any right or remedy of the waiving Party in this Agreement (a) shall not waive or be construed to waive any subsequent breach or violation of the same provision, (b) shall not waive or be construed to waive a breach or violation of any other provision, and (c) shall be in writing and may not be presumed or inferred from any Party's conduct. Except as expressly provided otherwise in this Agreement, no remedy conferred by this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be in addition to every other remedy granted in this Agreement or now or hereafter existing at law or in equity, by statute or otherwise. The election of one or more remedies by a Party shall not constitute a waiver of the right of such waiving Party to pursue other available remedies. In addition to any other rights and remedies any Party may have at law or in equity for breach of this Agreement, each Party shall be entitled to seek an injunction to enforce the provisions of this Agreement.

9.09     Notices.

     Any notice, demand or communication required, permitted or desired to be given hereunder shall be deemed effectively given if given in writing (a) on the date tendered by personal delivery, (b) on the date received by facsimile or other electronic means, (c) one day after the date tendered for delivery by nationally recognized overnight courier, or (d) three days after the date tendered for delivery by United States mail with postage prepaid thereon, certified or registered mail, return receipt requested, in any event addressed as follows:

   If to Buyer:                   JAR Acquisition Corp.
                                  c/o Nucor Corporation
                                  2100 Rexford Road
                                  Charlotte, North Carolina  28211
                                  Attn:  Joseph A. Rutkowski
                                  Telephone:  (704) 367-8677
                                  Facsimile:  (704) 367-8696

   with a copy (that shall not
   constitute notice) to:         Moore & Van Allen PLLC
                                  Suite 4700
                                  100 North Tryon Street
                                  Charlotte, North Carolina  28202-4003
                                  Attn:  Ernest S. DeLaney III
                                  Telephone:  (704) 331-3519
                                  Facsimile:  (704) 339-5819

   If to BSC, BSE or PESCO:       Birmingham Steel Corporation
                                  1000 Urban Center Drive
                                  Suite 300
                                  Birmingham, Alabama  35242
                                  Attn:  Mr. J. Daniel Garrett
                                  Telephone:  (205) 970-1213
                                  Facsimile:  (205) 970-1353

   with a copy (that shall not    Burr & Forman LLP
   constitute notice) to:         3100 Southtrust Tower
                                  420 N. 20th Street
                                  Birmingham, Alabama  35203
                                  Attn:  Gene T. Price
                                  Telephone:  (205) 458-5328
                                  Facsimile:  (205) 458-5100

   If to Guarantor:               Nucor Corporation
                                  2100 Rexford Road
                                  Charlotte, North Carolina 28211
                                  Attn:  Joseph A. Rutkowski
                                  Telephone:  (704) 367-8677
                                  Facsimile:  (704) 367-8696


     or to such other address or number, and to the attention of such other Person, as any Party may designate at any time in writing in conformity with this Section 9.09.

9.10     Severability.

     If any provision of this Agreement is held or determined to be illegal, invalid or unenforceable under any present or future law by a court of competent jurisdiction: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, the parties hereto agree to negotiate in good faith a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

9.11     Entire Agreement; Counterparts; Amendment.

     This Agreement supersedes all prior or contemporaneous contracts, agreements and understandings and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties hereto representing the subject matter of this Agreement and no Party shall be entitled to benefits other than those specified herein. As between or among the parties hereto, any oral or written representation, agreement or statement not expressly incorporated herein, whether given prior to or on the Effective Date, shall be of no force and effect unless and until made in writing and signed by the parties hereto on or after the Effective Date. Each representation, warranty and covenant contained in this Agreement has independent significance, and if any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative level of specificity) that such Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant. This Agreement may be executed in two (2) or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument. This Agreement may not be amended except in a written instrument executed by the parties hereto.

9.12     Survival.

     The representations and warranties contained in this Agreement and in any Schedule or certificate delivered pursuant to this Agreement shall not survive consummation of the Transaction and shall expire immediately after the Closing; provided, however, that this Section 9.12 shall not in any manner affect the Purchase Price Adjustment set forth in Section 2.06.

9.13     Drafting.

     No provision of this Agreement shall be interpreted for or against any Person on the basis that such Person was the draftsman of such provision, and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any provision of this Agreement.

9.14     Publicity.

     No Party shall prior to the Closing, without prior consultation with the other parties to the extent practicable under the circumstances taking into account applicable laws and stock exchange requirements, make any public disclosure with respect to the Transaction, any negotiations or discussions concerning the Transaction or the existence of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals by their duly authorized officers as of the Effective Date.


                                      BSC:

                                      BIRMINGHAM STEEL CORPORATION


                                      By:
                                      Name:
                                      Title:

                                      BSE:

                                      BIRMINGHAM SOUTHEAST, LLC


                                      By:
                                      Name:
                                      Title:

                                      PESCO:

                                      PORT EVERGLADES STEEL CORPORATION


                                      By:
                                      Name:
                                      Title:

                                     BUYER:

                                     JAR ACQUISITION CORP.

                                     By:
                                     Name:
                                     Title:


                                     GUARANTOR:

                                     NUCOR CORPORATION


                                     By:
                                     Name:
                                     Title:

                                                                   EXHIBIT 99.3

                             PLAN SUPPORT AGREEMENT

     This PLAN SUPPORT AGREEMENT (this "Agreement"), dated as of May 30, 2002, is entered into by and among Birmingham Steel Corporation, a Delaware corporation (the "Company"), Birmingham Southeast, LLC, a Delaware limited liability company ("BSE"), Port Everglades Steel Corporation, a Delaware corporation ("Pesco"), Birmingham Recycling Investment Company, a Delaware corporation ("BRIC" and, together with BSE, Pesco and the Company, the "Company Group"), Nucor Corporation, a Delaware corporation ("NC"), JAR Acquisition Corp., a Delaware corporation ("JAR" and, together with NC, "Nucor"), and each of the undersigned Secured Parties.

                                    RECITALS

     WHEREAS, the Company, the Secured Parties and the other parties thereto are party to the Amended and Restated Collateral Agency and Intercreditor Agreement dated as of May 15, 2000 (the "Intercreditor Agreement");

     WHEREAS, the Company Group and Nucor have entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") and a guaranty thereof (the "Guaranty"), each dated as of the date hereof (the Asset Purchase Agreement and the Guaranty collectively, and as amended to the extent permitted hereunder, the "Purchase Agreement"), a copy of which is attached hereto as Exhibit A, pursuant to which Nucor will acquire substantially all of the assets and will assume certain obligations of the Company Group (the "Acquisition");

     WHEREAS, the Company Group and the Collateral Agent have entered into a Collateral Assignment dated as of the date hereof and acknowledged and consented to by Nucor (the "Collateral Assignment"), pursuant to which the Company Group has assigned all of its rights and interests (but none of its liabilities or obligations) under the Purchase Agreement and the Guaranty to the Collateral Agent for the benefit of the Secured Parties;

     WHEREAS, in conjunction with the Acquisition, the Company Group and Secured Parties by number constituting a majority of the Secured Parties and holding more than 662/3% of the Secured Obligations (the "Requisite Secured Parties") are prepared to agree, on the terms and subject to the conditions set forth in this Agreement, to file a "prearranged" plan of the Company Group and certain other subsidiaries of the Company Group as described more fully below (the "Plan") under Chapter 11 of title 11, United States Code (the "Bankruptcy Code");

     WHEREAS, to facilitate the Plan, pursuant to this Agreement, the Secured Parties will pay or provide for the payment of certain consideration to unsecured creditors and to equity holders from the Secured Parties' collateral or the proceeds thereof notwithstanding that the Secured Parties will not be paid in full;

     WHEREAS, in conjunction with the foregoing, the Company Group, Nucor and the Requisite Secured Parties desire to obtain confirmation of the Plan by the United States Bankruptcy Court for the District of Delaware or the United States District Court for the District of Delaware (the "Bankruptcy Court") and are willing to take the actions described in this Agreement to accomplish that goal, including (on the part of the Company Group) to file cases under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Cases") and to obtain confirmation and effectiveness of the Plan, (on the part of the Requisite Secured Parties) to accept the Plan in accordance with its terms and conditions, to support confirmation of the Plan, and not to dispose of their Secured Obligations except in accordance with the terms of this Agreement; and

     WHEREAS, the parties hereto have agreed to pursue a closing of the Purchase Agreement under Section 363 of the Bankruptcy Code if the Plan cannot be confirmed within a reasonable period of time.

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy of which is agreed, the parties hereto agree as follows:

Section 1.        Definitions.
-----------------------------

     Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Intercreditor Agreement. As used herein, the following terms shall have the meanings herein specified:

     (a) "Alternative Transaction Termination Date" shall mean the earliest date to occur of (A) without the prior written consent of the Requisite Secured Parties, any amendment, modification, waiver or supplement to the Purchase Agreement that would (1) change the form of, reduce, or delay the payment of, the consideration payable under the Purchase Agreement, (2) add to or make changes to the conditions precedent to the obligations of Buyer or Seller (each, as defined in the Purchase Agreement) under the Purchase Agreement, or (3) release or modify the Guaranty, (B) the Outside Termination Date (as defined below), (C) the entry of an order of the Bankruptcy Court that the Alternative Transaction (as defined below) shall not be authorized and cannot be amended or modified in a manner that would permit such approval without causing an event described in clause (A) of this definition, (D) the dismissal of the Chapter 11 Cases, (E) the conversion of the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code, unless the Chapter 7 trustee promptly proceeds with the Alternative Transaction, (F) the Company Group terminates its obligations hereunder pursuant to Section 5(b)(ii), and (G) the termination of the Purchase Agreement (except as a result of Bankruptcy Court approval of an Alternative Transaction under which a party other than Nucor is the purchaser);

     (b) "Outside Termination Date" shall mean February 28, 2003, provided, that, the Outside Termination Date shall be extended to August 31, 2003 if an order confirming the Plan or approving the Alternative Transaction has been entered prior to February 28, 2003, in each case, at a gross purchase price (upon the terms and conditions set forth in the Purchase Agreement), net of topping fees and expense reimbursement, of $615,000,000 or more, and the purchase contemplated by the Plan or Alternative Transaction has not been terminated, provided, further, that the Outside Termination Date shall only be extended to May 31, 2003 if an order approving an Alternative Transaction has been entered prior to February 28, 2003 at a price, net of topping fees and expense reimbursement, less than $615,000,000, and the purchase contemplated by the Alternative Transaction has not been terminated;

     (c) "Plan Support Termination Date" shall mean the earliest date to occur of (A) 120 days from the Filing Date (as defined below), subject to extension to 180 days at Nucor's option (unless the Plan has been confirmed on or prior to such date and the Company has not terminated its obligations under Section 5(b)(ii) hereof), (B) if the Bankruptcy Court enters an order that the Plan is not confirmable and cannot be amended or modified to be confirmable under
Section 1129 of the Bankruptcy Code without causing an event described in clause
(C) of this definition, (C) without the prior written consent of the Requisite Secured Parties, any amendment, modification, waiver or supplement to the Plan or Purchase Agreement that would (1) change the form of, reduce, or delay the payment of, the consideration payable under the Purchase Agreement, (2) add to or make changes to the conditions precedent to the obligations of Buyer or Seller under the Purchase Agreement, or (3) release or modify the Guaranty, (D) the Outside Termination Date, (E) the dismissal of the Chapter 11 Cases, (F) the conversion of the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code, and (G) the termination of the Purchase Agreement; and

     (d) "Secured Party Representative" shall mean the Agent Bank and the two Secured Parties holding the largest aggregate principal amount of Secured Obligations (other than the Agent Bank, not counting the Lease Claims, and treating the Equipment Notes as Secured Obligations) that are willing to serve as such.

Section 2.        Requisite Secured Parties' Obligations in Support of Plan.
---------------------------------------------------------------------------

     (a) Until the Plan Support Termination Date and subject to the terms and conditions of this Agreement, each of the undersigned Secured Parties covenants and agrees with the Company Group and Nucor:

          (i) to support, accept, consent to and vote in favor of the Plan (and not support a plan that does not have these provisions) containing the following terms and other terms not inconsistent with this Agreement that are reasonably acceptable to the Requisite Secured Parties:

               (A) approval of the  Acquisition  for a gross cash purchase price of $615,000,000 as set forth in the Purchase Agreement and subject to the adjustments set forth therein (the "Purchase Price") and assumption of the Purchase Agreement;

               (B) the Plan shall provide for (1) mutual releases of all claims in any way relating to or arising out of transactions with the Company Group among the Secured Parties, the Company Group and Nucor, their predecessors and successors in interests, their general and limited partners and other affiliates, and each of the officers, directors, employees and professional advisors of each of the foregoing (except for claims arising under the Purchase Agreement or this Agreement), and (2) as a condition precedent to receiving a distribution under the Plan or a Secured Party Distribution, the grant of releases of all claims relating to the Company Group by each employee, unsecured creditor and each existing equity holder of the Company Group or the Company, as the case may be, in favor of each of the Secured Parties, the Company Group and Nucor, their predecessors and successors in interests, their general and limited partners and other affiliates, and each of the officers, directors, employees and professional advisors of each of the foregoing; provided, however, that notwithstanding the foregoing, the release by AmSouth Leasing, Ltd. pursuant to this clause (B) shall be limited to claims relating to the Equipment Lease and the other Lease Documents;

               (C) rejection of contracts not expressly assumed by Nucor pursuant to the Purchase Agreement, including, without limitation, the Equipment Lease and the other Lease Documents to which the Company is a party (other than the Head Lease Documents (as defined in the Equipment Lease));

               (D) other customary terms and conditions of a Plan which are reasonably satisfactory to the Requisite Secured Parties; and

               (E) the cash and non-cash  proceeds (it being understood that any non-cash proceeds will be liquidated as per the instructions of the Requisite Secured Parties) (the "Proceeds") of the Acquisition or the Alternative Transaction to which the Secured Parties are entitled (meaning the gross proceeds of the Proceeds of the Acquisition or the Alternative Transaction, less amounts required to repay the DiP Financing (as defined below) and, without duplication, to pay the Company Group's post-petition payables as of the closing date under the Purchase Agreement or the Alternative Transaction, which were incurred in accordance with the Company Budget (as defined below)), the Company Group's cash on hand, and the Proceeds of the liquidation of the Excluded Assets (as defined in the Purchase Agreement) and any other assets of the Company Group not covered by the Purchase Agreement, shall be paid to the Collateral Agent for the benefit of the Secured Parties class, and such amounts shall be further distributed on behalf of the Secured Parties class (a "Secured Party Distribution") upon the later of the closing date of the Acquisition or the Alternative Transaction (the "Closing") or the effective date of the Plan (which shall preferably be prior to the Closing but in no event be later than the Closing), as the case may be, as follows (it being understood that the distributions in clauses (1) through (5) hereunder shall only be made simultaneously with the distributions to the Secured Parties in clause (6)):

                    (1) up to  $50,000,000  (plus,  with  respect  to clause (c)
               below, the Proceeds of the liquidation of the Excluded Assets) for the account of and for distribution to unsecured creditors, to be allocated as follows:

                         (a) to the extent unpaid at Closing,  $28,000,000 (less
                    pre-petition amounts paid to the critical vendors after the Filing Date but prior to such closing date) for the account of and for distribution to prepetition critical vendors, subject to the terms set forth on Exhibit B-1 attached hereto;

                         (b) $17,000,000 for the account of and in satisfaction of all executive and employee severance, and executive and employee benefit and retiree claims, including any claims in respect of stay or retention programs, incentive plans, accelerated vesting, accelerated benefits of any other kind, any other payments not part of recurring salaries and wages, and any payments made with respect to accrued vacation claims that have to be paid at Closing in excess of $250,000 (provided, that, the following amounts shall not be deducted from the $17,000,000 basket: (i) the ordinary course bonuses payable in August 2002 and not to exceed $1,800,000 in cash, as further described on Exhibit B-2 attached hereto, (ii) the ordinary course bonuses payable in Company stock, and
                    (iii) such payments made with respect to Section 2(a)(i)(E)(4) below), subject to the terms set forth on Exhibit B-3 attached hereto; and

                         (c)   $5,000,000   plus  the  cash   proceeds   of  the
                    liquidation of the Excluded Assets distributed to any general unsecured creditors provided that such class votes in favor of the Plan; otherwise such class shall not receive a Secured Party Distribution;

                    (2) if and to the extent  not  already  paid by the  Company
               Group during the pendency of the Chapter 11 Cases in accordance with the budget referred to in the DiP Financing (the "Company Budget") or applicable orders of the Bankruptcy Court, up to $12,500,000 for the satisfaction of the Company Group's unpaid priority tax claims (as described in Section 507(A)(8) of the Bankruptcy Code) and actual reasonable expenses related to the Plan, the Acquisition and, if applicable, the Alternative Transaction, including, without limitation, the fees and expenses of CIBC World Markets Corp. ("CIBC"), provided, that, if CIBC was already paid by the Company Group during the pendency of the
               Chapter 11 Cases, its fees shall be deducted from the $12,500,000, subject to the terms set forth on Exhibit B-4 attached hereto, and professional fees and expenses incurred by the Company Group (including, without limitation, those of official creditor committees and Secured Party groups entitled to payment) and approved by the Bankruptcy Court;

                    (3) a  reserve  of  $500,000  to the  Company  Group for the estimated post-effective date wind-down costs of the Company Group (it being understood that any unused portion of the reserve will be distributed to the Secured Parties pursuant to the Intercreditor Agreement);

                    (4) up to $1,000,000 for  distribution to certain  employees of the Company Group identified by the Company's current Chief Financial Officer with the prior written consent of the Informal Group, subject to the terms set forth on Exhibit B-5 attached hereto;

                    (5) $15,000,000 for the account of, for  distribution to and in satisfaction of all claims and interests of the existing equity holders of the Company (without regard to any existing options or warrants, all of which shall be cancelled); and

                    (6) the balance  distributed to the Secured Parties pursuant to the Intercreditor Agreement;

          (ii) when it receives the solicitation materials (the Plan, the related disclosure statement (the "Disclosure Statement"), and a ballot), to timely accept the Plan and to deliver its acceptance of the Plan (an "Acceptance") in accordance with the voting instructions contained in the Disclosure Statement, and to not revoke or withdraw its Acceptance unless and until it is permitted to do so under this Agreement;

          (iii) to forbear from  seeking  relief from the  automatic  stay under
     Section 362 of the Bankruptcy Code, dismissal of the Chapter 11 Cases, or conversion of the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code;

          (iv) to cause the nominee (if any) of each of the undersigned Secured Parties, as record holder of the Secured Obligations beneficially owned by such Secured Party, to take such actions or to refrain from taking such actions as such Requisite Secured Party has agreed to herein;

          (v) not to request that the venue of the Chapter 11 Cases be transferred out of the Bankruptcy Court;

          (vi) to cause the Collateral Agent to make the Secured Party Distributions as provided in Section 2(a)(i)(E);

          (vii) to use its reasonable best efforts (which will not involve out-of-pocket expenses other than professional fees) to (or instruct its counsel to do so) reach agreement with the Company Group by May 31, 2002 on the First Day Orders (as defined below), the form of the Plan and Disclosure Statement; and

          (viii) that each Secured Party consents to the Company Group entering into the debtor-in-possession financing arrangement with Bank of America, N.A. on the terms contained in the form of loan agreement attached hereto as Exhibit C (the "DiP Financing").

     (b) After the Plan Support Termination Date and until the Alternative Transaction Termination Date, subject to the terms and conditions of this Agreement, each of the undersigned Secured Parties covenants and agrees with the Company Group and Nucor:

          (i) to use its reasonable best efforts (which will not include out-of-pocket costs other than professional fees) to support consummation of the Purchase Agreement and a sale under Section 363 of the Bankruptcy Code with Nucor as the initial and firm bidder for a gross cash purchase price of $615,000,000 (upon the terms and conditions set forth in the Purchase Agreement) as specified herein (the "Alternative Transaction");

          (ii) as part of the Alternative Transaction, the Company shall seek, and if the Company refuses to do so, the undersigned Secured Parties shall use reasonable efforts to seek (and support) bidding procedures with the following terms:

               (A) the Purchase Agreement shall be approved and the Company Group shall be authorized and directed to consummate the sale to Nucor unless a "higher and better" offer is received;

               (B) Nucor will receive expense reimbursement of its reasonable professional fees incurred in connection with the negotiation, execution and performance of the Purchase Agreement (up to $2,000,000), and a topping fee of $25,000,000 if an Alternative Transaction closes with a purchaser other than Nucor and its affiliates;

               (C) any prospective bidder (including Nucor) would be required to post a $27,000,000 cash deposit which would become subject to forfeiture if the prospective bidder wins the auction but fails to close because of its own default, whereupon Nucor would then be entitled to receive the $27,000,000 deposit of the defaulting bidder to fund the foregoing amounts;

               (D) the initial overbid over the Purchase Agreement would have to be in cash or cash equivalents, contain substantially the same terms and conditions as the Purchase Agreement, and equal or exceed the Purchase Price by the sum of $2,000,000, plus a $25,000,000 topping fee, plus an additional $5,000,000 (for a total bid of $647,000,000);

               (E) Nucor shall be credited in its subsequent bidding with $27,000,000, representing expense reimbursement plus its topping fee; and

               (F) each bid after the initial overbid must be in cash or cash equivalents and exceed the prior bid by at least $2,000,000;

          (iii) to forbear from  seeking  relief from the  automatic  stay under
     Section 362 of the Bankruptcy Code, dismissal of the Chapter 11 Cases, or conversion of the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code;

          (iv) to cause the nominee (if any) of each of the undersigned Secured Parties, as record holder of the Secured Obligations beneficially owned by such Secured Party, to take such actions or to refrain from taking such actions as such Requisite Secured Party has agreed to herein;

          (v) not to request that the venue of the Chapter 11 Cases be transferred out of the Bankruptcy Court; and

          (vi) In the event an Alternative Transaction is consummated, if the order approving the Alternative Transaction provides for the payment of the Proceeds thereof to the Collateral Agent for the benefit of the Secured Parties, the undersigned Secured Parties covenant and agree to cause (and if necessary, to cause the Collateral Agent to make) the Secured Party Distributions to be made from the Proceeds of the Alternative Transaction as set forth in Section 2(a)(i)(E) (except that there shall be no distribution with respect to clause (1)(c) thereof) without necessarily making such distributions pursuant to a plan under Chapter 11 of the Bankruptcy Code, subject to simultaneous or prior receipt of the releases specified in Section 2(a)(i)(B), rejection of any contract not expressly assigned to Nucor or the purchaser in the Alternative Transaction (if not Nucor), including, without limitation, the Equipment Lease as specified in
     Section 2(a)(i)(C), and simultaneous or prior receipt by the Secured Parties of the distribution described in clause (6) of Section 2(a)(i)(E) without giving effect to clause (1)(c) thereof. Alternatively, if the order approving the Alternative Transaction does not provide for the distribution of the Proceeds to the Collateral Agent for the benefit of the Secured Parties, the Company Group and the undersigned Secured Parties covenant and agree to use reasonable efforts to cooperate on the formulation, the filing by the Company Group, and the confirmation by the Bankruptcy Court of a liquidating plan for the Company Group, under which the Proceeds of the Alternative Transaction, the Company Group's cash on hand and the Proceeds of the liquidation of the Excluded Assets and any other assets of the Company Group not covered by the Purchase Agreement will be distributed as set forth in Section 2(a)(i)(E) (except that there shall be no distribution with respect to clause (1)(c) thereof), and which plan will contain other terms and conditions consistent with this Agreement, provided, that, if such plan does not become effective within 90 days of the order approving the Alternative Transaction, the Company Group covenants and agrees to consent to a relief from the stay under Section 362 of the Bankruptcy Code so that the Collateral Agent may distribute the Proceeds of the Alternative Transaction as described above.

     (c) Subject to the terms and conditions of this Agreement, each of the undersigned Secured Parties covenants and agrees not to:

          (i) take any action to oppose or designed to prevent (A) until the Plan Support Termination Date, timely confirmation of the Plan or (B) until the Alternative Transaction Termination Date, consummation of the Acquisition or Alternative Transaction, as applicable;

          (ii) until the Alternative Transaction Termination Date, provided that the Informal Group (as defined below) has approved or expressed its non-opposition to the same in writing, object to (A) any "first day" motion filed by the Company Group, (B) any motion filed by the Company Group for approval of the DiP Financing, use of cash collateral, or post-confirmation financing, or (C) any motion filed by the Company Group in the Chapter 11 Cases that is expressly contemplated by or otherwise consistent with this Agreement (provided that Secured Parties may object to fee applications);

          (iii) until the Plan Support Termination Date, object to confirmation of the Plan or support any such objection by a third party or otherwise commence any proceeding to oppose or alter the Plan or the Disclosure Statement;

          (iv) until the Plan Support Termination Date (or with respect to the plan of liquidation contemplated in Section 2(b)(vi), until the time contemplated by Section 2(b)(vi) for such plan), vote for, consent to, support, encourage, solicit or participate in the formulation of any other plan of reorganization or liquidation (other than the plan of liquidation contemplated in Section 2(b)(vi)) proposed or filed or to be proposed or filed in the Chapter 11 Cases, or any other action or proceeding that could reasonably be expected to prevent, delay or impede the successful confirmation of the Plan; and

          (v) until the Plan Support Termination Date take any other action that is inconsistent with, or that would delay or impair confirmation of the Plan.

     (d) Subject to the terms and conditions of this Agreement, each of the Owner Trustee and the Owner Participants covenants and agrees with the other Secured Parties, the Company Group and Nucor:

          (i) that following the consummation of the Acquisition or an Alternative Transaction and the rejection of the Equipment Lease, the distribution to be made with respect to the Lease Claims pursuant to the Intercreditor Agreement shall be made as if the Equipment (as defined in the Equipment Lease) has no value, and, accordingly, not to make any claim that any portion of such distribution be allocated to the purchase of the Equipment; and

          (ii) at the closing of the Acquisition or the Alternative Transaction, to execute any and all documents, agreements and instruments, and take all such further actions, as may reasonably be required under the circumstances, to convey all of their right, title and interest in, to and under the Equipment to, without recourse, the Company, which shall immediately convey it to Nucor or the purchaser in the Alternative Transaction (if not Nucor) under the Purchase Agreement.

     (e) As a condition to the Secured Parties' agreement hereto, (i) the Company Group shall pay (prior to the Filing Date) the reasonable fees and expenses to date of professional advisors of each Secured Party (including without limitation those of the advisors to Bank of America, N.A., the Note Holders, AmSouth Leasing, Ltd., the Lenders and Capital Funding VII LLC) (it being understood by all the parties hereto that the satisfaction of the condition in this clause (i) of Section 2(e) is a condition precedent to the effectiveness of this Agreement), (ii) the Plan will provide that (A) the provisions of the Plan that benefit the Secured Parties may be waived by the Requisite Secured Parties (if not discriminatory toward any particular Secured Party) without the consent of the Company Group or Nucor, and (B) the provisions of the Plan that benefit the Company Group may only be waived with the consent of the Company Group and the Requisite Secured Parties, (iii) the Plan will prohibit Nucor, or any of its Affiliates, from hiring or offering future employment to the Company's current Chief Financial Officer and Controller at any time until such time as the Net Inventory and Receivables Statement (as defined in the Purchase Agreement) is finally settled among the Parties (as defined in the Purchase Agreement) and the Parties have paid the amounts required to be paid, in each case, pursuant to Sections 2.05 or 2.06 of the Purchase Agreement, (iv) NC shall execute and deliver to the Secured Parties the Guaranty in favor of the Company Group, and (v) Nucor shall execute and deliver the Collateral Assignment.

Section  3.  Company  Group's  Obligations  in  Support  of  the  Plan;  Launch.
----------------------------------------------------------------------------

     The  Company  Group  covenants  and  agrees  with the  undersigned  Secured
Parties:

     (a) to provide a draft Plan, by May 24, 2002, and a draft Disclosure Statement, by May 30, 2002, to the informal Bank steering committee (the "Lender Group") and the informal Note Holder subcommittee (the "Note Holder Group" and, together with the Lender Group, the "Informal Group"; the Lender Group and the Note Holder Group are each referred to as a "member" of the Informal Group), which may disclose same to the other Secured Parties (it being understood that copies sent to Winstead Sechrest & Minick P.C., Bingham Dana LLP, and O'Sullivan LLP (as per separate instructions to be provided to the Company), will constitute notice to the Informal Group);

     (b) on or prior to May 28, 2002, to submit draft first day motions for orders ("First Day Orders") to the Informal Group (which may disclose same to the other Secured Parties) which shall include motions for orders to (i) provide solely as funding therefor is available under the DiP Financing adequate protection to the Secured Parties in the form of payments at the prepetition rate (including monthly payments of an amount equal to interest on the Stipulated Loss Value component of the Lease Payment Claims at 10.24% per annum) and payments of the reasonable fees and expenses of their professional advisors (including, without limitation, those of Bank of America, N.A., the Note Holder Group, AmSouth Leasing, Ltd., the Lenders, and Capital Funding VII LLC), (ii) establish a critical vendor program, (iii) pay unpaid prepetition employee wages in the ordinary course of business, (iv) seek a hearing on the approval of the Disclosure Statement and solicitation procedures, (v) set a bar date if deemed appropriate by the Company Group and Informal Group, (vi) reject the Equipment Lease and the other Lease Documents to which the Company is a party (other than the Head Lease Documents), provided, that, such motion will request an order that will authorize and direct the Company to comply with all non-monetary covenants relating to the Equipment under the Equipment Lease (including, without limitation, Sections 6.3 and 7 of the Equipment Lease (with the Storage Period referred to in Section 6.3 being modified so that it continues until the termination of this Agreement)) notwithstanding the rejection of the Equipment Lease and the other Lease Documents, and (vii) assume this Agreement;

     (c) use their reasonable best efforts to reach agreement with the Requisite Secured Parties on the First Day Orders, form of Plan and form of Disclosure Statement by May 31, 2002;

     (d) to file the Chapter 11 Cases by June 4, 2002 (the earlier of the actual filing date and May 31, 2002, the "Filing Date") in the Bankruptcy Court;

     (e) upon filing the Chapter 11 Cases, to immediately file the Plan and the Disclosure Statement and seek approval of its First Day Orders in the form approved by the Informal Group and the Company Group;

     (f) to exercise its reasonable best efforts to obtain orders of the Bankruptcy Court confirming the Plan, with only such amendments thereto as shall be approved in writing by the Requisite Secured Parties and by any of the individual Secured Parties required under the Bankruptcy Code and applicable law, and approving the First Day Orders, approving the DiP Financing, and approving the assumption of this Agreement and such other items reasonably requested by the Requisite Secured Parties, as expeditiously as possible and within the time periods set forth herein, under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure;

     (g) to consummate the Plan as soon as reasonably practicable after confirmation;

     (h) to actively encourage its officers and employees to operate the Company Group's business in the ordinary course consistent with past practice, and to take all reasonable actions to facilitate the Acquisition or an Alternative Transaction;

     (i) to use reasonable efforts to keep the Secured Parties and Nucor apprised of its business operations and efforts toward confirmation and effectiveness of the Plan;

     (j) that the Secured Parties and Nucor are free to communicate with one another with respect to the Company Group, the Acquisition, an Alternative Transaction, the Chapter 11 Cases, and related matters;

     (k) to disclose to the Secured Parties all fee arrangements relating to financial advisory, consulting, investment or commercial banking services (including, without limitation, fees payable on a sale of assets, advisory fees, commitment fees, and arrangement fees, but excluding any prepetition fees relating to the DiP Financing and professional fees approved by the Bankruptcy Court) it is obligated or may become obligated to pay, provided, further, that the payment of any such fees, other than those fees set forth on Schedule 1 attached hereto, the professional fees approved by the Bankruptcy Court, and the prepetition DiP Financing fees, shall be subject to the prior written approval of the Requisite Secured Parties;

     (l) subject to the approval of the Bankruptcy Court, which the Company covenants to use its best efforts to obtain, following the Plan Support Termination Date, to withdraw the Plan and proceed to close on the Purchase Agreement pursuant to an Alternative Transaction;

     (m) to use its reasonable best efforts to maintain the venue of the Chapter 11 Cases in the Bankruptcy Court;

     (n) to amend its policies or take other appropriate action with respect to vacation days accrued by its employees to the extent necessary so that all accrued vacation days will have been used by the date of the consummation of the Acquisition or, if the Acquisition does not occur, an Alternative Transaction not under the Purchase Agreement;

     (o) upon receipt thereof, to promptly deliver to each Secured Party any notice given to or by the Company Group under the Purchase Agreement;

     (p) to use their reasonable best efforts to cause Ernst & Young, LLP to cooperate with the Buyer's Auditors (as defined in the Purchase Agreement) in determining Net Inventory and Receivables (as defined in the Purchase Agreement);

     (q) not to enter into (other than in the ordinary course of business) any employee stay or retention programs and other arrangements pursuant to which the Company Group's employees would receive non-ordinary course payments not contemplated by the Plan or this Agreement;

     (r) to provide weekly statements of accounts receivable, accounts payable and inventory to each member of the Informal Group and their financial advisors; and

     (s) to comply with all non-monetary covenants relating to the Equipment under the Equipment Lease (including, without limitation, Sections 6.3 and 7 of the Equipment Lease (with the Storage Period referred to in Section 6.3 being modified so that it continues until the termination of this Agreement)) notwithstanding the rejection of the Equipment Lease and the other Lease Documents.

Section 4.        Nucor's Obligations.
-------------------------------------

     Nucor covenants and agrees with the Company Group and the Secured Parties:

     (a) to use all reasonable efforts to consummate the Acquisition or an Alternate Transaction;

     (b) following the Plan Support Termination Date, Nucor will bid, as the opening and firm bid, the Purchase Price upon the terms and conditions set forth in the Purchase Agreement and Sections 2(b)(i) and 2(b)(ii) herein;

     (c) promptly proceed to close on the Purchase Agreement in accordance with its terms if Nucor is the successful bidder pursuant to the Alternative Transaction;

     (d) the Purchase Agreement is included within the Collateral, and that, to the extent provided therein, the Collateral Agent on behalf of the Secured Parties may enforce all or any part of the Purchase Agreement as assignee (following the collateral assignment of the Purchase Agreement by the Company Group to the Collateral Agent for the benefit of the Secured Parties);

     (e) not to file or support a motion to change the venue of the Chapter 11 Cases from the Bankruptcy Court;

     (f) the Secured Party Representative shall have the rights and the obligations assigned thereto in Section 2.06 of the Purchase Agreement;

     (g) if all other conditions to the Purchase Agreement have been satisfied and if the order confirming the Plan (the "Confirmation Order") or the order approving the Alternative Transaction (the "Sale Order") authorizes the Sellers to immediately consummate the Acquisition or the Alternative Transaction without awaiting the expiration of any applicable time period for appealing such order, to consummate the Acquisition or the Alternative Transaction notwithstanding the fact that neither the Confirmation Order nor the Sale Order has become a final order because (i) the ten (10) day period provided for by Federal Rule of Bankruptcy Procedure 8002 has not yet expired, or (ii) such period has expired, but a notice of appeal, motion for reconsideration, motion for reargument, petition for certiorari or like pleading seeking relief from either the Confirmation Order or Sale Order has been filed, provided, that, (x) no stay of either the Confirmation Order or Sale Order shall be in effect, or (y) if a stay has been granted by the Bankruptcy Court, such stay shall have been dissolved; and

     (h) NC covenants and agrees with the Company Group and the Secured Parties not to amend, modify, supplement, replace or otherwise change the Guaranty in any way without the prior written consent of the Company Group and Requisite Secured Parties.

Section 5.        Willful Breach by Company Group.
-------------------------------------------------

     (a) A "Breach" shall have occurred if the Company Group willfully breaches any covenant contained in Section 3 (irrespective of whether this Agreement has been assumed), and such Breach shall continue unremedied for a period of at least 10 business days after notice from the Requisite Secured Parties, as determined by the Bankruptcy Court.

     (b) Upon the occurrence of any Breach, (i) the Requisite Secured Parties may proceed to determine the amount of any damages caused by such Breach (as determined by the Bankruptcy Court), and such amount shall be deducted pro rata from the Secured Party Distributions to satisfy existing equity claims and interests specified in Section 2(a)(i)(E)(5), or (ii) promptly following the Bankruptcy Court's determination of the amount of the damages, the Company Group may terminate its obligations hereunder.

Section 6.        Disposition of Secured Obligations.
----------------------------------------------------

     Subject to the provisions of Section 24, each of the undersigned Secured Parties hereby covenants and agrees with the Company Group that, from the date hereof through and including the date the Plan is confirmed or an Alternative Transaction is consummated, such Secured Party shall not, and shall not agree to: (a) sell, transfer, assign, pledge or hypothecate or otherwise dispose of any Secured Obligation now owned or that may hereafter be acquired by such Secured Party at any time, or any voting interest therein, except to a transferee who executes and delivers to the Company Group (with a copy to counsel to the Informal Group) an executed counterpart of this Agreement (and thereby agrees to be bound by the terms and conditions of this Agreement); or
(b) take any action transferring, limiting, restricting or otherwise adversely affecting its ability to vote (including granting any proxy with respect thereto or otherwise granting any party not bound hereby the power to vote or direct the voting of) its claims against the Company Group other than as provided in this Agreement. Further, any additional Secured Obligations acquired by any Secured Party shall be treated as if owned on the date hereof.

Section 7.        Disclosure of Individual Holding.
--------------------------------------------------

     Unless required by applicable law, the Company Group shall not disclose the aggregate principal amount of the Secured Obligations held by an undersigned Secured Party without the prior written consent of such Secured Party. If such disclosure is required by law, and the Company Group has or believes it has such information in its possession, the Company Group shall afford such Secured Party a reasonable opportunity to review and comment upon such disclosure before the release or publication thereof. The foregoing shall not prohibit the Company Group from disclosing the approximate aggregate principal amount of the Secured Obligations held by the Secured Parties as a group or filing this Agreement if necessary under the Plan, provided, that, in such instance, the signature pages to and Schedule 2 of this Agreement shall not be filed unless required by law, and if so required, shall be filed under seal pursuant to a confidentiality order acceptable to the Informal Group.

Section 8.        Representations and Warranties of the Company Group.
---------------------------------------------------------------------

     Subject to bankruptcy law, the Company Group represents and warrants to the Secured Parties and Nucor the following:

     (a) the Company Group has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement;

     (b) the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part, and the Acquisition contemplated by the Plan has been approved by the boards of directors of the Company, BSE, Pesco and BRIC;

     (c) the execution, delivery and performance by the Company Group of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its organizational documents or those of any of its subsidiaries or (ii) result in breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party or under its organizational documents, other than the Secured Obligations, the Intercreditor Agreement, the Prepetition Secured Loan Documents (as defined in the Plan) and any agreements related thereto;

     (d) the execution, delivery and performance by the Company Group of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except, as contemplated by the Purchase Agreement, in connection with the commencement and prosecution of the Chapter 11 Cases, the approval of the Disclosure Statement, and confirmation of the Plan by the Bankruptcy Court;

     (e) subject to the applicable provisions of the Bankruptcy Code, this Agreement and the undertakings set forth herein are the legal, valid and binding obligation of the Company Group, enforceable against it in accordance with its terms, subject to equitable principles, and bankruptcy, moratorium and other laws affecting the rights of creditors generally;

     (f) the Company Group has all requisite power and authority to amend its policies with respect to vacation days accrued by its employees in a way that would eliminate all such accrued vacation days prior to the consummation of the Acquisition or an Alternative Transaction; and

     (g) as of the date hereof, the value of the vacation time accrued by the employees of the Company Group is less than $1,500,000.

Section 9.        Representations and Warranties of the Secured Parties.
-----------------------------------------------------------------------

     Each of the undersigned Secured Parties, severally and not jointly, represents and warrants to the Company Group and Nucor the following:

     (a) it is the beneficial owner (or serves as the investment advisor to the beneficial owner with authority to bind such beneficial owner) of certain Secured Obligations;

     (b) it has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement, and no further action is required by the board of directors or other governing body or the stockholders, members or equity holders thereof;

     (c) the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part;

     (d) the execution, delivery and performance by such Secured Party of this Agreement and the undertakings set forth herein do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its organizational documents or those of any of its subsidiaries or (ii) result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party or under its organizational documents;

     (e) this Agreement and the undertakings set forth herein are the legal, valid and binding obligation of such Secured Party, enforceable against it in accordance with its terms, subject to equitable principles, and bankruptcy, moratorium and other laws affecting the rights of creditors generally; and

     (f) to the best knowledge of the person signing below on behalf of such Secured Party and as of the date of this Agreement, the principal amount of the Secured Obligations covered by Section 9(a) of such Secured Party plus any available estimate of interest, fees and make-whole amount related thereto (or in the case of the Owner Trustee, the amount of the Lease Payment Claims) are set forth opposite such Secured Party's name on the signature pages hereof (or alternatively, have been communicated to the Company Group or Informal Group and are set forth in Schedule 2 attached hereto), provided, that, this representation is made without prejudice to any proof of claim to be filed by or on behalf of such Secured Party, provided, further, that if any Secured Party learns that the amounts provided on its signature page or set forth on Schedule 2 are not correct, it shall promptly update or otherwise amend such amounts by giving written notice of such amendment to the Company Group and Informal Group.

Section 10.       Representations and Warranties of Nucor.
---------------------------------------------------------

     Nucor represents and warrants to each of the undersigned Secured Parties and the Company Group the following:

          (a) Nucor has the requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement;

          (b) the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part, and the Acquisition contemplated by the Plan has been approved by Nucor's Board of Directors;

          (c) the execution, delivery and performance by Nucor of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or its organizational documents or those or (ii) result in breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party or under its organizational documents; and

          (d) this Agreement and the undertakings set forth herein are the legal, valid and binding obligations of Nucor, enforceable against it in accordance with its terms, subject to equitable principles, and bankruptcy, moratorium and other laws affecting the rights of creditors generally.

Section 11.       Acknowledgement.
---------------------------------

     This Agreement is the product of good faith negotiations between the Company Group, Nucor and the undersigned Secured Parties. This Agreement is not and shall not be deemed to be a solicitation for Acceptances. The parties agree that Acceptances will not be solicited until the Company Group has distributed the Disclosure Statement and accompanying solicitation material is in accordance with applicable law.

Section 12.       Representation by Counsel.
-------------------------------------------

     Each party hereto acknowledges that it has been represented by counsel in connection with this Agreement. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto.

Section 13.       Informal Group.
--------------------------------

     None of the members of the Lender Group or the members of the Note Holder Group shall be deemed to be a fiduciary for any other Secured Party, Nucor or the Company Group by virtue of its membership in the Informal Group.

Section 14.       Reservation of Rights.
---------------------------------------

     Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of the undersigned Secured Parties, the Company Group, or Nucor to protect and preserve its rights, remedies and interests or its full participation in the Chapter 11 Cases. Nothing herein is intended to constitute a waiver by the Company Group of its exclusive period to file and obtain acceptance of a plan, and each of the undersigned Secured Parties agrees not to seek termination of such exclusive period until the earlier of the date the Company Group abandons the Plan or 180 days from the Filing Date. In addition, nothing herein is intended to, or does, in any manner waive, limit, modify, impair or restrict the rights and interests of any Secured Party under the Intercreditor Agreement. If the transactions contemplated herein or in the Plan are not consummated, or if this Agreement is terminated for any reason, the parties hereto fully reserve any and all of their rights, subject to the provisions of Section 24. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement shall not be admitted into evidence in any proceeding other than in a proceeding to enforce its terms.

     Notwithstanding anything to the contrary herein, (i) each Secured Party signatory hereto which is also a Lender shall have no obligation hereunder in respect of any interest it may hold, whether direct or indirect, in any Secured Obligations in respect of the Equipment Lease or the Equipment Notes (the "Excluded Obligations") and (ii) such Secured Party shall be entitled to exercise any right under the Bankruptcy Code or any other applicable law with respect to the Excluded Obligations, except as otherwise provided in the Intercreditor Agreement or the Lease Documents.

Section 15.       Consideration.
-------------------------------

     No party has received any consideration for entering into this Agreement, other than the agreements, representations and warranties contained herein.

Section 16.       Specific Performance.
--------------------------------------

     The Company Group, the undersigned Secured Parties and Nucor agree that damages alone would not be an adequate remedy for any breach of this Agreement and that any breach of this Agreement may be enforced by an appropriate injunction, order of specific performance, or other equitable remedy. Each party waives any requirement that the other party demonstrate as a condition to an equitable remedy that there is no adequate remedy at law.

Section 17.       Governing Law.
-------------------------------

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the conflicts of law provisions thereof and, to the extent applicable, the Bankruptcy Code.

Section 18.       Counterparts.
------------------------------

     This Agreement may be executed in any number of counterparts, either in original or by facsimile, any one of which maybe deemed an original.

Section 19.       Modifications in Writing.
------------------------------------------

     No modification or amendment of the terms of this Agreement shall be valid unless such amendment is in writing and signed by the Company Group, Nucor and each of the undersigned Secured Parties who is to be bound by the modification or amendment, upon which such modification or amendment shall be binding on all signatories to the modification or amendment.

Section 20.       Headings.
--------------------------

     The headings of the paragraphs of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

Section 21.       Successors and Assigns.
----------------------------------------

     This Agreement is binding on and enforceable by the parties hereto and their respective legal representatives, successors and assigns.

Section 22.       Informal Group.
--------------------------------

     Whenever this Agreement permits, requires, or authorizes an act, consent, approval, or waiver by the members of the Informal Group, the act, consent, approval, or waiver shall be taken or made in accordance with the internal procedures of such member and evidenced by a writing signed by counsel to such member.

     Any member of the Lender Group or any member of the Note Holder Group may resign from the Informal Group at any time. In the event a Bank or a Note Holder resigns from the Lender Group or the Note Holder Group, respectively, the Banks or the Note Holders may internally appoint a replacement, as applicable. In the event the Informal Group is dissolved, the rights of the Informal Group will go to the Secured Parties generally.

Section 23.       Notices.
-------------------------

     All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party at its address or telex or facsimile number set forth on the signature pages hereof or at such other address or facsimile number as such party may specify for this purpose by notice to the other parties hereunder. Copies of all notices (which shall not constitute notice) shall also be delivered to the counsel listed on Schedule 3 attached hereto, and to each other Secured Party.

Section 24.       Termination; Acceptances.
------------------------------------------

     Notwithstanding any provision of this Agreement to the contrary (except for Sections 24 and 27 which shall survive termination), this Agreement will terminate and be of no further force or effect on the Alternative Transaction Termination Date, provided, that, if the Closing occurs and the Proceeds of the Acquisition or Alternative Transaction are paid to the Collateral Agent, the obligation to make (or cause the Collateral Agent to make) the Secured Party Distributions in accordance with the terms and conditions of this Agreement will remain in effect until all such Secured Party Distributions have been made.

     After the Plan Support Termination Date, any Acceptances will be null and void, and if the Company Group intends to seek confirmation of a plan, it shall disclose the event triggering the Plan Support Termination Date and re-solicit Acceptances.

     Notwithstanding any termination of this Agreement, each of the undersigned Secured Parties agrees that, if a sale of all or substantially all of the
Company Group's assets or business to Nucor (or any Affiliate thereof) is consummated on or prior to August 31, 2003 (the "Other Sale") (it being understood that the Secured Parties are under no obligation to support or cause the Other Sale), the Secured Parties shall make, or cause to be made, the payments contemplated by (x) Section 2(a)(i)(E)(1)(b) and (y) Section 2(a)(i)(E)(5), provided, that, in the event the Other Sale is for a gross cash purchase price of less than the Purchase Price (the "Reduced Amount"), any payment made with respect to Section 2(a)(i)(E)(1)(b) shall be limited to the lesser of the amount specified therein or 2.764227642% of the Reduced Amount and any payment made with respect to Section 2(a)(i)(E)(5) shall be limited to the lesser of the amount specified therein or 2.439024390% of the Reduced Amount. Further, the distribution described in clause (x) shall be reduced by the amount of all payments paid or payable in the Chapter 11 Cases with respect to executive and employee severance, and executive and employee benefit and retiree claims, including any claims in respect of stay or retention programs, incentive plans, accelerated vesting, accelerated benefits of any other kind, any other payments not part of recurring salaries and wages, and any payments made with respect to accrued vacation claims that have to be paid at Closing in excess of $250,000 (provided, that, the following amounts shall not reduce the distribution described in clause (x): (i) the ordinary course bonuses payable in August 2002 and not to exceed $1,800,000 in cash, as further described on Exhibit B-2 attached hereto, (ii) the ordinary course bonuses payable in Company stock, and (iii) such payments made with respect to Section 2(a)(i)(E)(4)) (the foregoing, the "Additional Payments"). For the avoidance of doubt, the parties hereto have no obligation to make Additional Payments.

Section 25.       No Third Party Beneficiaries.
----------------------------------------------

     There are no third party beneficiaries to this Agreement. This Agreement is not enforceable by anyone not a party to it.

Section 26.       Severability.
------------------------------

     If this Agreement is adjudicated by the Bankruptcy Court to be invalid or unenforceable against the Company Group, stayed by the Bankruptcy Court for any reason, or not assumed by the Company Group, such ruling, stay or non-assumption shall not affect the validity or enforceability of this Agreement as between the undersigned Secured Parties and Nucor.

Section 27.       Secured Party Representative.
----------------------------------------------

     Neither the Secured Party Representative nor any of their respective officers, directors, employees, professional advisors, agents, attorneys-in-fact or affiliates shall be liable to any Secured Party for any action lawfully taken or omitted to be taken by it or such person in its capacity as Secured Party Representative under or in connection with this Agreement, absent its gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. No Secured Party shall commence an action against the Secured Party Representative with respect to any action for which the Secured Party Representative does not have liability because of the prior sentence.

                  IN WITNESS WHEREOF, each party has executed this Agreement as of the date first written above.

                        BIRMINGHAM STEEL CORPORATION


                        By:____________________________________________
                        Name:
                        Title:

                        1000 Urban Center Drive, Suite 300
                        Birmingham, AL 35242-2516
                        Attention:
                        Tel:
                        Fax:

                        BIRMINGHAM SOUTHEAST, LLC


                        By:____________________________________________
                        Name:
                        Title:

                        1000 Urban Center Drive, Suite 300
                        Birmingham, AL 35242-2516
                        Attention:
                        Tel:
                        Fax:

                        PORT EVERGLADES STEEL CORPORATION


                        By:____________________________________________
                        Name:
                        Title:

                        1000 Urban Center Drive, Suite 300
                        Birmingham, AL 35242-2516
                        Attention:
                        Tel:
                        Fax:


<



                        BIRMINGHAM RECYCLING INVESTMENT COMPANY


                        By:____________________________________________
                        Name:
                        Title:

                        1000 Urban Center Drive, Suite 300
                        Birmingham, AL 35242-2516
                        Attention:
                        Tel:
                        Fax:

                        NUCOR CORPORATION



                        By:____________________________________________
                        Name:
                        Title:

                        2100 Rexford Road
                        Charlotte, NC 28211
                        Attention:
                        Tel:
                        Fax:


                        JAR ACQUISITION CORP.


                        By:____________________________________________
                        Name:
                        Title:

                        2100 Rexford Road
                        Charlotte, NC 28211
                        Attention:
                        Tel:
                        Fax:

REQUISITE SECURED PARTIES

ACACIA LIFE INSURANCE COMPANY,
as Note Holder
By:  Ameritas Investment Advisors Inc., as Agent


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:

     Attention:
     Tel:
     Fax:

ACE PROPERTY AND CASUALTY INSURANCE COMPANY,
as Note Holder
By:  CIGNA Investments, Inc., its authorized agent


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

AMERICAN UNITED LIFE INSURANCE COMPANY,
as Note Holder


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

AMERITAS LIFE INSURANCE CORP.,
as Note Holder
By:  Ameritas Investment Advisors Inc., as Agent


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

AMSOUTH LEASING, LTD.,
as Owner Participant (authorizing execution by the Owner Trustee)
By:  AmSouth Leasing Corporation, General Partner


By:  ________________________________________________
     Name:
     Title:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

ARK II CLO 2001-1, LIMITED,
as Bank


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

BANK OF AMERICA, N.A.,
as Agent Bank, as Bank


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

BANK OF AMERICA, N.A.,
as Owner Participant (authorizing execution by the Owner Trustee)


By:  ________________________________________________
     Name:
     Title:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

THE BANK OF NOVA SCOTIA,
as Bank


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

THE CANADA LIFE ASSURANCE COMPANY,
as Note Holder
(J. ROMEO & CO. as nominee)


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

CANADA LIFE INSURANCE COMPANY OF AMERICA, as Note Holder
(J. ROMEO & CO. as nominee)


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

CANADA LIFE INSURANCE COMPANY OF NEW YORK, as Note Holder
(J. ROMEO & CO. as nominee)


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

CAPITAL FUNDING VII LLC,
as Bank and as Note Holder
By:  Apollo Management V, L.P., its Manager


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

CENTURY INDEMNITY COMPANY,
as Note Holder
By:  CIGNA Investments, Inc., its authorized agent


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY,
as Note Holder
By:  CIGNA Investments, Inc., its authorized agent


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

DZ BANK AG DEUTSCHE ZENTRAL
GENOSSENSCHAFTSBANK FRANKFURT AM MAIN,
as Bank


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, as Note Holder


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

FIRST COLONY LIFE INSURANCE COMPANY,
as Note Holder


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

 GENERAL ELECTRIC CAPITAL CORPORATION,
as Bank


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

GOLDMAN SACHS,
as Bank


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, as Note Holder

By:  ________________________________________________
     Name:
     Title:

By:  ________________________________________________
     Name:
     Title:
     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:
     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

THE GREAT-WEST LIFE ASSURANCE COMPANY,
as Note Holder

By:  ________________________________________________
     Name:
     Title:

By:  ________________________________________________
     Name:
     Title:
     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:
     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA, as Note Holder


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

 JEFFERSON-PILOT LIFE INSURANCE COMPANY,
as Note Holder


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Owner Trustee


By:  ________________________________________________
     Name:
     Title:

Stipulated Loss Value Estimated as of January 15, 2002: $69,600,289.70 Estimate of Accrued and Unpaid Basic Rent and Make-Whole as of $7,884,228.33: Total Secured Obligations: $77,484,518.03 Date:



     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

LIFE INSURANCE COMPANY OF NORTH AMERICA,
as Note Holder
By:  CIGNA Investments, Inc., its authorized agent


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY,
as Note Holder
By:  Lincoln Investment Management, Inc., Its Attorney-In-Fact


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

NATIONWIDE LIFE INSURANCE COMPANY,
as Note Holder


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, as Note Holder


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

PNC BANK, NATIONAL ASSOCIATION,
as LC Issuer


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

PRINCIPAL LIFE INSURANCE COMPANY
(f/k/a Principal Mutual Life Insurance Company),
as Note Holder
By: Principal Capital Management, LLC, a Delaware limited liability company, its authorized signatory


By:  ________________________________________________
     Name:
     Title:


By:  ________________________________________________
     Name:
     Title:
     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:
     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

PROVIDENT MUTUAL LIFE INSURANCE COMPANY, as Note Holder


By:  ________________________________________________
     Name:
     Title:
     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:
     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

SOUTHTRUST BANK,
as Collateral Agent


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

THE STATE LIFE INSURANCE COMPANY,
as Note Holder


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, as Note Holder


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

UBS AG, STAMFORD BRANCH,
successor to Union Bank of Switzerland, New York Branch, as Bank


By:  ________________________________________________
     Name:
     Title:


By:  ________________________________________________
     Name:
     Title:

     Secured Obligations (Principal Amount):
     Secured Obligations (Estimate of Interest, Fees, Make-Whole):
     Total Secured Obligations:
     Date:

     Address:
     ------------------------------------------------
     Attention:
     Tel:
     Fax:

                                                                      Exhibit A

                               Purchase Agreement

         See attached.

                                                                    Exhibit B-1

                        Terms of Critical Vendor Program

     o Critical vendors must agree to maintain normal trade terms with the Company Group during the Chapter 11 Cases.

                                                                    Exhibit B-2

                       Details of Ordinary Course Bonuses

         See attached.

                                                                    Exhibit B-3

                           Terms of Severance Program

     o Each recipient or potential recipient (if not all recipients are known) of severance payments shall be listed on a schedule provided to the Informal Group. Such schedule shall also denote each recipient of severance payments that has also received the ordinary course bonuses described on Exhibit B-2 in the past three years with an asterisk.

     o The allocation of the severance payments shall be done by the Company's senior management and shall be approved by its Board of Directors.

     o The payment of severance to a recipient is conditioned on (i) the provision by such recipient of a general release to the Company Group, each of the Secured Parties, and Nucor, their predecessors and successors in interest, their general and limited partners and other affiliates, and each of the officers, directors, employees and professional advisors of any of the foregoing, of any and all claims arising out of or in any way relating to the Company Group, such recipient's employment with the Company Group, and such recipient's ownership interest in, or amounts due from, the Company Group, including, without limitation, all claims related to severance, bonus, long term compensation, options, employment discrimination, unlawful termination, accrued vacation, and the like (other than such payments made with respect to Section 2(a)(i)(E)(4)), and (ii) a representation that no other bonus or lump sum payment (except such bonuses awarded in the ordinary course of business consistent with past practice and other than such payments made with respect to
Section 2(a)(i)(E)(4)) has been received since May 15, 2001.

     o The severance basket is in substitution for any and all bonuses, stay or retention bonuses, incentive plan payments, accelerated vesting, accelerated benefits of any kind, and any other payments not part of recurring salaries and wages (other than the bonuses awarded in the ordinary course of business consistent with past practice, as described in the foregoing Agreement, and such payments made with respect to Section 2(a)(i)(E)(4)).

     o Severance payments to a recipient will be subject to forfeiture by the Bankruptcy Court on motion of any Secured Party or the Company Group if such recipient does not work diligently toward (i) the closing of the Acquisition or an Alternative Transaction, and (ii) fulfilling their normal duties.

     o No severance will be paid to any employee who resigns voluntarily or who is dismissed for cause prior to consummation of the Plan or the Alternative Transaction.

                                                                    Exhibit B-4

                           Terms of Professional Fees

     o The identity of each professional, including any Secured Party counsel, receiving professional fees and the amount of each professional fee and expense is subject to a budget to be agreed upon.

                                                                    Exhibit B-5

                             Terms of Incentive Plan

     o Upon the effective date of the Plan or the consummation of the Alternative Transaction, the Company's current Chief Financial Officer and Controller and other employees determined by the current Chief Financial Officer (it being understood that employees higher in rank than Executive Vice President are not eligible for the incentive plan bonuses described herein) (collectively, the "Incentive Group") shall be entitled to receive a Secured Party Distribution of up to $1,000,000 on the following terms and conditions: o $500,000 shall be distributed to the Incentive Group when the cash proceeds of the Acquisition or the Alternative Transaction are distributed by the Collateral Agent in accordance with Section 2(a)(i)(E) (the "Closing Bonus"); o an additional $500,000 shall be distributed to the Incentive Group at the same time as the Closing Bonus as follows: o if (A) the Incentive Group is entitled to receive the Closing Bonus, and (B) the amount of any working capital adjustment payable to Buyer (as defined in the Purchase Agreement) pursuant to Sections 2.05 or
2.06 of the Purchase Agreement (the "Working Capital Adjustment") is $0, then the full $500,000 shall be distributed to the Incentive Group (the "Working Capital Bonus"); or o if (A) the Incentive Group is entitled to receive the Closing Bonus, and (B) the amount of the Working Capital Adjustment is more than $0, then $500,000 minus an additional $50,000 for every $1,000,000 of Working Capital Adjustment shall be distributed to the Incentive Group; o provided, that, no Closing Bonus or Working Capital Bonus shall be distributed to a member of the Incentive Group unless such member, until such time as the Net Inventory and Receivables Statement (as defined in the Purchase Agreement) is finally settled among the Parties (as defined in the Purchase Agreement) and the Parties have paid the amounts required to be paid, in each case, pursuant to Sections
2.05 or 2.06 of the Purchase Agreement, (i) has not voluntarily terminated employment or been dismissed for cause, and (ii) in the case of the Chief Financial Officer and Controller, is not hired by or does not enter into any agreement to work for Nucor, or any of its Affiliates; and o provided, further, that the members of the Incentive Group and the allocation of the Closing Bonus and the Working Capital Bonus within the Incentive Group shall be subject to the reasonable approval of the Informal Group.

                                                                     Exhibit C

                             Form of Loan Agreement

See attached.

                                                                     Schedule 1

                                  Approved Fees

     1. CIBC World Markets Corporation fees and expenses as provided in engagement letter dated January 31, 2002.

     2. Finley, Colmer and Company fees and expenses at hourly rates ranging from $50.00 to $325.00 per hour. Services relate to preparation and review of financial forecasts and related matters.

                                                                     Schedule 2

                               Secured Obligations

See attached.

                                                                    Schedule 3

                         Contact Information of Counsel

Mike DeLaney                               Mark Fucci, Esq.
Moore & Van Allen, PLLC                    Bingham Dana LLP
100 North Tryon Street Floor 47            One State Street
Charlotte, North Carolina 28202-4003       Hartford, Connecticut 06103
Tel: 704.331.3519                          Tel. (860) 240-2944
Fax: 704.339.5819                          Fax. (860) 240-2800
E-Mail: mikedelaney@mvalaw.com             E-Mail: fmfucci@bingham.com

Stewart A. Kagan, Esq.                     Gene T. Price
O'Sullivan LLP                             Burr & Forman LLP
30 Rockefeller Plaza                       3100 Southtrust Tower
New York, New York 10112                   420 N. 20th Street
Tel: (212) 408-2442                        Birmingham, Alabama 35203
Fax: (212) 728-5950                        Tel: (205) 458-5328
E-Mail: sak@osullivanllp.com               Fax: (205) 458-5100
                                           E-Mail: gprice@burr.com

Dawn Helms Sharff, Esq.                    Timothy J. Tracy
Walston, Wells, Anderson & Bains, LLP      Balch & Bingham LLP
505 20th Street North, Ste. 500            1901 Sixth Avenue North, Suite 2600
Birmingham, AL 35203                       Birmingham, Alabama  35203
Tel: 205-250-9241                          Tel: (205) 226-3456
Fax: 205-251-0700                          Fax: (205) 226-8799
E-Mail: dsharff@walstonwells.com           E-Mail: ttracy@balch.com

Bill Wallander                             Valinda Wolfert, Esq.
Vinson & Elkins L.L.P.                     Winstead Sechrest & Minick P.C.
3700 Trammell Crow Center                  5400 Renaissance Tower
2001 Ross Avenue                           1201 Elm Street
Dallas, Texas 75201                        Dallas, TX 75270
Tel: (214) 220-7905                        Tel: (214) 745-5395
Fax: (214) 999-7905                        Fax: (214) 745-5390
E-Mail: bwallander@velaw.com               E-Mail: vwolfert@winstead.com




                                                                   EXHIBIT 99.4


                         POST-PETITION CREDIT AGREEMENT

                                      among

                          BIRMINGHAM STEEL CORPORATION,
                       AMERICAN STEEL & WIRE CORPORATION,
                      BIRMINGHAM EAST COAST HOLDINGS, LLC,
                       PORT EVERGLADES STEEL CORPORATION,
                    BIRMINGHAM RECYCLING INVESTMENT COMPANY,
                             MIDWEST HOLDINGS, INC.,
                           CUMBERLAND RECYCLERS, LLC,
                         BIRMINGHAM SOUTHEAST, LLC, and
                       BIRMINGHAM STEEL MANAGEMENT, INC.,
                         as joint and several Borrowers


                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                                       and

                            the LENDERS party hereto

                            Dated as of May 30, 2002


                                   $40,000,000
                                 Credit Facility
 ------------------------------------------------------------------------------

                          TABLE OF CONTENTS

                                                                          Page




SECTION 1.  DEFINITIONS......................................................1

1.1         Defined Terms....................................................1
1.2         Other Definitional Provisions...................................17

SECTION 2.  COMMITMENTS.....................................................18

2.1         Commitments.....................................................18
2.2         Letter of Credit Commitments....................................18
2.3         Certain Limitations.............................................18
2.4         Voluntary Commitment Reductions.................................18
2.5         Fees............................................................19
2.6         Use of Proceeds.................................................20

SECTION 3.  LETTERS OF CREDIT...............................................20

3.1         Issuances and Extensions........................................20
3.2         Participating Interests.........................................20
3.3         Payments in Respect of Letters of Credit........................20
3.4         Actions Upon Maturity...........................................21
3.5         Further Assurances..............................................21
3.6         Obligations Absolute............................................21
3.7         Assignments.....................................................22
3.8         Participations..................................................22

SECTION 4.  GENERAL PROVISIONS APPLICABLE TO DIP LOANS......................22

4.1         Procedure for DIP Loan Borrowings...............................22
4.2         Repayments and Prepayments......................................23
4.3         Treatment of Asset Sales........................................24
4.4         Interest Rates and Payment Dates................................25
4.5         Computation of Interest and Fees................................25
4.6         Pro Rata Treatment and Payments.................................25
4.7         Additional Costs................................................27
4.8         Limitation on Eurodollar Loans..................................28
4.9         Illegality......................................................29
4.10        Base Rate Loans Pursuant to Sections 4.7, 4.8 and 4.9...........29
4.11        Compensation....................................................29

SECTION 5.  REPRESENTATIONS AND WARRANTIES..................................30

5.1         Financial Condition.............................................30
5.2         No Change.......................................................30
5.3         Corporate Existence; Compliance with Law........................30
5.4         Corporate Power; Authorization..................................31
5.5         Enforceable Obligations.........................................31
5.6         No Legal Bar....................................................31
5.7         No Material Litigation..........................................32
5.8         Investment Company Act..........................................32
5.9         Federal Regulation..............................................32
5.10        Taxes...........................................................32
5.11        Subsidiaries....................................................32
5.12        Ownership of Property; Liens....................................32
5.13        ERISA...........................................................33
5.14        Patents, Copyrights, Permits, Trademarks and Licenses...........34
5.15        Environmental Matters...........................................34
5.16        Accuracy and Completeness of Information........................35
5.17        Post-Petition Collateral........................................35

SECTION 6.  CONDITIONS PRECEDENT............................................35

6.1         Conditions to Initial DIP Loans and Letters of Credit...........35
6.2         Conditions to All DIP Loans and Letters of Credit...............37

SECTION 7.  AFFIRMATIVE COVENANTS...........................................38

7.1         Financial Statements............................................38
7.2         Certificates; Other Information.................................40
7.3         Payment of Obligations..........................................41
7.4         Conduct of Business and Maintenance of Existence................41
7.5         Maintenance of Property; Insurance..............................41
7.6         Inspection of Property; Books and Records; Discussions..........41
7.7         Notices.........................................................42
7.8         Environmental Laws..............................................43
7.9         Cash Concentration Account......................................44
7.10        Subsidiaries....................................................44
7.11        Deposit Accounts................................................44

SECTION 8.  NEGATIVE COVENANTS..............................................44

8.1         Indebtedness....................................................44
8.2         Limitation on Liens.............................................45
8.3         Limitation on Contingent Obligations............................45
8.4         Prohibition of Fundamental Changes..............................45
8.5         Prohibition on Sale of Assets...................................46
8.6         Limitation on Investments, Loans and Advances...................46
8.7         Limitation on Dividends and Payments of Indebtedness............46
8.8         Transactions with Affiliates....................................47
8.9         Foreign Exchange Contracts......................................47
8.10        DIP Financing...................................................47
8.11        Alteration of Rights of Lenders.................................47
8.12        Chapter 11 Claims...............................................47
8.13        Use of Advances and Cash Collateral.............................47
8.14        Capital Expenditures............................................47
8.15        Financial Covenants.............................................47

SECTION 9.  EVENTS OF DEFAULT...............................................48

9.1         Events of Default...............................................48

SECTION 10. THE ADMINISTRATIVE AGENT; ISSUING BANK..........................51

10.1        Appointment and Authorization of Administrative Agent...........51
10.2        Delegation of Duties............................................52
10.3        Exculpatory Provisions..........................................52
10.4        Reliance by Administrative Agent................................52
10.5        Notice of Default...............................................53
10.6        Non-Reliance on Administrative Agent and Other Lenders..........53
10.7        Indemnification.................................................53
10.8        The Administrative Agent in its Individual Capacity.............54
10.9        Successor Administrative Agent..................................55
10.10       Administrative Agent May File Proofs of Claim...................55
10.11       Collateral and Guaranty Matters.................................56

SECTION 11. MISCELLANEOUS...................................................56

11.1        Amendments and Waivers..........................................56
11.2        Notices.........................................................57
11.3        No Waiver; Cumulative Remedies..................................58
11.4        Survival of Representations and Warranties......................59
11.5        Payment of Expenses and Taxes...................................59
11.6        Successors and Assigns; Participations; Purchasing Lenders......60
11.7        Adjustments; Set-Off............................................63
11.8        Counterparts....................................................64
11.9        Governing Law; No Third-Party Rights............................64
11.10       WAIVER OF JURY TRIAL............................................64
11.11       Additional Grant of Lien........................................64
11.12       Interest........................................................64
11.13       No Duty.........................................................65
11.14       No Fiduciary Relationship.......................................65
11.15       Equitable Relief................................................65
11.16       No Waiver; Cumulative Remedies..................................66
11.17       Severability....................................................66
11.18       Headings........................................................66
11.19       Non-Application of Chapter 346 of Texas Finance Code............66
11.20       Construction....................................................66
11.21       Independence of Covenants.......................................66
11.22       Taxes...........................................................66
11.23       Substitution of Lender..........................................68
11.24       Release of Claims...............................................68
11.25       NO ORAL AGREEMENTS..............................................69

                             SCHEDULES AND EXHIBITS

Schedules

A        -........Commitment Percentages
5.7      -........Litigation
5.10     -........Tax Matters
5.11     -........Subsidiaries
5.13     -........ERISA
5.14     -........Intellectual Property
5.15     -........Environmental Matters


Exhibits

A        -........Cash Management Order
B        -........Commitment Transfer Supplement
C        -........Interim Order
D        -........Borrowing Base Report

                         POST-PETITION CREDIT AGREEMENT


     THIS POST-PETITION CREDIT AGREEMENT, dated as of May 30, 2002, is entered into among BIRMINGHAM STEEL CORPORATION, a Delaware corporation (the "Parent"), and each of the entities listed on Schedule 5.11 attached hereto (collectively and together with the Parent, the "Borrowers"), the several lenders from time to time parties hereto (collectively, the "Lenders") and Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

     WHEREAS, on May 30, 2002 (the "Filing Date") the Bankruptcy Debtors (as defined herein) filed with the United States Bankruptcy Court for the District of Delaware a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") (the "Voluntary Bankruptcy Case");

     WHEREAS, the Borrowers have requested that the Lenders from time to time after the Effective Date (as hereinafter defined) and prior to the Termination Date (as hereinafter defined) make DIP Loans (as hereinafter defined) to the Borrowers and issue or participate in Letters of Credit (as hereinafter defined) for the account of the Borrowers up to the Total Credit Commitment (as hereinafter defined) subject to the terms and conditions set forth herein; and

     WHEREAS, the Lenders are willing, on the terms and conditions hereinafter set forth, to make such DIP Loans and issue or participate in such Letters of Credit;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1.........DEFINITIONS.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Account": as defined in the UCC.

     "Adjusted Eurodollar Rate": for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

     "Affected Lender": as defined in Section 11.23.

     "Affiliate": of any Person: (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, whether by ownership of securities, contract, proxy or otherwise or (ii) to direct or cause the direction of the management and policies of such Person, whether by ownership of securities, contract, proxy or otherwise.

     "Agreement": this Post-Petition Credit Agreement, as amended, supplemented or modified from time to time.

     "Alternative Transaction": as defined in the Plan Support Agreement.

     "Applicable Margin": a per annum percentage equal to (a) 2.00% with respect to Eurodollar Loans and (b) 1.75% for Base Rate Loans.

     "Authorized Representative": with respect to any Borrower, any of the Chief Executive Officer, President, any Vice President, the Chief Financial Officer, Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, the Controller, or any other Person expressly designated by the Board of Directors of such Borrower (or the appropriate committee thereof) as an Authorized Representative of such Borrower.

     "Bank of America": Bank of America, N.A., a national association, and its successors and assigns.

     "Bankruptcy Code": as defined in the first recital.

     "Bankruptcy Court": the United States Bankruptcy Court for the District of Delaware or such other court as shall have jurisdiction over the Voluntary Bankruptcy Case.

     "Bankruptcy Debtors": collectively, the Parent, American Steel & Wire Corporation, Port Everglades Steel Corporation, Birmingham Recycling Investment Company and Birmingham Southeast, LLC.

     "Base Rate":  for any day, a per annum interest rate equal to the higher of
(a) the sum of 0.50% plus the Federal Funds Rate on such day or (b) the Prime Rate on such day. The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or Federal Funds Rate, as applicable, to account for such change.

     "Base Rate Loans": DIP Loans that bear interest at rates based upon the Base Rate.

     "Benefited Lender": as defined in Section 11.7.

     "Borrower Claims": as defined in Section 11.24.

     "Borrowers": as defined in the preamble.

     "Borrowing": the making of DIP Loans or issuance of Letters of Credit on any Business Day in accordance with Sections 2, 3 and 4.

     "Borrowing Base": at any time, an amount equal to the sum of (a) 80% of Eligible Accounts, plus (b) 50% of Eligible Inventory.

     "Borrowing  Date":  any Business Day, (a) specified in a notice pursuant to
Section 4.1 as a date on which the Parent, on behalf of the Borrowers, requests the Lenders to make DIP Loans hereunder or (b) on which the Issuing Bank issues a Letter of Credit in accordance with the provisions of Section 3 and the L/C Application submitted therefor.

     "Budget": the Consolidated financial statement projections including a balance sheet, income statement, and cash flow statement and projecting the cash receipts and disbursements, (including professional fees and expenses) covering the 12-month period commencing on the Filing Date, delivered to the Administrative Agent concurrently herewith, as the same may be amended from time to time with the consent of the Borrowers, the Administrative Agent, the Issuing Bank and the Required Lenders.

     "Business Day": a day other than a Saturday, Sunday or other day on which commercial lenders in Dallas, Texas, are authorized or required by law to close, and with respect to any Eurodollar Loan, a day on which commercial banks are open for the transaction of commercial banking business (including dealings in Dollar deposits) in London, England.

     "Capital Expenditures": for any period, expenditures made by any Borrower to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements during such period and the aggregate amount of items leased or acquired under Financing Leases at the capitalized cost of the item) computed in accordance with GAAP.

     "Carve-Out": as defined in the Interim Order.

     "Cash Collateral": as defined in the Interim Order.

     "Cash Equivalents": (a) obligations issued or fully guaranteed or insured by the United States Government or any state thereof, the District of Columbia or the Commonwealth of Puerto Rico or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition, (b) certificates of deposit and Eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and other interest bearing deposits or accounts, in each case with any Lender or with any commercial bank organized under the laws of the United States of America or any state thereof, the District of Columbia or the Commonwealth of Puerto Rico, each having capital and surplus in excess of $100,000,000, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any Lender or any Affiliate of any Lender and commercial paper rated A/1 or the equivalent thereof by Standard & Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Service, Inc. on the date of investment and in each case maturing within 12 months after the date of acquisition; and (e) money market funds that invest in any of the foregoing clauses (a)-(d).

     "Cash  Management   Order":  an  order  entered  by  the  Bankruptcy  Court
substantially in the form of Exhibit A.

     "Change in Law": with respect to any Lender, the Administrative Agent or the Issuing Bank, the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any Governmental Authority having jurisdiction over such Lender, the Administrative Agent or the Issuing Bank, in each case after the Effective Date.

     "Code": the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral": any collateral granted by any Person to the Administrative Agent to secure the Obligations.

     "Commitment": with respect to each Lender, such Lender's obligation pursuant to this Agreement to make DIP Loans and issue (or participate in the issuance of) Letters of Credit.

     "Commitment Percentage": relative to any Lender, the percentage set forth opposite its name in the column labeled "Commitment Percentage" on Schedule A attached hereto.

     "Commitment Transfer Supplement": a supplement substantially in the form of Exhibit B attached hereto.

     "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code.

     "Company Property": as defined in Section 5.12.

     "Consolidated":  refers to the  consolidation of the accounts of the Parent
and  its  Subsidiaries  in  accordance  with  GAAP,   including   principles  of
consolidation.

     "Consummation Date": with respect to a plan of reorganization for the Bankruptcy Debtors proposed pursuant to Section 1121 et seq. of the Bankruptcy Code, the earlier of the date on which (i) the effective date of such plan of reorganization occurs, as the case may be, or (ii) "substantial consummation" (as defined in Section 1101(2) of the Bankruptcy Code) of such plan of reorganization shall have occurred; provided, however, that the Consummation Date shall not be deemed to have occurred earlier than the closing of the Acquisition (as defined in the Plan Support Agreement) or the Alternative Transaction, as the case may be, as contemplated by the Plan Support Agreement.

     "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, Financing Leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and customary indemnities given in connection with asset sales in the ordinary course of business and asset sales approved by the Bankruptcy Court after a hearing, provided that the proceeds of any such sale are applied in accordance with the Bankruptcy Court orders entered authorizing such sales. The amount of any Contingent Obligation with respect to the Parent or any of its Subsidiaries shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by the Parent in good faith) of the primary obligation or portion thereof in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such Person is required to perform thereunder) as determined by the Parent in good faith.

     "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

     "Controlled Group": all members of a controlled group of corporations or all members of a controlled group of trades or businesses (whether or not incorporated) under common control, which together with any Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

     "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "DIP Financing Documents": the collective reference to this Agreement, all Letters of Credit, all Financing Orders, the Cash Management Order, the Security Agreement and each other instrument, document or agreement required to be delivered pursuant hereto or thereto.

     "DIP Loans": as defined in Section 2.1.

     "Dollars" and "$": dollars in lawful currency of the United States of America.

     "Effective Date": the first date on which all of the conditions precedent contained in Section 6.1 hereof are satisfied or waived.

     "Eligible Accounts": at the time of any determination thereof, each Account of any Borrower as to which the following requirements have been fulfilled to the satisfaction of the Administrative Agent:

          (a) A Borrower has lawful and absolute title to such Account;

          (b) Such Account is a valid, legally enforceable obligation of the Person who is obligated under such Account (the "account debtor") for goods or services delivered or rendered to such Person;

          (c) If such Account and other Accounts are owed by a creditor of any Borrower, the amount of all such Accounts included as Eligible Accounts shall be the amount by which all such Accounts exceeds the aggregate accounts payable (other than rebates and other obligations not yet due and payable) owed by the Borrowers in the aggregate to such creditor;

          (d) There has been excluded from such Account any portion that is subject to any asserted dispute, offset, discount, counterclaim or other claim or defense (other than rebates and other obligations not yet due and payable) on the part of the account debtor or to any asserted claim on the part of the account debtor denying liability under such Account;

          (e) The applicable Borrower has full and unqualified right to assign and grant a security interest in such Account to the Administrative Agent as security for the Obligations;

          (f) Such Account is evidenced by an invoice rendered to the account debtor which requires payment of amounts due thereunder no more than 75 days from invoice date (and is not evidenced by chattel paper, promissory note or other instrument payable to any Borrower) and is not the result of a conditional sales contract;

          (g) No Accounts owed by a particular account debtor shall constitute Eligible Accounts if 50% or more of the aggregate dollar amount of all Accounts owed to the Borrowers by such account debtor are more than 75 days past due from the relevant invoice date (at all times when this condition is not met, all Accounts upon which such account debtor is obligated shall be ineligible Accounts);

          (h) Such Account is not more than 75 days past due according to the original terms of sale and is outstanding not more than 90 days from invoice date unless (i) the payment of such Account is insured for a reasonable period sufficient to facilitate collection under such insurance pursuant to insurance policies provided by nationally recognized insurers upon terms not materially less favorable to any Borrower than those provided to similar businesses pursuant to similar arrangements, and (ii) copies of all such policies shall have been provided to the Administrative Agent (in which event such Accounts shall be included as Eligible Accounts net of any co-payments and deductibles related thereto and other amounts not payable to the applicable Borrower by the insurer);

          (i) No account debtor in respect of such Account is (i) primarily conducting business in and organized under the laws of any jurisdiction other than the United States of America or Canada unless the payments of such Accounts are (A) insured in a manner satisfactory to the Administrative Agent or (B) supported in full by an irrevocable letter of credit, (ii) except in the case of an Account insured in accordance with the requirements of clauses (i) and (ii) of clause (h) of this definition (in which event such Account shall be included as an Eligible Account net of any co-payments and deductibles related thereto and other amounts not payable to the applicable Borrower by the insurer), the subject of a proceeding under the Bankruptcy Code or (iii) a Governmental Authority;

          (j) No account debtor in respect of such Account is (i) an Affiliate of any Borrower or (ii) an officer, director, agent or employee of any Borrower;

          (k) Such Account is (i) subject to a fully perfected first priority security interest in favor of Administrative Agent pursuant to the DIP Financing Documents, prior to the rights of, and enforceable as such against, any other Person (including holders of a purchase money security interest) and (ii) not subject to any Lien in favor of any other Person other than Permitted Liens;

          (l) Such Account is not an Account which, when added to the other indebtedness owed by the relevant account debtor or Affiliates of such account debtor to the Borrowers, results in all Accounts in the aggregate from such account debtor or Affiliates of such account debtor exceeding 25% of all Eligible Accounts due to the Borrowers;

          (m) Such Account is not an Account with respect to which the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Borrower assigns its right to payment of such Account to the Administrative Agent pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended;

          (n) Such Account is not an Account with respect to which the account debtor is any state, municipality or any department, agency or instrumentality thereof, unless the applicable Borrower assigns its rights to payments of such Account to the Administrative Agent pursuant to, and in full compliance with, all applicable laws, rules and regulations relating thereto; and

          (o) Such Account is not an Account with respect to which the account debtor is located in a state which requires the applicable Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (i) receive a certificate of authority to do business and be in good standing in such state, or (ii) file a notice of business activities report or similar report with such state's taxing authority, unless (x) such Borrower has taken one of the actions described in clauses
     (i) or (ii), (y) the failure to take one of the actions described in either clauses (i) or (ii) may be cured retroactively by such Borrower at its election, or (z) such Borrower has proven, to the Administrative Agent's satisfaction, that it is exempt from any such requirements under any such state's laws.

          An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall cease to be an Eligible Account. Further, with respect to any Account, if the Administrative Agent at any time or times hereafter determines, in its reasonable discretion, that the prospect of payment or performance by the account debtor is or will be impaired, notwithstanding anything to the contrary contained above, such Account shall no longer be an Eligible Account and the Administrative Agent shall promptly thereafter notify the Borrowers in writing of such classification.

     "Eligible Inventory": at the time of any determination thereof, each item of Inventory of any Borrower (including scrap, billets, 50% of all caster molds and 50% of all mill rolls, but excluding all Inventory located in Memphis, Tennessee, work-in-process inventory, Inventory on consignment and Inventory used for demonstrations and display) valued at the lower of cost or market value (allocated on a first-in, first-out basis), as to which the following requirements have been fulfilled to the satisfaction of the Administrative
Agent:

          (a) A Borrower has lawful and absolute title to such Inventory;

          (b) Such Inventory is not defective or unmerchantable goods, it is not obsolete or slow-moving Inventory, it is in good condition, it is fully insured to the extent required in accordance with Section 7.5(b), it meets all standards imposed by any Governmental Authority having regulatory authority over such goods, and it is currently usable or saleable in the ordinary course of the applicable Borrower's business;

          (c) Such Inventory is located in the United States of America in a facility owned by a Borrower or, if leased, for which the Administrative Agent has received a landlord's waiver executed by the lessor of such leased facility in form and substance satisfactory to the Administrative Agent in its sole discretion;

          (d) Such Inventory is (i) subject to a fully perfected first priority security interest in favor of Administrative Agent pursuant to the DIP Financing Documents, prior to the rights of, and enforceable as such against, any other Person (including holders of a purchase money security interest) and (ii) not subject to any Lien in favor of any other Person other than Permitted Liens;

          (e) The sale of such Inventory by Administrative Agent (or its successors or assigns) upon an Event of Default is not subject to any restriction or limitation under any right, franchise, license, permit, consent, approval or authorization from, or any filing or registration with, any Governmental Authority or any Person necessary for the applicable Borrower to maintain and operate its business and properties (other than any license or authorization necessary to be qualified to do business in any particular jurisdiction);

          (f) (i) Such Inventory is not Inventory in transit unless (1) adequate reserves have been established for such Inventory in an amount sufficient to cover any charges, fees, expenses or claims of any freight forwarder, carrier or shipper holding such Inventory, (2) such Inventory is subject to an enforceable contract for sale and (3) such Inventory is in transit to the purchaser thereof at a destination located in the United States of America or Canada, (ii) it has not been delivered to and then returned by a customer, and (iii) it is not packing or shipping materials; and

          (g) Such Inventory is not subject to any Person's (other than a Borrower's) trademark or other proprietary right; provided however, if the Administrative Agent determines in its sole discretion that such Inventory may be sold on satisfactory terms upon the occurrence of an Event of Default, such Inventory may be deemed Eligible Inventory so long as the such Inventory satisfies the other requirements of Eligible Inventory.

          Any Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall cease to be Eligible Inventory. Notwithstanding the foregoing, the Administrative Agent shall have the right to exclude and reserve Inventory from eligibility due to any actual or potential Liens, claims or risks which the Administrative Agent reasonably believes might impair the value of the Inventory, the Administrative Agent's rights and interests therein and/or the Borrowers' ability to repay the Obligations and the Administrative Agent shall promptly thereafter notify the Parent, on behalf of the Borrowers, in writing of such exclusion. Any Inventory otherwise valued by the applicable Borrower on a last-in first-out ("LIFO") basis shall, for purposes of calculating the value determined on a LIFO basis, include the amount of LIFO reserve allocable thereto.

     "Eligible Parties": one or more of the following: (a) Lenders, (b) entities who are the Pre-Petition Lenders as of the Effective Date, or (c) other entities with the prior written consent of the Administrative Agent and the Issuing Bank.

     "Environmental Laws": any and all applicable Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other applicable requirements of any Governmental Authority regulating, or imposing liability or standards of conduct concerning environmental protection matters, as now or may at any time hereafter be in effect, including, without limitation, any applicable provisions of the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, and the Toxic Substances Control Act, together, in each case, with each amendment, supplement or other modification thereto, and the regulations adopted and guidelines or standards promulgated thereunder and all substitutions therefor.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurodollar Loans": DIP Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Rate".

     "Eurodollar  Rate":  for any Interest Period with respect to any Eurodollar
Loan:

          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Administrative Agent and with a term equivalent to such Interest Period would be offered by Administrative Agent's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

     "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "Excluded Taxes": (a) in the case of each Lender and the Administrative Agent (i) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized, and (ii) any United States withholding taxes payable with respect to payments under the DIP Financing Documents under laws (including any statute, treaty or regulation) in effect on the date of this Agreement (or, in the case of a Transferee, the date of such transfer) applicable to such Lender or the Administrative Agent, as the case may be (but not including any United States withholding taxes payable as a result of any change in such laws occurring after the date of this Agreement or the date of such transfer to a Transferee), and
(b) in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it by the jurisdiction in which such Lender's applicable lending office is located.

     "Federal Funds Rate": for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions from three federal funds brokers of recognized standing selected by it.

     "Fee Property": as defined in Section 5.12.

     "Filing Date": as defined in the first recital.

     "Final   Order":   an  order  of  the   Bankruptcy   Court  which  contains
substantially the same provisions as the Interim Order.

     "Financing Lease": (a) any lease of property, real or personal, the obligations under which are capitalized on a Consolidated balance sheet of the Parent and its Subsidiaries in accordance with GAAP, and (b) any other such lease to the extent that the then present value of any rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee. "Financing Orders": collectively, the Interim Order and the Final Order.

     "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

     "Governmental Authority": any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hazardous Materials": any hazardous materials, hazardous wastes, hazardous or toxic substances, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, gasoline and any other petroleum products (including crude oil or any fraction thereof).

     "Highest Lawful Rate": with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the DIP Loans or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     "Indebtedness": of a Person, at a particular date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) the undrawn face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and unpaid reimbursement obligations with respect thereto, (c) all obligations (other than Lease Obligations) secured by any Lien on any property owned by such Person, even though such Person has not assumed or become liable for the payment thereof, (d) all indebtedness of such Person under Financing Leases and (e) all indebtedness of such Person arising under acceptance facilities; but, in each case, excluding trade and other accounts payable and accrued expenses payable arising from and after the Filing Date in the ordinary course of business which are not overdue for a period of more than 120 days or, if overdue for more than 120 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person.

     "Insolvency": with respect to a Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

     "Interest Period": with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, or third calendar month thereafter, as the Parent, on behalf of the Borrowers, may select as provided in
Section 4.1(a) (or such longer period as may be requested by the Parent, on behalf of the Borrowers, and agreed to by the Required Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period for any DIP Loan may end after the Scheduled Termination Date;
(ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be for a shorter period, such DIP Loans shall not be available hereunder.

     "Interim Order": an order of the Bankruptcy Court substantially in the form of Exhibit C attached hereto.

     "Inventory": as defined in the UCC.

     "Inventory/Account Shortfall": as defined in Section 4.2(d).

     "Issuing Bank": initially Bank of America and thereafter any other Lender appointed by the Borrowers and approved by the Administrative Agent (such approval not to be unreasonably withheld) that agrees to serve as issuer of Letters of Credit hereunder.

     "L/C Application": with respect to any Letter of Credit, a letter of credit application in the Issuing Bank's then customary form completed to the reasonable satisfaction of the Issuing Bank, together with the proposed form of such Letter of Credit (which shall comply with the provisions of Section 3.1 hereof) and such other certificates, documents and other papers as reasonably required by the Issuing Bank.

     "L/C Obligations": at any time, the aggregate amount of obligations of the Borrowers to reimburse the Issuing Bank for any payments made by the Issuing Bank under any Letters of Credit that have not at that time been reimbursed by the Borrower pursuant to Section 3.3.

     "L/C Participating Interest": an undivided participating interest in the Stated Amount of each issued and outstanding Letter of Credit and the L/C Application relating thereto and any L/C Obligations with respect thereto.

     "Lease Obligations": of the Parent and its Subsidiaries, as of the date of the Parent and its Subsidiaries determined on a Consolidated basis, if any, under leases for real and/or personal property (net of rental commitments from sub-leases thereof under which no default by the sublessees has occurred and is continuing), excluding however, obligations under Financing Leases.

     "Leased Property": as defined in Section 5.12.

     "Lenders": as defined in the preamble.

     "Letter of Credit": an irrevocable letter of credit issued pursuant to this Agreement under which the Issuing Bank agrees to make payments in Dollars for the account of a Borrower, in respect of obligations incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which such Borrower is or proposes to become a party in the ordinary course of business, including, without limiting the foregoing, for insurance purposes or in respect of advance payments or as bid or performance bonds or in connection with industrial revenue bonds or for any other purpose for which a standby letter of credit might customarily be issued.

     "Letter of Credit Commitment": $6,000,000.

     "Letter of Credit Facility": the facility described in Section 3 providing for the issuance by the Issuing Bank for the account of the Borrowers of Letters of Credit in an aggregate Stated Amount at any time outstanding not in excess of the Letter of Credit Commitment.

     "Letter of Credit  Liability":  on any date,  an amount equal to the sum of
(i) the aggregate Stated Amount of all issued and undrawn Letters of Credit, plus (ii) the aggregate amount of all L/C Obligations.

     "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing except for the filing of financing statements in connection with Lease Obligations incurred by the Parent or its Subsidiaries to the extent that such financing statements relate to the property subject to such Lease Obligations).

     "Material Adverse Effect": (a) a material adverse change in, or a material adverse effect upon, the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole, other than solely as a result of the commencement and continuation of the Voluntary Bankruptcy Case, or (b) a material adverse effect upon the validity, binding effect or enforceability against any Borrower of any DIP Financing Document.

     "Monthly Payment Date": the first Business Day of each month, commencing July 1, 2002.

     "Multiemployer  Plan": a Plan which is a  multiemployer  plan as defined in
Section 4001(a)(3) of ERISA.

     "Net Cash Flow": as defined in Section 8.15.

     "Non-Funding Lender": as defined in Section 4.6(b).

     "Non-U.S. Lender": each Lender, Transferee or Administrative Agent that is not a United States person as defined in Section 7701(a)(3) of the Code.

     "Notice of Borrowing": as defined in Section 4.1.

     "Obligations": all obligations owing to, and rights of, the Administrative Agent and/or any Lender pursuant to the DIP Financing Documents, including without limitation, the DIP Loans and the L/C Obligations, any Rate Hedging Agreements, and all obligations of any Borrower to the Administrative Agent with respect to its cash and treasury management systems for such Borrower, and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

     "Parent": as defined in the preamble.

     "Participants": as defined in Section 11.6(b).

     "Participating Lender": any Lender (other than the Issuing Bank) with respect to its L/C Participating Interest in each Letter of Credit.

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Permitted Liens": Liens permitted to exist under Section 8.2.

     "Permitted Variance": as defined in Section 8.15.

     "Person":  an  individual,  partnership,   corporation,  limited  liability
company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan": any pension plan which is covered by Title IV of ERISA and in respect of which a Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

     "Plan Support Agreement": as defined in Section 9.1(p).

     "Post-Petition Collateral": as defined in the Interim Order.

     "Pre-Petition Agent": as defined in the Interim Order.

     "Pre-Petition Collateral": as defined in the Interim Order.

     "Pre-Petition Credit Agreement": as defined in the Interim Order.

     "Pre-Petition Indebtedness": as defined in the Interim Order.

     "Pre-Petition Lenders": as defined in the Interim Order.

     "Prime Rate": at any time, the prime interest rate announced or published by the Administrative Agent from time to time as its reference rate for the determination of interest rates for loans of varying maturities in Dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Administrative Agent as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Administrative Agent.

     "Priority   Threshold  Amount":  as  defined  in  the  Pre-Petition  Credit
Agreement.

     "Properties": the real property of the Borrowers subject to the Liens in favor of the Lenders pursuant to the DIP Financing Documents and Permitted Liens.

     "Purchasing Lenders": as defined in Section 11.6(c).

     "Rate Hedging Agreements": any and all agreements, arrangements, devices or instruments entered into between any Borrower and the Administrative Agent or any Affiliate of the Administrative Agent designed or intended to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, floor or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

     "Register" as defined in Section 11.6(d).

     "Regulation S": Regulation S of the Board of Governors of the Federal Reserve System, as from time to time in effect.

     "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System, as from time to time in effect.

     "Regulation X": Regulation X of the Board of Governors of the Federal Reserve System, as from time to time in effect.

     "Released Parties": as defined in Section 11.24.

     "Reorganization": with respect to a Multiemployer Plan, the condition that such Plan is in reorganization as such term is used in Section 4241 of ERISA.

     "Reportable Event": any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

     "Required Lenders": as of any date, Lenders on such date having aggregate Credit Exposures (as defined below) aggregating in excess of 50% of the aggregate Credit Exposures of all Lenders on such date. The "Credit Exposure" of each Lender shall be equal to (a) with respect to terminating the Commitments or the Letter of Credit Commitment, the aggregate principal amount of the DIP Loans owing to each Lender plus the amount of such Lender's Commitment Percentage of the Letter of Credit Liability, and (b) in all other circumstances, the aggregate principal amount of the DIP Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Commitment Percentage of the Total Credit Commitment plus the amount of such Lender's Commitment Percentage of the Letter of Credit Liability; provided that if any Lender with a Commitment shall have failed to pay to the Issuing Bank its Commitment Percentage of any drawing under any Letter of Credit resulting in outstanding L/C Obligations, such Lender's Credit Exposure attributable to Letters of Credit and L/C Obligations shall be deemed to be held by the Issuing Bank for purposes of this definition.

     "Requirement of Law": as to any Person, the Articles or Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, ordinance, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property, or to which such Person or any of its property is subject.

     "Reserve Requirement": at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate (as the case may be) is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "Scheduled Termination Date": February __, 2003; provided however, the Scheduled Termination Date shall be automatically extended by additional 30 day periods so long as the Plan Support Agreement shall remain effective and shall not have terminated (other than Sections 24 and 27 thereof which survive termination), but in any event the Scheduled Termination Date shall not be any later than August 31, 2003.

     "Security Agreement": any and all security agreements executed by any Borrower (other than any Bankruptcy Debtor) in favor of the Administrative Agent for the benefit of the Lenders, in form and substance satisfactory to the Administrative Agent, as the same may be amended, restated or modified from time to time.

     "Single Employer Plan": any Plan which is not a Multiemployer Plan.

     "Stated Amount": of each Letter of Credit, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

     "Stated Expiry Date": as defined in Section 3.1.

     "Stay Motion": as defined in Section 9.1.

     "Subsidiary": as to any Person, any corporation or other entity of which shares of stock (or analogous ownership interests) of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation or other entity are at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. (A Subsidiary shall be deemed wholly-owned by a Person who owns all of the shares of stock (or analogous ownership interests) entitled to vote for the election of directors or other managers of such Subsidiary except for directors' qualifying shares.)

     "Superpriority Claims": Indebtedness or other claims arising out of credit obtained or debt incurred by the Bankruptcy Debtors having priority in accordance with the provisions of Section 364(c)(1) of the Bankruptcy Code over any or all administrative expenses of the kind specified in Section 503(b) or 507(b) of the Bankruptcy Code.

     "Taxes": all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than Excluded Taxes.

     "Termination Date": the date of occurrence of a Termination Event.

     "Termination Event": the earlier of (i) any non-compliance by any Bankruptcy Debtor with any of the material terms or provisions of either of the Financing Orders (other than the failure to make any of the adequate protection payments to the Pre-Petition Lenders solely as a result of the insufficiency of the Borrowers' available cash and Cash Collateral as defined in the Financing Orders and of DIP Loans hereunder), (ii) any Event of Default shall have occurred and any notice required to cause the DIP Loans to become due and payable shall have been given, (iii) consummation of a sale of substantially all of any Bankruptcy Debtor's assets pursuant to an order of the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code approving such sale, (iv) the Consummation Date or (v) the Scheduled Termination Date.

     "Total Credit Commitment": $40,000,000 (which amount includes the Letter of Credit Commitment), as such sum may be reduced from time to time.

     "Transferee": as defined in Section 11.6(f).

     "Type":  with  respect  to any DIP Loan,  a Base Rate Loan or a  Eurodollar
Loan.

     "UCC": the Uniform Commercial Code of Texas, as amended from time to time, or, where applicable to specific Post-Petition Collateral, any other relevant state.

     "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments thereof.

     "Voluntary Bankruptcy Case": as defined in the first recital.

1.2      Other Definitional Provisions.

          (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other DIP
     Financing Document or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein, in any other DIP Financing Document and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrowers not defined herein, and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under GAAP. All computations determining compliance with financial covenants or terms, including definitions used therein, shall be prepared in accordance with GAAP in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements delivered to the Administrative Agent pursuant to Section 7.1. If at any time the computations for determining compliance with financial covenants or provisions relating thereto utilize GAAP different than those then being utilized in the financial statements then being delivered to the Administrative Agent, such financial statements shall be accompanied by a reconciliation statement with respect to such computations.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to the singular and plural forms of such terms.

          (e) Whenever the knowledge of any Borrower is referenced herein, such knowledge shall refer to the actual knowledge of the officers and directors of such Borrower, but shall not refer to the knowledge of any other employees of such Borrower.

SECTION 2.        COMMITMENTS.

     2.1 Commitments. Subject to the terms and conditions of this Agreement (including, without limitation, those contained in Section 2.3 and Section 6), each Lender severally and for itself alone agrees that it will, in accordance with the terms and provisions hereof, from time to time on any Business Day occurring during the period commencing on the Effective Date until, but not including, the Termination Date, make loans to the Borrowers in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment Percentage of the Total Credit Commitment (each such loan made pursuant to this Section 2.1 being referred to as a "DIP Loan", and collectively as the "DIP Loans"). Subject to the terms and conditions of this Agreement, the Borrowers may borrow, repay and reborrow hereunder on a Business Day occurring during the period commencing on the Effective Date until, but (as to Borrowings and re-Borrowings) not including, the Termination Date. The obligation to repay the Obligations on the Termination Date is a joint and several obligation of all Borrowers.

     2.2 Letter of Credit Commitments. Subject to the terms and conditions of this Agreement (including, without limitation, those contained in Section 2.3 and Section 6), each Lender severally and for itself alone agrees that it will, in accordance with the terms and provisions hereof, from time to time on any Business Day occurring during the period commencing on the Effective Date until (but not including) the Termination Date, issue (in the case of the Issuing
Bank) or participate in (in the case of all other Lenders) Letters of Credit for the account of a Borrower under either (a) the Letter of Credit Commitment in the case of the Issuing Bank, or (b) the Letter of Credit Facility in an aggregate Stated Amount at any time outstanding not to exceed such Lender's Commitment Percentage of the Letter of Credit Commitment.

     2.3 Certain Limitations.  Notwithstanding  anything to the contrary in this
Section 2 or otherwise, no Lender (or the Issuing Bank, in the case of Letters of Credit) shall be required to:

          (a) make any DIP Loan or issue, extend or participate in any Letter of Credit if, after giving effect thereto, the sum of (i) the aggregate outstanding principal amount of all DIP Loans, plus (ii) the Letter of Credit Liability would exceed the lesser of (x) the Total Credit Commitment or (y) the Borrowing Base; or

          (b) issue, extend or participate in any Letter of Credit if, after giving effect to such issuance or extension, the Letter of Credit Liability would exceed $6,000,000.

     2.4 Voluntary Commitment Reductions. At its option, the Borrowers may reduce the Total Credit Commitment upon three Business Days' prior written notice to the Administrative Agent. Any such reduction shall be in an amount of $1,000,000 or an integral multiple thereof.

     2.5 Fees. The Borrowers agree jointly and severally to pay the fees set forth in this Section 2.5.

          (a) Facility Fee. On the Effective Date, the Borrowers shall pay in the aggregate to the Administrative Agent a non-refundable facility fee, equal to 1.0% of the Total Credit Commitment at which time the Administrative Agent shall distribute such facility fee to the Lenders party hereto on such distribution date for the pro rata account of each such Lender in accordance with its Commitment Percentage.

          (b) Unused Capacity Fee. For the period of time commencing on the Effective Date until, but not including, the Termination Date, the Borrowers agree jointly and severally to pay to the Administrative Agent for the pro rata account of each Lender in accordance with its Commitment Percentage a non-refundable unused commitment fee. Such unused commitment fee will be payable in arrears on each Monthly Payment Date and on the Termination Date. Each payment of such unused commitment fee shall be determined for the calendar month (or portion of a calendar month commencing on the date hereof or ending on the Termination Date) preceding and including the date such payment is due and shall be equal to the product of (i) 0.50%, per annum, multiplied by (ii) the amount by which the average daily Total Credit Commitment exceeds the sum of (A) the average daily principal amount outstanding under DIP Loans plus (B) the average daily Letter of Credit Liability.

          (c) Letter of Credit Fee. The Borrowers agree jointly and severally to pay letter of credit fees as follows:

               (i) to the Administrative Agent for the pro rata account of each Lender (including the Issuing Bank) in accordance with its Commitment Percentage, a non-refundable letter of credit fee at the rate of 2.00% per annum on the aggregate undrawn and available amount under all outstanding Letters of Credit; and

               (ii) to the Issuing Bank for its own account, a fronting fee of 0.25% per annum on the aggregate Stated Amount of Letters of Credit issued, together with all other customary and administrative fees and all reasonable amendment and extension fees which may be charged, from time to time, by the Issuing Bank in respect of any Letters of Credit.

         Such letter of credit fees shall be payable:

               (iii) with respect to those fees described in clause (i) above:

                    (A) on the first Monthly Payment Date following the issuance of any Letter of Credit for the period from the date of such issuance of any Letter of Credit to (but not including) such Monthly Payment Date, and

                    (B) thereafter for Letters of Credit, on each Monthly Payment Date for the period from the immediately preceding Monthly Payment Date up to (but not including) such Monthly Payment Date;

               (iv) with respect to those fees described in clause (ii), on the date of issuance (or amendment or extension) of the Letter of Credit with respect to which such fees are incurred or the date of incurrence, as the case may be.

          (d) Administrative Agent's Fee. The Borrowers shall jointly and severally pay to the Administrative Agent for its own account an agency fee in the amount of $15,000 per calendar month payable on the first Business Day of each calendar month commencing June 1, 2002.

     2.6 Use of Proceeds. From and after the Effective Date, the proceeds of the DIP Loans and the issuance of the Letters of Credit shall be used by the Borrowers (a) with respect to the initial DIP Loan, to refinance all advances outstanding as of the date hereof under the Pre-Petition Credit Agreement in excess of the Priority Threshold Amount, and (b) to finance the ongoing working capital and general corporate requirements of the Borrowers in a manner consistent with the Budget.

SECTION 3.        LETTERS OF CREDIT.

     3.1 Issuances and Extensions. Subject to the terms and conditions of this Agreement and to the extent necessary, upon the expiration of the term of a letter of credit issued under the Pre-Petition Credit Agreement that expires prior to the Scheduled Termination Date, the Issuing Bank shall issue replacement Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the provisions of this Section 3 and the L/C Applications submitted therefor, respectively. The Issuing Bank will make available the original of each Letter of Credit to the beneficiary thereunder (with a copy to the Borrowers) which it issues hereunder and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof. Notwithstanding anything to the contrary herein, each Letter of Credit shall be (i) stated to expire (including all rights of the Borrowers or any beneficiary named in such Letter of Credit to require renewal) on a date (its "Stated Expiry Date") no later than the earlier of (x) six (6) calendar months after the date such Letter of Credit was issued or (y) the Scheduled Termination Date, (ii) subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of Texas, and (iii) in such form as shall be reasonably acceptable to the Issuing Bank.

     3.2 Participating Interests. Effective in the case of each Letter of Credit as of the date of the issuance thereof, the Issuing Bank agrees to allot and does allot, to itself and each other Lender, and each Lender severally and irrevocably agrees to take and does take in such Letter of Credit and the related L/C Application and all L/C Obligations in respect thereof, an L/C Participating Interest in a percentage equal to such Lender's Commitment Percentage.

     3.3 Payments in Respect of Letters of Credit.

          (a) Each Borrower agrees within one Business Day after demand by the Issuing Bank and otherwise in accordance with the terms of the L/C Application relating thereto, (i) to reimburse the Issuing Bank for any payment made by the Issuing Bank under any Letter of Credit and (ii) to pay interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a rate per annum equal to the Base Rate, plus the Applicable Margin for Base Rate Loans payable on each Monthly Payment Date.

          (b) In the event that the Issuing Bank makes a payment under any Letter of Credit and is not reimbursed in full therefor within one Business Day after demand of the Issuing Bank, and otherwise in accordance with the terms of the L/C Application relating to such Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent who shall then promptly notify each other Lender. Forthwith upon its receipt of any such notice, each other Lender shall transfer to the Administrative Agent, in immediately available funds, an amount equal to such other Lender's Commitment Percentage of the L/C Obligation arising from such unreimbursed payment, and the Administrative Agent shall then promptly transfer such funds to the Issuing Bank.

          (c) Whenever, at any time after the Issuing Bank has made a payment under any Letter of Credit and has received from any other Lender such other Lender's Commitment Percentage of the L/C Obligation arising therefrom, the Issuing Bank receives any reimbursement on account of such L/C Obligation or any payment of interest or fees on account thereof, the Issuing Bank shall distribute to the Administrative Agent who shall then distribute to such other Lender its Commitment Percentage thereof in like funds as received; provided, however, that in the event that the receipt by the Issuing Bank of such reimbursement or such payment of interest (as the case may be) is required to be returned, such other Lender shall return to the Issuing Bank any portion thereof previously distributed by the Issuing Bank to it in like funds as such reimbursement or payment is required to be returned by the Issuing Bank.

     3.4 Actions Upon Maturity. If the Termination Date occurs prior to the expiration of any Letter of Credit, (a) each such Letter of Credit shall be replaced and returned to the Administrative Agent undrawn and marked "canceled" on or prior to the Termination Date, (b) the Borrowers shall, on or before the Termination Date, secure their obligations under such Letter of Credit with a back-to-back letter of credit that is in an amount equal to 105% of the face amount of such Letter of Credit, in form and substance, and issued by a financial institution, satisfactory to the Administrative Agent or (c) the Borrowers shall, on or before the Termination Date, provide cash collateral with respect to such Letter of Credit in an amount equal to 105% of the face amount of such Letter of Credit by depositing cash in such amount into an account established by the Borrowers under the sole and exclusive control of the Administrative Agent, such cash to be remitted to the Borrowers upon the expiration, cancellation or other termination or satisfaction of the Borrowers' reimbursement obligations with respect to such Letter of Credit.

     3.5 Further Assurances. Each Borrower hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Bank more fully to effect the purposes of this Agreement and the issuance of Letters of Credit hereunder.

     3.6 Obligations Absolute. The payment obligations of each Borrower under this Agreement with respect to the Letters of Credit shall be unconditional and irrevocable and joint and several and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

          (a) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Administrative Agent or any Lender, or any other Person, whether in connection with this Agreement, any DIP Financing Document, the transactions contemplated herein, or any unrelated transaction;

          (b) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect;

          (c) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate or other document which does not comply with the terms of such Letter of Credit or is insufficient in any respect; or

          (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

          Nothing contained in this Section 3.6 shall relieve the Issuing Bank of liability for its gross negligence or willful misconduct.

     3.7 Assignments. No Participating Lender's participation in any Letter of Credit or any of its rights or duties hereunder shall be subdivided, assigned or transferred (other than in connection with a transfer of a corresponding portion or all of such Participating Lender's Commitment in accordance with Section 11.6).

     3.8 Participations. Each Lender's obligation to purchase participating interests pursuant to Section 3.2 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Borrower; (iv) any breach of this Agreement by any Borrower or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 4.        GENERAL PROVISIONS APPLICABLE TO DIP LOANS.

4.1      Procedure for DIP Loan Borrowings.

          (a) Notices of Borrowing. The Parent, on behalf of the Borrowers, may request DIP Loans on any Business Day; provided that, with respect to any such Borrowing, the Parent shall give the Administrative Agent irrevocable written notice, which notice must be received by the Administrative Agent
     (i) not later than 12:00 noon, Dallas, Texas time on the Borrowing Date for each Base Rate Loan and (ii) not later than 12:00 noon Dallas, Texas time, at least three Business Days prior to the Borrowing Date for each Eurodollar Loan borrowing, continuation or conversion, specifying (a) the Borrowing Date, (b) the Type of DIP Loan being requested, (c) the amount of such Borrowing, and (d) in the case of Eurodollar Loans, the duration of the Interest Period therefor (a "Notice of Borrowing"). Upon receipt of such Notice of Borrowing the Administrative Agent shall promptly notify each Lender. Not later than 2:00 p.m., Dallas, Texas time, on the Borrowing Date specified in such notice, each Lender shall make available to the Administrative Agent at the office of the Administrative Agent specified in
     Section 11.2 (or at such other location as the Administrative Agent may direct) an amount in immediately available funds equal to the amount of the DIP Loan to be made by such Lender. DIP Loan proceeds received by the Administrative Agent hereunder shall promptly be made available to the Borrowers by the Administrative Agent's crediting the account of the Borrowers, at the office of the Administrative Agent specified in Section 11.2, with the aggregate amount actually received by the Administrative Agent from the Lenders and in like funds as received by the Administrative Agent. Each Borrowing shall be in an aggregate minimum amount of $500,000 and integral multiples of $50,000 for Base Rate Loans, and $1,000,000 and integral multiples of $100,000 for Eurodollar Loans.

          (b)  Continuation  Options.  Subject  to the  provisions  made in this
     Section 4.1(b), the Parent, on behalf of the Borrowers, may elect to continue all or any part of any Eurodollar Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 4.1(a) to the Administrative Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such DIP Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrowers shall be deemed to have elected to convert such Eurodollar Loan to a Base Rate Loan pursuant to Section 4.1(c). All or any part of any Eurodollar Loan may be continued as provided herein, provided that (i) any continuation of any such DIP Loan shall be (as to each DIP Loan as continued for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $100,000 in excess thereof and (ii) no Event of Default shall have occurred and be continuing. If an Event of Default shall have occurred and be continuing, each Eurodollar Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

          (c) Conversion Options. The Borrowers may elect to convert all or any part of any Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Administrative Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 4.1(c), the Borrowers may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a Eurodollar Loan by giving advance notice to the Administrative Agent as provided in Section 4.1(a) (which shall promptly notify the Lenders) of such election. All or any part of any outstanding DIP Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a Eurodollar Loan shall be (as to each such DIP Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $100,000 in excess thereof, (ii) no Event of Default shall have occurred and be continuing. If an Event of Default shall have occurred and be continuing, no Base Rate Loan may be converted into a Eurodollar Loan, and
     (iii) no more than eight Interest Periods may be in effect at any time.

     4.2 Repayments and Prepayments. The Borrowers promise jointly and severally to make payment in full in cash of all unpaid principal of each DIP Loan and all other unpaid obligations hereunder, including, without limitation, the Letter of Credit Liability and all accrued and unpaid interest and fees required to be paid hereunder, on the Termination Date. This Agreement evidences the Borrowers' obligations and no note is required to evidence such obligations. Prior to the Termination Date, the Borrowers:

          (a) may prepay Base Rate Loans upon not less than one Business Day's prior notice to the Administrative Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $500,000 or the remaining aggregate principal balance outstanding on the DIP Loans) and shall be irrevocable and effective only upon receipt by the Administrative Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date, and may prepay Eurodollar Loans on the same conditions as for Base Rate Loans (except that prior notice to the Administrative Agent shall be not less than three Business Days for Eurodollar Loans) and in addition such prepayments of Eurodollar Loans shall be subject to the terms of Section
     4.11 and shall be in an amount equal to all of the Eurodollar Loans for the Interest Period prepaid;

          (b) shall make prepayments in accordance with the terms of the Financing Orders;

          (c) shall make a mandatory prepayment of all DIP Loans in an aggregate amount equal to the excess, if any, on any date of

               (i) the sum of (x) the aggregate outstanding principal amount of all DIP Loans and (y) the Letter of Credit Liability, over

               (ii) the lesser of (A) the Total Credit Commitment (as reduced from time to time in accordance with this Agreement) and (B) the Borrowing Base; and

          (d) beginning 30 days after the Filing Date, in the event that the sum of all Inventory and all Accounts of the Borrowers is less than $117,500,000 at any time (the amount of such shortfall hereinafter referred to as the "Inventory/Account Shortfall"), shall make a mandatory prepayment of all DIP Loans in an aggregate amount such that the DIP Loans outstanding after such prepayment shall equal not more than [the amount of the initial DIP Loans which refinance the Priority Debt] minus the amount of the Inventory/Account Shortfall.

          Unless otherwise provided in any Bankruptcy Court order, no payment of principal of any DIP Loans shall cause a reduction in the Total Credit Commitment. Prepayments permitted or required under this Section 4.2 shall be without premium or penalty, except that each Borrower shall be required to pay the amounts required under Section 4.11 for prepayment of Eurodollar Loans.

     4.3 Treatment of Asset Sales. All net cash proceeds realized from asset sales during the Voluntary Bankruptcy Case shall be applied in accordance with the Financing Orders, any consent thereto executed by the Required Lenders or the Plan Support Agreement.

     4.4 Interest Rates and Payment Dates.

          (a) Subject to Section 4.4(b) hereof, all DIP Loans shall bear interest at a rate per annum equal to (i) the Base Rate (as in effect from time to time) plus the Applicable Margin if such a DIP Loan is a Base Rate Loan, but in no event to exceed the Highest Lawful Rate, and (ii) the Adjusted Eurodollar Rate for each Interest Period relating thereto (as in effect from time to time) plus the Applicable Margin if such a DIP Loan is a Eurodollar Loan, but in no event to exceed the Highest Lawful Rate.

          (b) Upon the occurrence and during the continuance of an Event of Default, all DIP Loans and all other amounts outstanding under this Agreement, shall bear interest at a rate per annum which is 2.0% above the otherwise applicable rate.

          (c) Interest on Base Rate Loans shall be payable in arrears on each Monthly Payment Date. Interest on each Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than one month, at one-month intervals following the first day of such Interest Period. Upon the occurrence and during the continuance of an Event of Default, interest shall be payable on demand of the Administrative Agent.

     4.5 Computation of Interest and Fees. Interest on Eurodollar Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     4.6 Pro Rata Treatment and Payments.

          (a) Each Borrowing of DIP Loans by the Borrowers from the Lenders and any reduction of the Total Credit Commitment hereunder and any payments in respect of principal, interest or fees hereunder shall be made pro rata according to the Commitment Percentage of the Lenders with respect to the DIP Loans borrowed or the Total Credit Commitment to be reduced.

          (b) If any Lender (a "Non-Funding Lender") has (x) failed to make a DIP Loan required to be made by it hereunder, and the Administrative Agent has determined that such Lender is not likely to make such a DIP Loan or
     (y) given notice to the Borrowers or Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any DIP Loan, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, or otherwise, any payment made on account of the principal of the DIP Loans outstanding shall be made as follows:

               (i) in the case of any such payment made on any date when and to the extent that, in the reasonable determination of the Administrative Agent, the Borrowers would be able, under the terms and conditions hereof, to reborrow the amount of such payment and to satisfy any applicable conditions precedent set forth in Section 6 to such reborrowing, such payment shall be made on account of the outstanding DIP Loans held by the Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the DIP Loans of such Lenders; and

               (ii) otherwise, such payment shall be made on account of the outstanding DIP Loans held by the Lenders pro rata according to the respective outstanding principal amounts of such DIP Loans; and

               (iii) any payment made on account of interest on the DIP Loans shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on the DIP Loans with respect to which such payment is being made. Each Borrower agrees to give the Administrative Agent such assistance in making any determination pursuant to Section 4.6(b)(i) as the Administrative Agent may reasonably request. Any such determination by the Administrative Agent shall be conclusive and binding on the Lenders absent manifest error.

          (c) All payments (including prepayments) to be made by any Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the Lenders at the Administrative Agent's office located at 901 Main Street, 66th Floor, Dallas, Texas 75202, in Dollars and in immediately available funds. The Administrative Agent shall promptly distribute such payments in accordance with the provisions of this Section 4.6 promptly upon receipt in like funds as received. If any payment hereunder would become due and payable on a day other than a Business Day, such payment would become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its Commitment Percentage of the Borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date in accordance with Section 4.1 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is made available to the Administrative Agent by such Lender on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Lender's Commitment Percentage of such Borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Commitment Percentage of such Borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 4.6(d) shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such Borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date and the Administrative Agent has made such amount available to the Borrowers, then Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to DIP Loans hereunder, on demand, from the Borrowers, without prejudice to any rights which the Borrowers or the Administrative Agent may have against such Lender hereunder. Nothing contained in this subsection 4.6(d) shall relieve any Lender which has failed to make available its ratable portion of any Borrowing hereunder from its obligation to do so in accordance with the terms hereof.

          (e) The failure of any Lender to make any DIP Loan to be made by it on any Borrowing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its DIP Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make any DIP Loan to be made by such other Lender on such Borrowing Date.

4.7      Additional Costs.

          (a) Eurodollar Regulations, etc. Each Borrower shall pay directly to each Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any Eurodollar Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any Eurodollar Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Eurodollar Loans, Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Change in Law which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any of such Eurodollar Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its applicable lending office for any of such Eurodollar Loans by the jurisdiction in which such Lender has its principal office or applicable lending office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender, or the Commitment or DIP Loans of such Lender or the Eurodollar interbank market; or (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities) or such Lender's Commitment or DIP Loans. Each Lender will notify the Administrative Agent and the Borrowers of any event occurring after the date hereof which will entitle such Lender to compensation pursuant to this Section 4.7(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different lending office for the DIP Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate a lending office located in the United States. If any Lender requests compensation from the Borrowers under this Section 4.7(a), the Borrowers may, by notice to such Lender, suspend the obligation of such Lender to make additional DIP Loans of the Type with respect to which such compensation is requested until the Change in Law giving rise to such request ceases to be in effect (in which case the provisions of Section
     4.10 shall be applicable).

          (b) Change in Law.  Without  limiting the effect of the  provisions of
     Section 4.7(a), in the event that at any time, by reason of (i) any Change in Law or (ii) any other circumstances arising after the date hereof affecting (A) any Lender, (B) the Eurodollar interbank market or (C) such Lender's position in such market, the Adjusted Eurodollar Rate, as determined in good faith by such Lender, will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Loans, then, if such Lender so elects, by notice to the Borrowers and the Administrative Agent, the obligation of such Lender to make additional Eurodollar Loans shall be suspended until such Change in Law or other circumstances ceases to be in effect (in which case the provisions of Section 4.10 shall be applicable).

          (c) Capital Adequacy. Without limiting the effect of the foregoing provisions of this Section 4.7 (but without duplication), each Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any applicable lending office), pursuant to any Requirement of Law following any Change in Law, of capital in respect of its Commitment or its DIP Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any applicable lending office) to a level below that which such Lender or its parent or holding company (or any applicable lending office) could have achieved but for such Requirement of Law. Such Lender will notify the Borrowers that it is entitled to compensation pursuant to this Section 4.7(c) as promptly as practicable after it determines to request such compensation.

          (d) Compensation Procedure. Any Lender notifying the Borrowers of the incurrence of additional costs under this Section 4.7 shall in such notice to the Borrowers and the Administrative Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 4.7: (i) (A) of the effect of any Change in Law pursuant to Section 4.7(a) or (b), or of the effect of capital maintained pursuant to Section 4.7(c); (B) on its costs or rate of return of maintaining DIP Loans or its obligation to make DIP Loans or issue Letters of Credit; or (C) on amounts receivable by it in respect of DIP Loans or Letters of Credit, and (ii) of the amounts required to compensate such Lender under this Section 4.7, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 4.7 shall be paid by the Borrowers promptly upon receipt by the Borrowers of the notice described in this Section 4.7(d).

     4.8 Limitation on Eurodollar Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

          (a) the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in
     Section 1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b) the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.1 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Eurodollar Loans;

          then the Administrative Agent shall give the Borrowers prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans.

     4.9 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrowers thereof and such Lender's obligation to make Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 4.10 shall be applicable).

     4.10 Base Rate Loans Pursuant to Sections 4.7, 4.8 and 4.9. If the obligation of any Lender to make Eurodollar Loans shall be suspended pursuant to Sections 4.7, 4.8 or 4.9 ("Affected Loans"), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 4.7(b) or Section 4.9 has occurred and such Lender so requests by notice to the Borrowers, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

     4.11 Compensation. Each Borrower shall pay to each Lender promptly upon receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

          (a) any payment, prepayment or conversion of a Eurodollar Loan properly made by such Lender or any Borrower for any reason (including, without limitation, the acceleration of the DIP Loans) on a date other than the last day of the Interest Period for such DIP Loan; or

          (b) any failure by any Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in
     Section 6 to be satisfied) to borrow, continue or convert a Eurodollar Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 4.1.

          Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such DIP Loan (or, in the case of a failure to borrow, the Interest Period for such DIP Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such DIP Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

SECTION 5.        REPRESENTATIONS AND WARRANTIES.

     In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the DIP Loans and to induce the Issuing Bank to issue, and the Participating Lenders to participate in, the Letters of Credit, each Borrower hereby represents and warrants to each Lender and Administrative Agent that:

     5.1 Financial Condition. The unaudited Consolidated balance sheet of the Parent and its Subsidiaries as at March 31, 2002 and the related unaudited Consolidated statements of income and of cash flows for the periods ended on such date, certified by the chief financial officer or controller of the Parent, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the Consolidated financial condition of the Parent and its Consolidated Subsidiaries as at such date, and the Consolidated results of their operations and their Consolidated cash flows for the period then ended (subject to normal year-end audit adjustments). All such financial statements, including any related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or such officer, as the case may be, and as disclosed therein and subject to year-end audit adjustments and the absence of footnotes).

     5.2 No Change. Since April 30, 2002 (a) other than the commencement of the Voluntary Bankruptcy Case and all events and circumstances leading thereto and associated therewith (including, without limitation, vendors and suppliers to any Borrower refusing to extend credit to such Borrower and requiring that goods and services be paid for in cash, all of which has caused such Borrower to deplete virtually all available cash and to utilize substantially all available credit) or as otherwise disclosed in the financial statements previously provided to the Lenders or in the Budget, there has been no change, which has had or could reasonably be expected to have a Material Adverse Effect and (b) no dividends or other distributions have been declared, paid or made upon the capital stock of the Parent nor has any of the capital stock of the Parent been redeemed, retired, purchased or otherwise acquired for value by the Parent.

     5.3 Corporate Existence; Compliance with Law. Each Borrower, except as such may be affected by the commencement of the Voluntary Bankruptcy Case and all events and circumstances associated therewith, (a) is a corporation or other Person duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has full legal power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a Material Adverse Effect, (c) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure so to qualify would not have a Material Adverse Effect, and (d) is in compliance with all applicable Requirements of Law, except where noncompliance would not have a Material Adverse Effect. No Borrower has received any written communication from a Governmental Authority that alleges that any Borrower is not in compliance, in all material respects, with all Federal, state, local or foreign laws, ordinances, rules and regulations.

     5.4 Corporate Power; Authorization. Subject to the approval of the Bankruptcy Court pursuant to the Financing Orders, each Borrower has legal power and authority to make, deliver and perform each of the DIP Financing Documents to which it is a party, and, subject to the approval of the Bankruptcy Court pursuant to the Financing Orders, each Borrower has the legal power and authority and legal right to borrow hereunder and to have Letters of Credit issued for its account hereunder. Each Borrower has taken all necessary legal action to authorize the execution, delivery and performance of each of the DIP Financing Documents to which it is a party, and such Borrower has taken all necessary legal action to authorize the Borrowings hereunder and the issuance of Letters of Credit for its account hereunder. Except for the approval of the Bankruptcy Court pursuant to the Financing Orders, no consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery or performance by any Borrower or for the validity or enforceability against any Borrower of any DIP Financing Document except for consents, authorizations and filings which have been obtained or made and are in full force and effect and except such consents, authorizations and filings, the failure to obtain or perform which would not have a Material Adverse Effect.

     5.5 Enforceable Obligations. Each DIP Financing Document delivered on or prior to the date hereof (i) has been duly executed and delivered on behalf of each Borrower and (ii) subject to the approval of the Bankruptcy Court pursuant to the Financing Orders, constitutes the legal, valid and binding obligation of each Borrower and is enforceable against such Borrower in accordance with its terms.

     5.6 No Legal Bar. Subject to the approval of the Bankruptcy Court pursuant to the Financing Orders, the execution, delivery and performance of each DIP Financing Document, the use of the proceeds of the DIP Loans and drawings under the Letters of Credit and the transactions contemplated by or in respect of such use of proceeds will not violate any Requirement of Law or any Contractual Obligation (other than those violations existing on the Filing Date) applicable to or binding upon any Borrower or any of its properties or assets in any manner which, individually or in the aggregate, (i) would have a material adverse effect on the ability of any Borrower to perform its respective obligations under the DIP Financing Documents, (ii) would give rise to any liability on the part of the Administrative Agent or any Lender, or (iii) would have a Material Adverse Effect, and will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to any of them, as the case may be, or any of its Contractual Obligations, except for the Liens arising hereunder and under the Financing Orders.

     5.7 No Material Litigation. Except as set forth on Schedule 5.7, no litigation by, investigation known to any Borrower by, or proceeding of, any Governmental Authority is pending against any Borrower with respect to the validity, binding effect or enforceability of any DIP Financing Document to which it is a party, the DIP Loans made hereunder or pursuant to the Financing Orders, the use of proceeds thereof or of any drawings under a Letter of Credit and the other transactions contemplated hereby or in respect of such use of proceeds. Except for the commencement of the Voluntary Bankruptcy Case and the filing and prosecution of claims therein, no lawsuits, claims, proceedings or investigations are pending or, to the best knowledge of each Borrower, threatened as of the Effective Date against or affecting any Borrower or any of their respective properties, assets, operations or businesses, in which there is a probability of an adverse determination, which is reasonably likely, if adversely decided, to have a Material Adverse Effect.

     5.8 Investment Company Act. No Borrower is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

     5.9 Federal Regulation. No part of the proceeds of any of the DIP Loans or any drawing under a Letter of Credit will be used for any purpose which violates the provisions of Regulation S, U or X. No Borrower is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U.

     5.10 Taxes. Except as set forth on Schedule 5.10, the Parent has filed or caused to be filed all material Consolidated tax returns which, to the best knowledge of the Parent, are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against the Parent or any of its Subsidiaries or any of their respective property and all other taxes, fees or other charges imposed on them or any of their property by any Governmental Authority (other than (i) for which an extension for filing is available and the Parent has taken necessary steps to qualify for such extension, (ii) where the failure to file would not have a Material Adverse Effect, and (iii) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent or its Subsidiaries, as the case may be); except Permitted Liens, no tax Lien has been filed, and, to the best knowledge of the Parent, no written claim is being asserted, with respect to any such tax, fee or other charge.

     5.11 Subsidiaries. The Subsidiaries of the Parent listed on Schedule 5.11 constitute all of the Subsidiaries of the Parent as of the Effective Date. None of the Borrowers (other than the Bankruptcy Debtors) owns any assets or conducts any business except as described on Schedule 5.11. Neither Norfolk Steel Corporation nor Birmingham Steel Overseas, Ltd. is in existence, and each have been dissolved.

     5.12 Ownership of Property; Liens. Each Borrower has good title to all its material assets (other than real property or interests in real property, or goods sold on a consignment basis), except where the failure to have such title would not have a Material Adverse Effect, in each case free and clear of all Liens of any nature whatsoever except Permitted Liens. With respect to real property or interests in real property, each Borrower has (i) good and marketable fee title to all of its owned real property, except where the failure to have such title would not have a Material Adverse Effect (each, a "Fee Property"), and (ii) a valid leasehold interest in all of the real property leased by it, except where the failure to have such leasehold interest would not have a Material Adverse Effect (each, a "Leased Property", each such Fee Property and each such Leased Property being referred to individually as a "Company Property" in this Section 5.12), in each case free and clear of all Liens, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) Permitted Liens, (B) easements, covenants, rights-of-way and other similar restrictions of record, (C) any conditions that may be shown by a current, accurate survey or physical inspection of any Company Property made prior to the Effective Date, (D) any immaterial condemnation or eminent domain proceeding affecting any real property that does not prevent such real property from being utilized by any Borrower substantially for the purposes for which it was being utilized prior to such proceeding, and (E) (I) zoning, building and other similar restrictions, (II) Liens that have been placed by any developer, landlord or other third party on property over which any Borrower has easement rights or on any Leased Property and subordination or similar agreements relating thereto, and (III) unrecorded easements, covenants, rights-of-way or other similar restrictions, none of which items set forth in clauses (I), (II) and (III), individually or in the aggregate, materially impair the continued use and operation of the property to which they relate in the business of any Borrower or the Borrowers, taken as a whole, as now conducted.

     5.13 ERISA. Except as set forth on Schedule 5.13, neither any Borrower nor any Commonly Controlled Entity would be liable for any amount pursuant to Sections 4062, 4063 or 4064 of ERISA if any Plan were to terminate. Neither any Borrower nor any Commonly Controlled Entity has incurred any material liability under Title IV of ERISA in connection with the termination of, withdrawal from or failure to fund any Plan or Multiemployer Plan which will remain a liability of such Borrower after the Effective Date. To the best knowledge of each Borrower, neither any Borrower nor any director, officer or employee of any of the foregoing, or any of the Plans, or any trust created thereunder, or any fiduciary thereof, has engaged in a transaction in connection with which any Borrower or any director, officer or employee of any of the foregoing, or any fiduciary of the Plans or any such trust could be subject to either a material liability or civil penalty assessed pursuant to Sections 409, 502(i) or 502(l) of ERISA or a material tax imposed pursuant to Sections 4975 or 4976 of the Code with respect to any Plan. Except as set forth on Schedule 5.13, to the best knowledge of each Borrower, each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code. There are no material pending or, to the best knowledge of each Borrower, threatened claims by or on behalf of any of the Plans or any fiduciary thereof with respect to a Plan, by any employee or beneficiary covered under any such Plan or fiduciary of any such Plan, or otherwise involving any such Plan or any such fiduciary (other than routine claims for benefits). No condition exists and no event has occurred with respect to any Multiemployer Plan which presents a material risk of a complete or partial withdrawal under Subtitle E of Title IV of ERISA, nor have any Borrower or any Commonly Controlled Entity been notified that any such Plan is insolvent or in reorganization within the meaning of Section 4241 of ERISA. Except as set forth on Schedule 5.13, neither any Borrower nor any Commonly Controlled Entity has been a party to any transaction or agreement to which the provisions of
Section 4204 of ERISA were applicable. Except as set forth on Schedule 5.13, no Borrower is obligated to contribute, on behalf of any current or former employee of any Borrower, to a Multiemployer Plan. None of the Plans or any trust established thereunder which is sponsored by any Borrower has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans. No contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

     5.14 Patents, Copyrights, Permits, Trademarks and Licenses. Schedule 5.14 sets forth a true and complete list of all material patents, trademarks (registered or unregistered), trade names, service marks and copyrights and applications therefor owned, used or filed by or licensed to any Borrower and, with respect to such material registered trademarks, contains a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as disclosed on Schedule 5.14, each Borrower owns or has the right to use the patents, trademarks (registered or unregistered), trade names, service marks, copyrights and applications therefor referred to in such Schedule. To the best knowledge of each Borrower, no material claims are pending by any Person with respect to the ownership, validity, enforceability or use of any such patents, trademarks (registered or unregistered), trade names, service marks, copyrights, or applications therefor, challenging or questioning the validity or effectiveness of any of the foregoing, in any jurisdiction, domestic or foreign.

     5.15 Environmental Matters.

          (a) Except as disclosed in Schedule 5.15, and subject to clause (f) below, to the best knowledge of each Borrower, (i) the Fee Properties do not contain, in, on or under, including, without limitation, the soil and groundwater under the Properties, any Hazardous Materials, and (ii) no Borrower has placed any Hazardous Materials on any Leased Properties, in each case which result in a currently existing violation of Environmental Laws.

          (b) Except as disclosed in Schedule 5.15 and subject to clause (f) below, to the best knowledge of each Borrower, each Borrower is not in material violation of any Environmental Law which could materially interfere with the continued operation of any of the Properties or materially impair the fair saleable value of any thereof.

          (c) Except as disclosed in Schedule 5.15, and subject to clause (f) below, no Borrower has received any complaint, notice of violation, alleged violation, notice of investigation or of potential liability under Environmental Laws with regard to any of the Properties which has not been cured, nor does any Borrower have knowledge that any Governmental Authority is contemplating delivering to any Borrower any such notice.

          (d) Except as disclosed in Schedule 5.15, and subject to clause (f) below, and for violations which have been cured, to the best knowledge of each Borrower, Hazardous Materials have not been generated, treated, stored, disposed of (in the case of Leased Properties, by any Borrower), at, on or under any of the Properties in violation of any Environmental Laws nor, to the best knowledge of each Borrower, have any Hazardous Materials been transported (in the case of Leased Properties, by any Borrower) from any of the Properties to any other location in violation of any Environmental Laws.

          (e) Except as disclosed in Schedule 5.15, and subject to clause (f) below, there are no governmental administrative actions or judicial proceedings pending under any Environmental Law to which any Borrower is a party with respect to any of the Properties, nor, to the best knowledge of each Borrower, are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding against any Borrower thereof under any Environmental Law with respect to any of the Properties.

          (f) Each of the  representations  and  warranties set forth in clauses
     (a) through (e) of this Section 5.15 is true and correct with respect to each parcel of Property, except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct would not have any reasonable likelihood of having a Material Adverse Effect.

     5.16 Accuracy and Completeness of Information. The factual statements contained in the financial statements referred to in Section 7.1, the DIP Financing Documents and any other certificates or documents furnished or to be furnished to the Administrative Agent or the Lenders from time to time in connection with this Agreement, taken as a whole, do not and will not, to the best knowledge of each Borrower, as of the date when made, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, all except as otherwise qualified herein or therein, such knowledge qualification being given only with respect to factual statements made by Persons other than a Borrower.

     5.17 Post-Petition Collateral. Pursuant to either the Financing Orders or the other DIP Financing Documents, each Borrower has granted to the Administrative Agent for the benefit of the Lenders perfected Liens upon all of its assets.

SECTION 6.        CONDITIONS PRECEDENT.

     6.1 Conditions to Initial DIP Loans and Letters of Credit. The effectiveness of this Agreement, and the obligation of each Lender to make its initial DIP Loan or the obligation of the Issuing Bank to issue its initial Letter of Credit, whichever occurs first, is subject to the satisfaction or waiver pursuant to Section 11.1 of the following conditions:

          (a) the Administrative Agent shall have received a counterpart of this Agreement and the other DIP Financing Documents to which any Borrower is a party for each Lender duly executed and delivered by a duly authorized officer of each Borrower;

          (b) the consummation of the transactions contemplated hereby or entered into in contemplation hereof, shall not contravene, violate or conflict with, any Requirement of Law;

          (c) all consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by each Borrower, and the validity and enforceability against each Borrower, of the DIP Financing Documents, shall have been obtained or made, and such consents, authorizations and filings shall be in full force and effect, except such consents, authorizations and filings, the failure to obtain which would not have a Material Adverse Effect;

          (d) the Administrative Agent shall have received each additional document and other information regarding the assets, business, liabilities, financial position, projections, results of operations or business prospects of each Borrower as are customary for transactions of this type or are reasonably requested by the Lenders;

          (e) the Administrative Agent shall have received, with a copy for each Lender, the Budget, which shall be in form and substance satisfactory to the Administrative Agent;

          (f) the Borrowers shall have paid all fees then due and payable under this Agreement, including, without limitation, the invoiced and unpaid fees and expenses of Winstead Sechrest & Minick P.C. and Arthur Andersen LLP;

          (g) the Administrative Agent shall have received, with a copy for each Lender, a copy of the Cash Management Order entered by the Bankruptcy Court satisfactory to the Lenders, and the Cash Management Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended;

          (h) the Administrative Agent shall have received, with a copy for each Lender, a copy of the Interim Order, entered by the Bankruptcy Court and the Interim Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended;

          (i) the Administrative Agent shall have received resolutions of the Board of Directors of each Borrower and certified by its Secretary, an Assistant Secretary or other officer which authorize the execution, delivery, and performance by such Borrower of this Agreement and the other DIP Financing Documents to which such Borrower is or is to be a party;

          (j) the Administrative Agent shall have received a certificate of incumbency certified by the Secretary, an Assistant Secretary or other officer of each Borrower certifying the names of the officers of such Borrower authorized to sign this Agreement and each of the other DIP Financing Documents to which such Borrower is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers.

          (k) the Administrative Agent shall have received such legal opinions, agreements, documents and other instruments it may reasonably request;

          (l) all outstanding advances under the Pre-Petition Credit Agreement as of the Effective Date in excess of the Priority Threshold Amount shall, simultaneous with the initial DIP Loan, be refinanced in full;

          (m)  no  Default  or  Event  of  Default   (each  as  defined  in  the
     Pre-Petition Credit Agreement) shall exist, other than under Sections 10.1(d) and (e) of the Pre-Petition Credit Agreement as a result of the filing of the Voluntary Bankruptcy Case; and

          (n) have filed with the Bankruptcy Court each of the following: (i) a Chapter 11 Plan and Disclosure Statement and (ii) a motion to approve and set dates for the plan confirmation process, including dates for the disclosure statement hearing, return of ballots and the confirmation hearing, inter alia, and to request approval of the Plan Support Agreement and the Purchase Agreement (as defined in the Plan Support Agreement).

     6.2 Conditions to All DIP Loans and Letters of Credit. The obligation of each Lender to make any DIP Loan and the obligation of the Issuing Bank to issue any Letter of Credit is subject to (i) Section 2.3 and (ii) the satisfaction or waiver pursuant to Section 11.1 immediately prior to or concurrently with the making of such DIP Loan or the issuance of such Letter of Credit, as the case may be, of the following conditions precedent on the relevant Borrowing Date:

          (a) the Administrative Agent shall have received a Notice of Borrowing which shall certify, among other things, the fulfillment of the condition specified in Section 6.2(g) and a copy of the borrowing base report in the form of Exhibit D attached hereto.

          (b) each of the  representations and warranties made in or pursuant to
     Section 5 or which are contained in any other DIP Financing Document shall be true and correct in all material respects on and as of such Borrowing Date as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date);

          (c) in the case of the issuance of Letters of Credit, the Parent, on behalf of the Borrowers, shall have executed and delivered to the Issuing Bank a L/C Application in form and substance reasonably acceptable to the Issuing Bank, together with such other instruments and documents as it shall request;

          (d) no Default or Event of Default shall have occurred and be continuing on such Borrowing Date or after giving effect to such DIP Loan to be made or such Letter of Credit to be issued on such Borrowing Date;

          (e) there has been no event or occurrence since April 30, 2002 which has or would cause a Material Adverse Effect;

          (f) if the amount of the DIP Loan or Letter of Credit requested in a Notice of Borrowing or L/C Application, as applicable, together with the aggregate outstanding principal amount of all DIP Loans and the Letter of Credit Liability would exceed the amount approved under the Interim Order after the entry thereof then (x) the Administrative Agent shall have received a date stamped copy of the Final Order entered by the Bankruptcy Court, in form and substance reasonably satisfactory to the Lenders with such changes thereto as may be approved by the Administrative Agent and their counsel and (y) the Final Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended;

          (g) after giving effect to such DIP Loan or the issuance of such Letter of Credit, as the case may be, (i) the sum of (A) the aggregate outstanding principal amount of all DIP Loans, plus (B) the Letter of Credit Liability does not exceed the Borrowing Base as of the date of such Borrowing, and (ii) such DIP Loan or such Letter of Credit, as the case may be, shall be used for purposes consistent with the Budget;

          (h) the Administrative Agent shall have received a certificate executed by an Authorized Representative of the Borrowers certifying that the Borrowers are in compliance with Sections 8.14 and 8.15; and

          (i) the Borrowers shall have paid all reasonable fees, costs, taxes and expenses due under this Agreement, including those required by Section
     11.5 hereof.

     Each Borrowing hereunder shall constitute a representation and warranty by the Borrowers as of the date of such Borrowing that the conditions in clauses
(b), (d), (e) and (g) of this Section 6.2 have been satisfied.

SECTION 7.        AFFIRMATIVE COVENANTS.

     Each Borrower hereby agrees that, so long as any of the Lenders' Commitments remain in effect, any DIP Loan, L/C Obligation or Letter of Credit remains outstanding and unpaid, any amount (unless cash in an amount equal to such amount has been deposited to a cash collateral account established by the Administrative Agent) remains available to be drawn under any Letter of Credit or any other amount is owing to any Lender or Administrative Agent, each Borrower shall:

     7.1 Financial Statements. Furnish to the Administrative Agent in accordance with a reporting format acceptable to the Administrative Agent, all of which are prepared in accordance with GAAP, and certified by independent certified public accountants of recognized national standing or any other independent certified public accountants acceptable to the Administrative Agent to have been prepared in accordance with GAAP:

          (a) as soon as practical, but in any event within 90 days after the end of each fiscal year of the Parent, the audited Consolidated and consolidating balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited Consolidated and consolidating statements of stockholders' equity, cash flows and income of the Parent and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all of which are prepared in accordance with GAAP, and certified by independent certified public accountants of recognized national standing or any other independent certified public accountants acceptable to the Administrative Agent to have been prepared in accordance with GAAP;

          (b) as soon as practical, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Parent, the unaudited Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such quarter and the related unaudited Consolidated statements of income and cash flows of the Parent and its Subsidiaries for such quarterly period and the portion of the fiscal year of the Parent and its Subsidiaries through such date subject only to usual year-end adjustments and the absence of footnotes, setting forth in each case in comparative form the figures for the corresponding quarter in, and year to date portion of, the previous year, certified by the president or chief financial officer of the Parent, to be, in his or her opinion acting solely in his or her capacity as an officer of the Parent, complete and correct in all material respects and to present fairly in all material respects, in accordance with GAAP, the financial position and results of income and cash flows of the Parent and its Subsidiaries at the end of and for such fiscal quarter, and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter;

          (c) as soon as practical, but in any event within 20 Business Days after the end of each fiscal month of each year, commencing as of the fiscal month ending with May 31, 2002, the unaudited Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such month and the related unaudited Consolidated statement of income of the Parent and its Subsidiaries for such month and for the portion of the fiscal year of the Parent and its Subsidiaries through such date in the form and detail similar to those customarily prepared by management of the Parent for internal use, setting forth in each case detailed results of operations and cash flow, certified by the president or chief financial officer of the Parent, to be, in his or her opinion acting solely in his or her capacity as an officer of the Parent, complete and correct in all material respects and to present fairly in all material respects in accordance with GAAP, the financial position and results of income of the Parent and its Subsidiaries at the end of and for the corresponding fiscal month, and for the elapsed fiscal year ended with the last day of such fiscal month;

          (d) as soon as practical, but in any event no later than Friday of each calendar week, a cash flow projection for the Parent and its Subsidiaries for the following rolling 13-week period, including for any periods during which the cash flow projections indicate the DIP Loans and Letters of Credit outstanding shall be greater than the Borrowing Base or the Budget, a description of the action that the Borrowers have taken, are taking or propose to take with respect to such outstandings in order to maintain compliance with this Agreement and the Budget;

          (e) as soon as practical, but in any event no later than 20 Business Days after the end of each fiscal month, a variance report comparing actual performance to the Budget and containing explanations for all material variances from the Budget;

          (f) as soon as practical, but in any event no later than 20 Business Days after the end of each fiscal month, an update to the Budget;

          (g) as soon as practical, but in any event no later than 20 Business Days after the end of each fiscal month of the Parent, beginning with the fiscal month ending May 31, 2002, a certificate of an Authorized Representative of the Borrowers, in form and detail satisfactory to the Administrative Agent, demonstrating compliance with Sections 8.14 and 8.15 as of the end of such fiscal month;

          (h) as soon as practical, but in any event no later than Friday of each calendar week, (1) a borrowing base report as of the end of such week in the form of Exhibit D attached hereto, which report shall include, without limitation, information regarding Eligible Inventory as of the Business Day before delivery of such report and information regarding Eligible Accounts as of two (2) Business Days before delivery of such report and (2) a report of all Inventory and Accounts of the Borrowers as of the end of such week in such detail as is reasonably satisfactory to the Administrative Agent's financial advisor;

          (i) As soon as practicable, the Month-to-Date Operations Summary for the prior Business Day and as prepared by the Borrowers; and

          (j) any other information that the Administrative Agent or any Lender may reasonably request.

          All  financial  statements  required to be delivered  pursuant to this
     Section 7.1 shall be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and shall be prepared in reasonable detail and in accordance with GAAP. All reports required to be delivered pursuant to this Section
     7.1 shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with past practices of the Borrowers.

     7.2 Certificates; Other Information. Furnish to the Administrative Agent:

          (a) concurrently with the delivery of the Consolidated financial statements referred to in Section 7.1(a), a letter from the Parent's independent certified public accountants reporting on such financial statements stating that in making the examination necessary to express their opinion on such financial statements no knowledge was obtained of any Default or Event of Default, except as specified in such letter;

          (b) concurrently with each delivery of the financial statements referred to in Section 7.1(a), (b) and (c), a certificate of an Authorized Representative of each Borrower stating that, to the best of such officer's knowledge, the Parent and its Subsidiaries have observed or performed all of their covenants and other agreements, and satisfied every material condition, contained in this Agreement and the other DIP Financing Documents to be observed, performed or satisfied by them, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

          (c) promptly upon receipt thereof, copies of all final reports submitted to the Parent or to any of its Subsidiaries by the Parent's independent certified public accountants in connection with each annual, interim or special audit of the books of the Parent or its Subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit;

          (d) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available to the public generally by the Parent and all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by the Parent with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions;

          (e) all materials, statements and reports required of the Borrowers pursuant to the Financing Orders; and

          (f) promptly, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request.

     7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its post-Filing Date obligations and liabilities of whatever nature, except (a) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Parent or any of its Subsidiaries, as the case may be, (b) for delinquent obligations which do not have a Material Adverse Effect, (c) for trade and other accounts payable in the ordinary course of business which are not overdue for a period of more than 60 days or, if overdue for more than 60 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Parent or any of its Subsidiaries, as the case may be, or (d) the failure to make any of the adequate protection payments to the Pre-Petition Lenders solely as a result of the insufficiency of the Borrowers' available cash and Cash Collateral as defined in the Financing Orders and of DIP Loans hereunder.

     7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, franchises, copyrights, trademarks and trade names necessary or desirable in the normal conduct of its business except for rights, privileges, franchises, copyrights, trademarks and trade names the loss of which would not in the aggregate have a Material Adverse Effect, and except as otherwise permitted hereunder; and comply with all applicable Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

     7.5 Maintenance of Property; Insurance.

          (a) Subject to Sections 8.4 and 8.5 , keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); and

          (b) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and with only such deductibles as are usually maintained by, and against at least such risks (but including, in any event, public liability and product liability insurance) as are usually insured against in the same general area, by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon reasonable written request of the Administrative Agent or any Lender, full information as to the insurance carried.

     7.6 Inspection of Property; Books and Records; Discussions.

          (a) Keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all Requirements of Law; and permit representatives of Administrative Agent or any Lender upon reasonable notice to visit and make a reasonable inspection of any of its properties and reasonably examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be requested upon reasonable notice, and to discuss the business, operations, assets and financial and other condition of the Borrowers with officers thereof and with their independent certified public accountants.

          (b) Permit representatives of the Administrative Agent or any Lender upon reasonable notice to conduct a field audit of any Borrower's properties once each fiscal quarter, and shall promptly pay any cost or expense incurred in connection with such audit.

     7.7 Notices. Promptly upon becoming aware thereof give notice to the Administrative Agent:

          (a) of the occurrence of any Default or Event of Default then known to any Borrower;

          (b) of any (i) default or event of default under any instrument or other agreement, guarantee or collateral document of any Borrower which default or event of default has arisen after the Filing Date and has not been waived and would have a Material Adverse Effect, or (ii) litigation, investigation or proceeding which may exist at any time between any Borrower and any Governmental Authority, or receipt of any notice of any environmental claim or assessment against any Borrower by any Governmental Authority, which in any such case would have a Material Adverse Effect;

          (c) of the commencement of any litigation or proceeding against any Borrower (i) in which more than $500,000 of the amount claimed is not covered by insurance or (ii) in which injunctive or similar relief is sought which if obtained would have a Material Adverse Effect;

          (d) of the following events, as soon as practicable after, and in any event within 30 days after, any Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan which Reportable Event could reasonably result in material liability to the Borrowers taken as a whole, or (ii) the institution of proceedings or the taking of any other action by PBGC, any Borrower or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and, with respect to a Multiemployer Plan, the Reorganization or Insolvency of the Plan, in each of the foregoing cases which could reasonably result in material liability to the Borrowers taken as a whole, and in addition to such notice, deliver to the Administrative Agent and each Lender whichever of the following may be applicable: (A) a certificate of an Authorized Representative of each Borrower setting forth details as to such Reportable Event and the action that such Borrower or such Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be; and

          (e) of a Material Adverse Effect arising after the Filing Date known to any Borrower, including, without limitation, the default in any license or other agreement, other than such a default arising solely from commencement of the Voluntary Bankruptcy Case and all events and circumstances leading thereto and associated therewith.

          Each notice pursuant to this Section 7.7 shall be accompanied by a statement of an Authorized Representative setting forth details of the occurrence referred to therein and (in the cases of clauses (a) through (e)) stating what action the Borrowers propose to take with respect thereto.

     7.8 Environmental Laws.

          (a) Comply with, and use its reasonable efforts to insure compliance by all its tenants and subtenants, if any, with, all applicable
     Environmental Laws and obtain and comply with and maintain, and use its reasonable efforts to insure that all its tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so would not have any reasonable likelihood of having a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings; and

          (c) DEFEND, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT AND EACH LENDER, AND THEIR RESPECTIVE EMPLOYEES, AGENTS, AFFILIATES, ATTORNEYS, OFFICERS AND DIRECTORS (COLLECTIVELY, THE "LENDER PARTIES"), FROM AND AGAINST ANY CLAIMS, DEMANDS, PENALTIES, FINES, LIABILITIES, SETTLEMENTS, DAMAGES, COSTS AND EXPENSES OF WHATEVER KIND OR NATURE KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE ACTUALLY ASSERTED AGAINST OR INCURRED BY THE LENDER PARTIES (OR ANY ONE OR MORE OF THEM), ARISING OUT OF, OR IN ANY WAY RELATING TO THE VIOLATION OF OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS APPLICABLE TO THE REAL PROPERTY OWNED OR OPERATED BY ANY BORROWER, OR ANY ORDERS, REQUIREMENTS OR DEMANDS OF GOVERNMENTAL AUTHORITIES RELATED THERETO, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEY'S AND CONSULTANT'S FEES, INVESTIGATION AND LABORATORY FEES, COURT COSTS AND LITIGATION EXPENSES, EXCEPT TO THE EXTENT THAT ANY OF THE FOREGOING ARISE OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SEEKING INDEMNIFICATION THEREFOR OR RELATE TO VIOLATIONS OR ALLEGED VIOLATIONS OF ENVIRONMENTAL LAWS OR HAZARDOUS MATERIALS FIRST USED, RELEASED, SPILLED, EMITTED OR OTHERWISE LOCATED ON ANY REAL PROPERTY OWNED OR OPERATED BY ANY BORROWER AFTER SUCH PROPERTY IS TRANSFERRED TO A LENDER PARTY OR ITS SUCCESSOR OR ASSIGN BY FORECLOSURE, DEED-IN-LIEU OF FORECLOSURE OR SIMILAR TRANSFER UNLESS CAUSED BY ANY BORROWER.

     7.9 Cash Concentration Account. All cash collateral and proceeds of DIP Loans together with all Cash Collateral (as defined in the Interim Order) shall be deposited and maintained in only such accounts permitted by the Cash Management Order, and applied in accordance with the Financing Orders. Except upon the occurrence and during the continuance of an Event of Default and upon obtaining relief from the automatic stay, the Administrative Agent shall not exercise any right of setoff, counterclaim or other similar right against any Borrower's cash concentration account.

     7.10 Subsidiaries. At any time that any Person becomes a Subsidiary of the Borrower, (a) such Subsidiary shall execute a joinder agreement adding such Subsidiary to this Agreement as a borrower and any other DIP Financing Documents for the purpose of granting a first priority Lien in all unencumbered assets of such Subsidiary required by the Administrative Agent to be pledged, except, to the extent applicable, for Permitted Liens, to secure the Obligations, (b) 100% of such Subsidiary's capital stock or other equity interests shall be pledged to secure the Obligations and (c) the Lenders shall receive such board resolutions, officers certificates, corporate and other documents and opinions of counsel as the Administrative Agent shall reasonably request in connection with the actions described in this Section 7.11.

     7.11 Deposit Accounts. Maintain all deposit accounts with (a) the Administrative Agent or (b) with any other financial institution so long as such deposit account is subject to an agency agreement satisfactory in form and substance to the Administrative Agent.

SECTION 8.        NEGATIVE COVENANTS.

     Each Borrower hereby agrees that it shall not, directly or indirectly so long as any of the Lenders' Commitments remain in effect or any DIP Loan or L/C Obligation remains outstanding and unpaid, any amount (unless cash in an amount equal to such amount has been deposited indefeasibly in a cash collateral account established by the Administrative Agent) remains available to be drawn under any Letter of Credit or any other amount is owing to any Lender or Administrative Agent hereunder (it being understood that each of the permitted exceptions to each of the covenants in this Section 8 is in addition to, and not overlapping with, any other of such permitted exceptions except to the extent expressly provided):

     8.1   Indebtedness.   Create,   incur,   assume  or  suffer  to  exist  any
Indebtedness, except:

          (a) Indebtedness outstanding on the Effective Date;

          (b)  Indebtedness   owing  to  any  Bankruptcy  Debtor  by  any  other
     Bankruptcy Debtor;

          (c) Indebtedness consisting of performance bonds or surety or appeal bonds provided by any Borrower in the ordinary course of business and which do not secure other Indebtedness; and

          (d) Indebtedness in connection with the DIP Loans, the Financing Orders, the Letters of Credit and this Agreement.

     8.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except:

     (a) Liens in favor of the Administrative Agent and the Lenders pursuant to the DIP Financing Documents and bankers' liens arising by operation of law;

     (b) Liens existing on the Effective Date; and

     (c) Liens permitted under the Financing Orders;

     (d) Liens described in Section 5.12(A)-(E);

     (e) Liens for taxes, assessments, governmental changes, levies or claims that are not yet delinquent or that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on a Borrower's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

     (f) Liens of carriers, warehousemen, mechanics, laborers, landlords and materialmen and other similar Liens incurred in the ordinary course of business or by operation of law for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (g) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, pensions or other social security programs or similar legislation;

     (h) Liens existing on stored natural gas of the Borrowers in favor of natural gas suppliers to the Borrowers to secure payments due in respect of natural gas purchasers for the Borrowers' properties; and

     (i) the Carve-Out (as defined in the Financing Orders).

     8.3 Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation except:

     (a) Contingent Obligations existing on the Effective Date; and

     (b) Contingent Obligations in favor of the Issuing Bank or any Lender in respect of Letters of Credit.

     8.4  Prohibition  of  Fundamental   Changes.   Enter  into  any  merger  or
consolidation or amalgamation (other than in connection with a plan of reorganization), create any new Subsidiary or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or engage in any type of business other than of the same general type now conducted by it, except any Bankruptcy Debtor (other than the Parent) may liquidate or dissolve into any other Bankruptcy Debtor.

     8.5 Prohibition on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of (including through a transaction of merger or consolidation of any Borrower) any of its property, business or assets (including, without limitation, tax benefits, receivables and leasehold interests), whether now owned or hereafter acquired, except for (a) sales of Inventory made in the ordinary course of business, (b) sales of assets approved by the Bankruptcy Court after a hearing, provided that the proceeds of any such sale are applied in accordance with the Financing Orders, the Plan Support Agreement or any subsequent order of the Bankruptcy Court, and (c) conveyances, sales, leases, assignments, transfers or other dispositions of property, business or assets of any Bankruptcy Debtor to any other Bankruptcy Debtor.

     8.6 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in (including, without limitation, any acquisition of all or any substantial portion of the assets, and any acquisition of a business or a product line, of other companies, other than the acquisition of inventory in the ordinary course of business), any Person (other than a Bankruptcy Debtor), except:

     (a) any of the foregoing existing on the Effective Date;

     (b) any of the foregoing permitted by the Cash Management Order;

     (c) any Borrower may invest in, acquire and hold Cash Equivalents;

     (d) investments arising from transactions by any Borrower with customers or suppliers in the ordinary course of business, including endorsements of negotiable instruments, debt obligations and other investments received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers;

     (e) any Borrower may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; and

     (f) advances to Birmingham Steel Management, Inc. in an aggregate amount not to exceed $30,000 at any time outstanding.

     8.7 Limitation on Dividends and Payments of Indebtedness. Declare any dividends on any shares of any class of stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of stock, or any warrants or options to purchase such stock, whether now or hereafter outstanding, make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Borrower or make any payment (whether voluntary or otherwise) or prepayment of the principal of or interest on, or any other amount owing in respect of any Indebtedness other than the Obligations and monthly adequate protection payments to the Pre-Petition Lenders in an amount equal to the applicable non-default rates on the Pre-Petition Indebtedness, except that its Subsidiaries may pay dividends to the Parent.

     8.8 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate except for transactions which are not prohibited under this Agreement and which are in the ordinary course of the applicable Bankruptcy Debtor's business and which are upon fair and reasonable terms no less favorable to such Bankruptcy Debtor than it would obtain in a hypothetical comparable arm's length transaction with a Person not an Affiliate.

     8.9 Foreign Exchange Contracts. Enter into any foreign currency exchange contracts, except as permitted under the Cash Management Order or otherwise approved by the Bankruptcy Court after a hearing.

     8.10 DIP Financing. Incur or apply to the Bankruptcy Court for authority to incur, or suffer to exist, any (i) indebtedness having the priority afforded by
Section 364(c) or (d) of the Bankruptcy Code (including any Superpriority Claims) other than the financing provided for under this Agreement and the other DIP Financing Documents or as authorized pursuant to the Financing Orders or
(ii) obligation to make adequate protection payments, or otherwise provide adequate protection, other than (A) as contemplated by the Financing Orders or
(B) as approved by the Required Lenders.

     8.11 Alteration of Rights of Lenders. Limit, affect or modify, or apply to the Bankruptcy Court to limit, affect or modify, any of the Administrative Agent's or the Lenders' rights with respect to the Obligations, including rights with respect to the Post-Petition Collateral and the priority thereof.

     8.12 Chapter 11 Claims. Except as permitted under the Financing Orders, apply to the Bankruptcy Court for the authority to incur, create, assume, suffer or permit any claim, Lien or encumbrance (other than Permitted Liens) against any Bankruptcy Debtor or any of its assets in the Voluntary Bankruptcy Case to be pari passu with, or senior to, the Liens and claims of the Lenders granted and arising hereunder and under the Financing Orders.

     8.13 Use of Advances and Cash Collateral. Except as permitted under the Financing Orders, use Cash Collateral or the proceeds of the DIP Loans or Letters of Credit except in accordance with the Budget.

     8.14 Capital Expenditures. Make Capital Expenditures (tested at the end of each calendar month) in excess of $2,600,000 in the aggregate during the prior 12 month period then ended.

     8.15 Financial Covenants. Permit the sum of the total cash receipts minus total disbursements of the Borrowers (such sum hereinafter referred to as the "Net Cash Flow") to vary from the Net Cash Flow projected by the Budget by an amount in excess of the greater of (a) $5,000,000 or (b) the Permitted Variance, tested weekly within five (5) Business Days after the end of each week, each of clauses (a) and (b) calculated on a cumulative basis beginning on the Filing Date. As used herein, the term "Permitted Variance" shall mean, at the end of any week, 120% of the Net Cash Flow projected by the Budget if such projected Net Cash Flow for such week is negative or 80% of the Net Cash Flow projected by the Budget if such projected Net Cash Flow for such week is positive.

SECTION 9.        EVENTS OF DEFAULT.

     9.1 Events of Default. Upon the occurrence and during the continuance of any of the following events (after the Administrative Agent shall have sent notice thereof to the Borrowers and the same shall not be cured within five (5) Business Days after notice is sent to the Borrowers:

     (a) Any Borrower shall fail to (i) pay any principal of any DIP Loan when due in accordance with the terms hereof or to reimburse the Issuing Bank for any draw under any Letter of Credit in accordance with Section 3.3 or (ii) pay any interest on any DIP Loan or any other amount payable hereunder when any such interest or other amount becomes due in accordance with the terms hereof; or

     (b) Any representation or warranty made or deemed made by any Borrower in any DIP Financing Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

     (c) Any Borrower shall default in the observance or performance of any covenant, agreement, obligation or restriction applicable to such Person contained in this Agreement or any other DIP Financing Document (other than as described in clauses (a) and (b) above), and Administrative Agent has sent notice of such default to the Borrowers; or

     (d) The Bankruptcy Court shall enter an order with respect to any Bankruptcy Debtor dismissing its Voluntary Bankruptcy Case or converting it to a case under Chapter 7 of the Bankruptcy Code, or, without the prior written consent of the Administrative Agent, appointing a trustee in its Voluntary Bankruptcy Case or appointing a responsible officer or an examiner with enlarged powers relating to the operation of such Person's business (beyond those set forth in Section 1106(a)(3) or (4)) under Bankruptcy Code Section 1106(b); or

     (e) The Bankruptcy Court shall enter an order granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder of any Lien in any assets of any Bankruptcy Debtor having an aggregate value in excess of $1,000,000; or

     (f) Any Borrower shall apply for authority to amend, supplement, stay, vacate or otherwise modify any of the Financing Orders without the consent of the Required Lenders and the Administrative Agent, and Administrative Agent has sent notice of such default to the Borrowers; or

     (g) Any Borrower shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of any Borrower) any other Person's opposition of, any motion made in the Bankruptcy Court by any Lender seeking confirmation of the amount of such Lender's claim or the validity and enforceability of the Liens in favor of such Lender (including, without limitation, the Liens securing Pre-Petition Indebtedness owed to such Lender); or

     (h) Any Borrower shall seek to, or shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of any Borrower) any other Person's motion to, disallow in whole or in part any Lender's claim in respect of the Pre-Petition Indebtedness or the Obligations or to challenge the validity, perfection and enforceability of the Liens in favor of the Pre-Petition Agent or any Lender (including, without limitation, the Liens securing Pre-Petition Indebtedness owed to such Lender); or

     (i) From and after the date of entry thereof, the Interim Order shall cease to be in full force and effect (or shall have been vacated, stayed, reversed, modified or amended), in each case without the consent of the Required Lenders and the Administrative Agent, and the Final Order shall not have been entered prior to such cessation (or vacatur, stay, reversal, modification or amendment); or

     (j) The Final Order shall not have been entered by the Bankruptcy Court on or before forty-five (45) days after entry of the Interim Order; or

     (k) From and after the date of entry thereof, the Final Order shall cease to be in full force and effect or shall have been vacated, stayed, reversed, modified or amended, in each case without the consent of the Required Lenders and the Administrative Agent; or

     (l) Any Bankruptcy Debtor shall make any payments on any Indebtedness of any Borrower (other than as permitted under the Financing Orders or permitted hereunder) arising before the Filing Date, except as expressly allowed by order of the Bankruptcy Court; or

     (m) Any Borrower shall fail to comply with the terms of the Financing Orders in any material respect (other than the failure to make any of the adequate protection payments to the Pre-Petition Lenders solely as a result of the insufficiency of the Borrowers' available cash and Cash Collateral as defined in the Financing Orders and of DIP Loans hereunder); or

     (n) One or more judgments or decrees shall be entered against any Borrower involving in the aggregate a post-Filing Date liability (not paid or fully covered by insurance) of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment; or

     (o) Any DIP Financing Document shall cease, for any reason, to be in full force and effect or any Borrower shall so assert in writing, or any DIP Financing Document shall cease to be effective to grant a perfected Lien on any material item of collateral described therein with the priority purported to be created thereby; or

     (p) Termination of that certain Plan Support Agreement among the Parent, Birmingham Southeast, LLC, Port Everglades Steel Corporation, at least 66-2/3% of the Borrowers' secured creditors, and certain other parties thereto (as amended, restated or modified from time to time, the "Plan Support Agreement");

     then, and in any such event, so long as any such Event of Default shall be continuing, either or both of the following actions may be taken by the Administrative Agent (without further order of or application to the Bankruptcy Court): (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall declare the Commitment and the Letter of Credit Commitment to be reduced to zero, and the Lenders' Commitments, including, the Issuing Bank's obligations to issue the Letters of Credit, to be terminated forthwith, whereupon the Commitment and the Letter of Credit Commitment shall be immediately reduced to zero and the Lenders' Commitments and such obligations shall be immediately terminated; provided that the Lenders shall not be obligated to lend hereunder, and the Issuing Bank shall have no obligation to issue Letters of Credit, at any time after an Event of Default has occurred and is continuing, irrespective of whether the Commitments have been terminated; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall (A) declare all or a portion of the DIP Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by each Borrower, (B) declare all or a portion of the obligations of each Borrower in respect of the Letters of Credit, although contingent and unmatured, to be due and payable forthwith, whereupon the same shall immediately become due and payable and/or demand that each Borrower discharges any or all of the obligations supported by the Letters of Credit by paying or prepaying any amount due or to become due in respect of such obligations, and (C) the Administrative Agent may, in its discretion, file a motion to modify the automatic stay (the "Stay Motion") to allow the Administrative Agent and the Lenders to exercise all collection rights under the DIP Financing Documents, applicable law or otherwise, including without limitation foreclosure, enforcement of lien, and offset rights. The Bankruptcy Debtors and the other parties in interest shall have 10 days to respond to the Stay Motion, and if no response is timely filed, the automatic stay shall be automatically modified to allow the Administrative Agent and the Lenders to exercise all collection rights under the DIP Financing Documents, applicable law or otherwise, including without limitation foreclosure, enforcement of lien, and offset rights. If a response to the Stay Motion is timely filed, the parties in interest shall request that the Bankruptcy Court hold an expedited hearing to consider the Stay Motion. Thereafter upon lifting of the automatic stay, the Administrative Agent may foreclose or otherwise enforce any lien granted to the Administrative Agent for the benefit of itself and the Lenders to secure payment and performance of the Obligations in accordance with the terms of the DIP Financing Documents. All payments under this Section 9 on account of undrawn Letters of Credit shall be made by each Borrower directly to a cash collateral account established by the Administrative Agent for such purpose for application to such Borrower's reimbursement obligations under Section 3, the applicable L/C Application and this Section 9 as drafts are presented under the Letters of Credit with the balance, if any (after reserving adequate funds to pay all reimbursement obligations that may arise as a result of outstanding, undrawn, Letters of Credit), to be applied to such Borrower's obligations under this Agreement as the Administrative Agent shall determine with the approval of the Required Lenders. Except as expressly provided above in this Section 9, presentment, notice, notice of dishonor, notice of acceleration, notice of intent to accelerate, demand, protest and all other notices of any kind are hereby expressly waived. Furthermore, notwithstanding anything contained in this
Section 9, upon the  occurrence of an Event of Default under  subsection  (d) or
(e) of Section 9.1, the Commitments and Letter of Credit Commitments of all of the Lenders shall automatically terminate, and the outstanding principal of and accrued unpaid interest on the DIP Loans and all other obligations of each Borrower under the DIP Financing Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by each Borrower.

     9.2 Notices of Events of Default. Promptly after sending any notice pursuant to Section 9.1, the Administrative Agent agrees to use reasonable efforts to send copies of such notices to the U.S. Trustee representative, the Collateral Agent (as defined in the Pre-Petition Credit Agreement), counsel for the Secured Parties (as defined in the Interim Order) and counsel for the Creditors' Committee (as defined in the Interim Order) at the addressees which may be provided to the Administrative Agent in writing from time to time).

SECTION 10.       THE ADMINISTRATIVE AGENT; ISSUING BANK.

10.1     Appointment and Authorization of Administrative Agent.

          (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other DIP Financing Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the DIP Financing Documents, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other DIP Financing Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the DIP Financing Documents or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other DIP Financing Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirement of Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 10 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article 10 included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Bank.

     10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and each of the other DIP Financing Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     10.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the DIP Financing Documents or the transactions contemplated hereby (except for its or such Person's own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (ii) responsible in any manner to any of the Lenders or participants for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in the DIP Financing Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the DIP Financing Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the DIP Financing Documents or for any failure of any Borrower to perform its obligations thereunder. The Administrative Agent shall not be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any DIP Financing Document, or to inspect the properties, books or records of any Borrower.

     10.4 Reliance by Administrative Agent.

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any DIP Loan as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any DIP Financing Document unless it shall first receive such advice or concurrence of the Required Lenders (or, where unanimous consent of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any DIP Financing Document in accordance with a request of the Required Lenders (or such other number of Lenders as is expressly required thereby), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the DIP Loans.

          (b) For purposes of determining compliance with the conditions specified in Section 6.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto.

     10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable in the best interests of the Lenders.

     10.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, financial advisors, or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the
Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its DIP Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the
Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the DIP Financing Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact, financial advisors, or Affiliates.

     10.7 Indemnification. THE LENDERS AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT IN ITS CAPACITY AS SUCH (TO THE EXTENT NOT REIMBURSED BY THE BORROWERS AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWERS TO DO SO), RATABLY IN ACCORDANCE WITH EACH LENDER'S COMMITMENT PERCENTAGE, AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING WITHOUT LIMITATION AT ANY TIME FOLLOWING THE PAYMENT OF THE DIP LOANS) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THE DIP FINANCING DOCUMENTS OR ANY DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS TO EXTENT DETERMINED IN A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED SOLELY FROM THE ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, THAT NO ACTION TAKEN IN ACCORDANCE WITH THE DIRECTIONS OF THE REQUIRED LENDERS SHALL BE DEEMED TO CONSTITUTE GROSS
NEGLIGENCE OR WILLFUL MISCONDUCT FOR PURPOSES OF THIS SECTION. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER SHALL REIMBURSE THE ADMINISTRATIVE AGENT UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER THIS AGREEMENT, ANY OTHER DIP FINANCING DOCUMENT OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY OR ON BEHALF OF THE BORROWERS. THE AGREEMENTS IN THIS SECTION 10.7 SHALL SURVIVE THE PAYMENT OF THE DIP LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER.

     10.8 The Administrative Agent in its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower as though the Administrative Agent was not the Administrative Agent hereunder or Bank of America was not the Issuing Bank and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its DIP Loans made or renewed by it and its L/C Participating Interests, the Administrative Agent shall have the same rights and powers, duties and liabilities under the DIP Financing Documents as any Lender and may exercise the same as though it was not the Administrative Agent and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as Issuing Bank. If the Administrative Agent shall resign as Administrative Agent under the DIP Financing Documents, then the Required Lenders shall appoint from among the Lenders a successor administrative agent to the Administrative Agent for the Lenders which successor administrative agent shall be approved by the Borrowers at all times other than during the existence of a Default or Event of Default (which consent of the Borrowers shall not unreasonably withheld or delayed), whereupon such successor administrative agent shall succeed to the rights, powers and duties of the resigning Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and Issuing Bank and the respective terms "Administrative Agent" and "Issuing Bank" shall mean such successor administrative agent and Letter of Credit issuer and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring Issuing Bank's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Issuing Bank or any other Lender, other than the obligation of the successor Issuing Bank to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit. After the retiring Administrative Agent's resignation hereunder as Administrative Agent the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the DIP Financing Documents. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above.

     10.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any DIP Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the DIP Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.5 and 11.5) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

          and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.5 and 11.5.

          Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     10.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Administrative Agent under any DIP Financing Document (i) upon termination of the aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other DIP Financing Document, or (iii) subject to Section 11.1, if approved, authorized or ratified in writing by the Required Lenders.

     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property pursuant to this Section 10.11.

SECTION 11.       MISCELLANEOUS.

     11.1 Amendments and Waivers. No DIP Financing Document nor any terms thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. With the written consent of the Required Lenders, the Administrative Agent and the Borrowers may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to any DIP Financing Document in which they are parties or changing in any manner the rights of the Lenders or of any Borrower thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of any such DIP Financing Document or any Default or Event of Default and its consequences; provided, however, that:

          (a) no such waiver and no such amendment, supplement or modification shall extend the maturity of any DIP Loan or L/C Obligation, or reduce the rate or extend the time of payment of interest thereon, or change the method of calculating interest thereon, or reduce any fee payable to the Lenders hereunder, or reduce the principal amount of any DIP Loan or L/C Obligation, or increase the Commitment or the Letter of Credit Commitment, or change the Commitment Percentages, or amend, modify or waive any provision of this Section 11.1 or reduce the percentage specified in the definition of Required Lenders or consent to the assignment or transfer by any Borrower of any of its rights and obligations under any DIP Financing Document or effect the release of all or a substantial part of the Pre-Petition Collateral and/or the Post-Petition Collateral, in each case, without the written consent of each Lender affected thereby;

          (b) no such waiver and no such amendment, supplement or modification shall amend, modify or waive any provision of Section 10 without the written consent of the Administrative Agent and the Issuing Bank; and

          (c) no such waiver and no such amendment, supplement or modification shall amend, modify or waive any provision of Section 3 without the written consent of the Issuing Bank.

          Any such waiver and any such amendment, supplement or modification described in this Section 11.1 shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of DIP Loans. Any extension of a Letter of Credit by the Issuing Bank shall be treated hereunder as a new Letter of Credit. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding DIP Loans, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, or, in the case of telecopy notice, when sent, confirmation of receipt received, addressed as follows in the case of the Borrower, the Administrative Agent, the Issuing Bank and the Lenders, or to such other address as may be hereafter notified by such respective parties hereto:

The Borrowers:             Birmingham Steel Corporation
                           American Steel & Wire Corporation
                           Birmingham East Coast Holdings, LLC
                           Port Everglades Steel Corporation
                           Birmingham Recycling Investment Company
                           Midwest Holdings, Inc.
                           Cumberland Recyclers, LLC
                           Birmingham Southeast, LLC
                           Birmingham Steel Management, Inc.
                           1000 Urban Center Drive, Suite 300
                           Birmingham, Alabama 35242
                           Attn:  J. Daniel Garrett
                           Telephone:  (205) 970-1213
                           Facsimile:   (205) 968-4757

         With copies to:

                           Bradley Arant Rose & White LLP
                           2001 Park Place, Suite 1400
                           Birmingham, Alabama  35203
                           Attn:  John P. Whittington
                           Telephone:  (205) 521-8242
                           Facsimile:   (205) 521-8800

Bank of America,  in its capacities as  Administrative  Agent,  Issuing Bank and
Lender:

                           Bank of America, N.A.
                           TX1-492-66-01
                           901 Main Street, 66th Floor
                           Dallas, Texas 75202
                           Attn:  Jay T. Wampler
                           Telephone:  (214) 209-3711
                           Facsimile:   (214) 209-3533

         With a copy to:

                           Winstead Sechrest & Minick, P.C.
                           5400 Renaissance Tower
                           1201 Elm Street
                           Dallas, Texas  75270
                           Attn:  Valinda B. Wolfert, Esq. and
                             Berry D. Spears, Esq.
                           Telephone:  (214) 745-5395
                           Facsimile:   (214) 745-5390

The other Lenders: At the addresses set forth on the signature pages hereof and the signature page of each Commitment Transfer Supplement provided that any notice, request or demand to or upon the Administrative Agent, the Issuing Bank or the Lenders, as the case may be, shall not be effective until received.

     11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     11.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the making of the DIP Loans and the issuance of Letters of Credit.

     11.5 Payment of Expenses and Taxes. Each Borrower agrees jointly and severally (a) to pay or reimburse the Administrative Agent and the Lenders on a monthly basis, for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, the DIP Financing Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, and accountants, financial advisors, engineers and environmental consultants to the Administrative Agent, (b) to pay or reimburse the Lenders for all of their reasonable out-of-pocket costs and expenses (including travel expenses but excluding fees and expenses of outside counsel) incurred in connection with the enforcement or preservation of any rights under any DIP Financing Document, (c) after an Event of Default has occurred and is continuing, to pay or reimburse each Lender, the Issuing Bank and the Administrative Agent for all their reasonable costs and expenses incurred in connection with, and to pay, indemnify, and hold the Administrative Agent, the Issuing Bank and each Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under any DIP Financing Document and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent, the Issuing Bank and each Lender incurred in connection with the foregoing and in connection with advising the Administrative Agent and the Issuing Bank with respect to their respective rights and responsibilities under this Agreement and the documentation relating thereto, (d) to pay, indemnify, and to hold the Administrative Agent, the Issuing Bank and each Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise, documentary and other similar taxes (other than Excluded Taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any DIP Financing Document and any such other documents, and (e) TO PAY, INDEMNIFY, AND HOLD THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER AND THEIR RESPECTIVE OFFICERS, DIRECTORS,
EMPLOYEES, AFFILIATES, AGENTS, ATTORNEYS, FINANCIAL ADVISORS AND CONTROLLING PERSONS HARMLESS FROM AND AGAINST ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL) WHICH MAY BE INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR THE LENDERS (X) ARISING OUT OF OR IN CONNECTION WITH ANY INVESTIGATION, LITIGATION OR PROCEEDING RELATED TO THIS AGREEMENT, THE OTHER DIP FINANCING DOCUMENTS, THE PROCEEDS OF THE DIP LOANS AND THE TRANSACTIONS CONTEMPLATED BY OR IN RESPECT OF SUCH USE OF PROCEEDS, OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY, WHETHER OR NOT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY OF THE LENDERS IS A PARTY THERETO, OR (Y) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING BY REASON OF OR IN CONNECTION WITH THE EXECUTION AND DELIVERY OR TRANSFER OF, OR PAYMENT OR FAILURE TO MAKE PAYMENTS UNDER, LETTERS OF CREDIT (IT BEING AGREED THAT NOTHING IN THIS SECTION 11.5 IS INTENDED TO LIMIT THE BORROWER'S OBLIGATIONS PURSUANT TO
SECTION 3.3) (ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"); PROVIDED THAT NO BORROWER SHALL HAVE ANY OBLIGATION HEREUNDER WITH RESPECT TO INDEMNIFIED LIABILITIES OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, AGENTS, ATTORNEYS, FINANCIAL ADVISORS AND CONTROLLING PERSONS ARISING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR THE LENDERS OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES, AGENTS, ATTORNEYS, FINANCIAL ADVISORS OR CONTROLLING PERSONS. THE AGREEMENTS IN THIS SECTION 11.5 SHALL SURVIVE REPAYMENT OF THE DIP LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER.

     11.6 Successors and Assigns; Participations; Purchasing Lenders.

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Issuing Bank and the Administrative Agent, and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more Eligible Parties ("Participants") participating interests in any DIP Loan owing to such Lender, any L/C Participating Interest of such Lender, or any Commitment or other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such DIP Loan for all purposes under this Agreement and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each Borrower agrees that if amounts outstanding under this Agreement and the DIP Loans are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any DIP Loan to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any DIP Loan; provided that, such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 11.7. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 3.4 and 4.6 with respect to its participation in the Commitment, the Letter of Credit Commitment, the DIP Loans and the Letters of Credit, outstanding from time to time; provided that, no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender agrees that the participation agreement pursuant to which any Participant acquires its participating interest (or any other document) may afford voting rights to such Participant only with respect to matters requiring the consent of all of the Lenders hereunder.

          (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell all or any part of its rights and obligations under this Agreement and the DIP Loans to any Lender, provided that, such assigning Lender gives notice of such sale to the Administrative Agent, and no such sale shall be effective unless such notice is given to and accepted by the Administrative Agent for recording in the Register, and in the event of a sale of less than all of such rights and obligations, (x) such assigning Lender after any such sale to any other Lender or any Affiliate of such Lender shall retain a Commitment of at least $5,000,000 (or such lesser amount as the Administrative Agent may determine) and (y) such sale shall be of corresponding proportions of the Commitments, DIP Loans and L/C Participating Interests held by such assigning Lender immediately prior to such sale, and, (ii) with the consent of the Administrative Agent and Issuing Bank (such consent not to be unreasonably withheld), sell to one or more Eligible Parties (other than a Lender) ("Purchasing Lenders"), all or any part of its rights and obligations under this Agreement and the DIP Loans, pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Administrative Agent), and delivered to the Administrative Agent for its acceptance and recording in the Register together with a registration and processing fee to the Administrative Agent of $5,000 in cash; provided that (A) each such sale pursuant to clause (ii) of this Section 11.6(c) shall be in an amount of at least $5,000,000 (or such lesser amount as the Administrative Agent may determine) and (B) in the event of a sale of less than all of such rights and obligations, (x) such Lender after any such sale shall retain a Commitment of at least $5,000,000 (or such lesser amount as the
     Administrative  Agent  may  determine)  and  (y)  such  sale  shall  be  of corresponding proportions of the Commitments, DIP Loans and L/C Participating Interests held by such assigning Lender immediately prior to such sale. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date as defined in the Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have (in addition to any such rights and obligations theretofore held by it) the rights and obligations of a Lender hereunder with Commitments as set forth therein, and (y) the transferor Lender thereunder shall, to the extent of the interest transferred, as reflected in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the DIP Loans.

          (d) The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, the principal amount of DIP Loans owing to, and the L/C Participating Interests of, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as the owner of the DIP Loan or L/C Participating Interest recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders at any reasonable time and from time to time upon reasonable prior notice and, upon request by the Borrowers, the Administrative Agent will provide a copy of the Register promptly to the Borrowers or their counsel.

          (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $5,000, the Administrative Agent shall
     (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers.

          (f) Each Lender and the Administrative Agent shall use reasonable efforts to protect the confidentiality of any confidential information concerning the Borrowers and their Affiliates in accordance with such Lender's or the Administrative Agent's, as the case may be, customary practices. Notwithstanding the foregoing, the Borrowers authorize each
     Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrowers and their Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender's credit evaluation of the Borrowers and their Affiliates prior to becoming a party to this Agreement, subject to any such Transferee or prospective Transferee agreeing to use reasonable efforts to protect the confidentiality of any confidential information concerning the Borrowers and their Affiliates in accordance with practices and procedures not materially less favorable to the Borrowers than the confidentiality practices and procedures of the Lender from whom such Transferee received such information.

          (g) If, pursuant to this Section 11.6, any interest in this Agreement or any DIP Loan is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent, the Issuing Bank and the Borrowers) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Issuing Bank, any Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the DIP Loans or L/C Participating Interests, (ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent, the Issuing Bank and the Borrowers) two properly completed copies of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN or any successor form (wherein such Transferee claims entitlement to complete exemption from U.S. Federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent, the Issuing Bank and the Borrowers) to provide the transferor Lender (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent, the Issuing Bank and the Borrowers) a new Form W-8ECI or Form W-8BEN or any successor form upon the expiration or obsolescence and upon the invalidity of any previously delivered form and comparable statements and after the occurrence of any event requiring a change in the most recently provided form and statements, and upon the reasonable request by the Administrative Agent or the Issuing Bank, in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     11.7 Adjustments; Set-Off. If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of any of its DIP Loans or L/C Participating Interests, as the case may be, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's DIP Loans or L/C Participating Interests, as the case may be, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's DIP Loans or L/C Participating Interests, as the case may be, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that each Lender so purchasing a portion of another Lender's DIP Loans and/or L/C Participating Interests may exercise all rights of payment (including, without limitation, rights of setoff upon obtaining relief from the automatic stay) with respect to such portion as fully as if such Lender were the direct holder of such portion. The Administrative Agent shall promptly give the Borrowers notice of any set-off; provided that the failure to give such notice shall not affect the validity of such set-off.

     11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, either in original or by facsimile, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Parent and the Administrative Agent. This Agreement shall become effective with respect to the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders when the Administrative Agent shall have received copies of this Agreement executed by the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders.

     11.9 Governing Law; No Third-Party Rights. This Agreement and the rights and obligations of the parties under this Agreement, including, without limitation, the DIP Loans, shall be governed by, and construed and interpreted in accordance with, the law of the State of Texas, except to the extent governed by the Bankruptcy Code. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and, except as set forth in
Section 11.6, no other Persons shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

     11.10 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE ISSUING BANK, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE DIP FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     11.11 Additional Grant of Lien. All loans, advances and any other indebtedness or obligations, contingent or absolute (including, without limitation, the principal thereof, interest thereon, and costs and expenses owing in connection therewith) which may now or from time to time hereafter be owing by any Borrower to the Administrative Agent or the Lenders under any of the DIP Financing Documents shall be secured as set forth in the Financing Orders.

     11.12 Interest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the DIP Financing Documents or any agreement entered into in connection with or as security for the DIP Financing Documents, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the DIP Financing Documents or agreements or otherwise in connection with the DIP Financing Documents shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrowers); and (ii) in the event that the maturity of the DIP Financing Documents is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrowers). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the DIP Loans evidenced by the DIP Financing Documents until payment in full so that the rate or amount of interest on account of any DIP Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 11.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 11.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate, such Lender elects to determine the applicable rate ceiling under such Chapter by the indicated weekly rate ceiling from time to time in effect.

     11.13 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Administrative Agent and the Lenders shall have the right to act exclusively in the interest of the Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Borrower or any of any Borrower's shareholders or any other Person.

     11.14 No Fiduciary Relationship. The relationship between each Borrower and each Lender is solely that of debtor and creditor, and neither the
Administrative Agent nor any Lender has any fiduciary or other special relationship with any Borrower, and no term or condition of any of the DIP Financing Documents shall be construed so as to deem the relationship between any Borrower and any Lender to be other than that of debtor and creditor.

     11.15 Equitable Relief. Each Borrower recognizes that in the event such Borrower fails to pay, perform, observe, or discharge any or all of the Indebtedness, any remedy at law may prove to be inadequate relief to the Administrative Agent and the Lenders. Each Borrower therefore agrees that the Administrative Agent and the Lenders, if the Administrative Agent or the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     11.16 No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other DIP Financing Documents are cumulative and not exclusive of any rights and remedies provided by law.

     11.17 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

     11.18 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     11.19 Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other DIP Financing Documents or to the transactions contemplated hereby.

     11.20 Construction. Each Borrower, the Administrative Agent, and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other DIP Financing Documents with its legal counsel and that this Agreement and the other DIP Financing Documents shall be construed as if jointly drafted by the parties hereto.

11.21 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or such condition exists.

     11.22 Taxes.

          (a) Except as required by law, any and all payments by the Borrowers under each DIP Financing Document shall be made free and clear of and without deduction for any Taxes. If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any DIP Financing Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions for Taxes (including deductions for Taxes applicable to additional sums payable under this Section 11.22) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions for Taxes been made, (ii) the Borrowers shall make such deductions for Taxes and Excluded Taxes, and
     (iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law. Within 60 days after the date of any payment of Taxes, the Borrowers will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrowers agree to pay any and all stamp and documentary taxes and any and all other excise and property taxes, charges and similar levies (other than Excluded Taxes) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other DIP Financing Document.

          (c) The Borrowers indemnify each Lender and the Administrative Agent for the full amount of Taxes paid by such Lender or the Administrative Agent (as the case may be) and any liability (including for penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted, other than penalties, additions to tax, interest and expenses arising as a result of gross negligence on the part of such Lender or the Administrative Agent; provided, however, that no Borrower shall have any obligation to indemnify such Lender or the Administrative Agent (i) for any such amounts payable to any Non-U.S. Lender if such Lender fails to comply with the requirements of Section 11.6(g) or Section 11.22(d) and (ii) unless and until such Lender or the Administrative Agent shall have delivered to the Borrowers a certificate setting forth in reasonable detail the basis of the Borrowers' obligation to indemnify such Lender or the Administrative Agent pursuant to this Section 11.22. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

          (d) Each Non-U.S. Lender (a) shall provide, prior to, or on, the date of this Agreement, in the case of each Non-U.S. Lender that is a signatory hereto, and prior to, or on, the date of a transfer to a Transferee, in the case of each Transferee that is a Non-U.S. Lender, and prior to, or on, the date pursuant to which a Non-U.S. Lender becomes a party hereto, in the case of a Non-U.S. Lender which becomes a party hereto after the date of this Agreement, and from time to time thereafter if requested by the Borrowers or the Administrative Agent, to the Administrative Agent and the Borrowers with two property completed copies of: (i) Internal Revenue Service Form W-8ECI (claiming complete exemption from United States withholding tax because the income is effectively connected with a U.S. trade or business) (or any successor form); (ii) Internal Revenue Service Form W-8BEN (claiming complete exemption from United States withholding tax under an income tax treaty) (or any successor form); (iii) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, Internal Revenue Service Form W-8BEN (claiming complete exemption from United States withholding tax under the portfolio interest exemption) (or successor form); or (iv) or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying as to such Non-U.S. Lender's entitlement to such complete exemption from United States withholding tax with respect to all payments to be made to such Non-U.S. Lender under the DIP Financing Documents; and (b) agrees to the extent permissible by then-current law to provide the Administrative Agent and the Borrowers with two new properly completed copies of Form W-8ECI or Form W-8BEN, or any successor form, or other applicable form, certificate or document upon the expiration or obsolescence, and promptly upon the invalidity, of any previously delivered form, certificate or document and after the occurrence of any event requiring a change in the most recently provided form, certificate or document. Unless the Borrowers and the Administrative Agent have received forms or other documents reasonably satisfactory to them indicating that payments under any DIP Financing Document to or for a Non-U.S. Lender are not subject to United States withholding tax, the Borrowers or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate and the Borrowers shall not be required to pay any additional amounts to any such Non-U.S. Lender in respect of the United States withholding tax under this Section
     11.22 or otherwise.

          (e) Any Lender claiming any additional amounts payable pursuant to this Section 11.22 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the reasonable determination of such Lender, be otherwise disadvantageous to such Lender.

     11.23 Substitution of Lender. In the event that any of the Borrowers is required to make any payment pursuant to Subsection 11.5(d) or Section 11.22 that is attributable to any Lender (the "Affected Lender"), the Borrowers may substitute another entity for such Affected Lender hereunder, upon reasonable prior written notice by the Borrowers to the Administrative Agent and the Affected Lender that the Borrowers intend to make such substitution, by causing such Affected Lender to (and such Affected Lender shall) sell pursuant to
Section 11.6(c) and the substitute entity shall purchase all rights and claims of such Affected Lender under the DIP Financing Documents and the substitute entity shall assume all obligations of the Affected Lender under the DIP Financing Documents. Upon the effectiveness of such sale, the substitute entity shall become a "Lender" hereunder for all purposes of this Agreement.

     11.24 Release of Claims.

          (a) Each Borrower, for itself and all of its predecessors, successors and assigns, acknowledges, affirms and represents that upon giving effect to this Agreement, it is legally, validly and enforceably obligated to each of the Administrative Agent, the Lenders and the Issuing Bank under and pursuant to this Agreement and the other DIP Financing Documents to which such Borrower is a party, and that such Borrower has no defense, offset, counterclaim or right of recoupment with regard to such obligations, hereby fully, forever and completely releases and discharges each of the Administrative Agent, the Lenders and the Issuing Bank and all of their respective employees, officers, directors, trustees, shareholders, Affiliates, representatives, predecessors, successors and assigns (collectively, the "Released Parties"), from any and all claims, demands, liabilities, damages and causes of action (collectively, the "Borrower Claims") of any kind whatsoever, whether based on facts in existence prior to or as of the Effective Date, whether known or unknown, which such Borrower may now have or may have at any time heretofore or may have at anytime hereafter, whether for contribution or indemnity or otherwise, and whether direct or indirect, fixed or contingent, liquidated or unliquidated, arising out of or related in any way to any of the following:
     (a) any of the DIP Financing Documents; and (b) any action, inaction or omission by any of the Released Parties; provided, however, the Borrower Claims shall not include, and this Section 11.24 shall not apply to any claims, demands, liability, damages and causes of action arising solely out of or related in any way to the Plan Support Agreement. Upon this Agreement becoming effective, each Borrower covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Released Parties any action or other proceeding based upon any of the Borrower Claims which may have arisen at any time on or prior to the Effective Date and were in any manner related to or arising in connection with any of the DIP Financing Documents.

          (b) The agreements of the Borrowers set forth in this Section 11.24 shall survive termination of the DIP Financing Documents.

     11.25 NO ORAL AGREEMENTS. THIS AGREEMENT, THE NOTES, AND THE OTHER DIP FINANCING DOCUMENTS REFERRED TO HEREIN REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

                  [Remainder of Page Intentionally Left Blank]

                         Post-Petition Credit Agreement
                                 Signature Page

                         Post-Petition Credit Agreement
                                 Signature Page

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                        BORROWERS:

                        BIRMINGHAM STEEL CORPORATION


                                           By:
                                           Name:
                                           Title:

                        AMERICAN STEEL & WIRE CORPORATION


                                           By:
                                           Name:
                                           Title:

                        BIRMINGHAM EAST COAST HOLDINGS, LLC


                                           By:
                                           Name:
                                           Title:

                        PORT EVERGLADES STEEL CORPORATION


                                           By:
                                           Name:
                                           Title:

                        BIRMINGHAM RECYCLING INVESTMENT COMPANY


                                           By:
                                           Name:
                                           Title:

                        MIDWEST HOLDINGS, INC.


                                           By:
                                           Name:
                                           Title:

                        CUMBERLAND RECYCLERS, LLC


                                           By:
                                           Name:
                                           Title:

                        BIRMINGHAM SOUTHEAST, LLC


                                           By:
                                           Name:
                                           Title:

                        BIRMINGHAM STEEL MANAGEMENT, INC.


                                           By:
                                           Name:
                                           Title:

                        ADMINISTRATIVE AGENT:

                        BANK OF AMERICA, N.A., as Administrative Agent, Issuing Bank and a Lender

                                           By:
                                           Name:
                                           Title:

                        LENDERS:




                                           By:
                                           Name:
                                           Title:




                                           By:
                                           Name:
                                           Title:

                                   SCHEDULE A

                             COMMITMENT PERCENTAGES

LENDER:                                    COMMITMENT PERCENTAGE:
Bank of America, N.A.                      100%
TOTAL:                                     100%

                                  SCHEDULE 5.11


    American Steel & Wire Corporation, a Delaware corporation

    Birmingham East Coast Holdings, LLC, a Delaware limited liability company

    Port Everglades Steel Corporation, a Delaware corporation

    Birmingham Recycling Investment Company, a Delaware corporation

    Midwest Holdings, Inc., a Delaware corporation

    Cumberland Recyclers, LLC, a Delaware limited liability company

    Birmingham Southeast, LLC, a Delaware limited liability company

    Birmingham Steel Management, Inc., a Delaware corporation

                                    EXHIBIT A

                              CASH MANAGEMENT ORDER

                                 [See Attached]

                                    EXHIBIT B

                         COMMITMENT TRANSFER SUPPLEMENT

                                 [See Attached]

                                    EXHIBIT C

                                  INTERIM ORDER

                                 [See Attached]

                                    EXHIBIT D

                              BORROWING BASE REPORT

                                 [See Attached]